PROSPECTUS SUPPLEMENT
DATED AUGUST 23, 2005 (TO PROSPECTUS DATED AUGUST 23, 2005)


                                 $1,305,878,000

                                  [OPTEUM LOGO]

                     OPTEUM MORTGAGE ACCEPTANCE CORPORATION
                                    COMPANY

                         OPTEUM FINANCIAL SERVICES, LLC
                              SELLER AND SERVICER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

             ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2005-4

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.
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THE TRUST

   The trust will consist primarily of a pool of one- to four-family, adjustable-rate and fixed-rate, first lien residential mortgage loans. The trust will be represented by twenty classes of certificates, sixteen of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

   The offered certificates will have credit enhancement in the form of

   o excess interest and overcollateralization; and

   o subordination provided to the Class A Certificates by the Class M Certificates, and provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority.

   In addition, an interest rate swap agreement will be available to cover certain interest shortfalls, basis risk shortfalls, realized losses and amounts necessary to maintain the required level of overcollateralization.

   The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 100.17% of the aggregate certificate principal balance of the offered certificates, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


UBS INVESTMENT BANK

                                                       BEAR, STEARNS & CO. INC.

                                  UNDERWRITERS

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

    o this prospectus supplement, which describes the specific terms of this series of certificates.

The company's principal offices are located at W. 115 Century Road, Paramus, New Jersey 07652 and its phone number is (201) 225-2000.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-3
RISK FACTORS................................................................S-11
THE MORTGAGE POOL...........................................................S-23
DESCRIPTION OF THE CERTIFICATES.............................................S-76
YIELD ON THE CERTIFICATES...................................................S-91
THE SELLER AND THE SERVICER................................................S-120
POOLING AND SERVICING AGREEMENT............................................S-120
FEDERAL INCOME TAX CONSEQUENCES............................................S-125
OTHER TAXES................................................................S-128
METHOD OF DISTRIBUTION.....................................................S-129
SECONDARY MARKET...........................................................S-129
LEGAL OPINIONS.............................................................S-129
RATINGS....................................................................S-130
LEGAL INVESTMENT...........................................................S-130
ERISA CONSIDERATIONS.......................................................S-131
GLOSSARY...................................................................S-134
ANNEX I......................................................................I-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.

Title of Series..................   Opteum Mortgage Acceptance Corporation,
                                    Asset-Backed Pass-Through Certificates,
                                    Series 2005-4.

Cut-off Date.....................   August 1, 2005.

Closing Date.....................   August 25, 2005.

Company..........................   Opteum Mortgage Acceptance Corporation, a
                                    wholly owned subsidiary of Opteum Financial
                                    Services, LLC.

Seller and Servicer..............   Opteum Financial Services, LLC.

Master Servicer .................   Wells Fargo Bank, N.A.

Subservicer......................   Cenlar FSB.

Originators......................   Opteum Financial Services, LLC and Provident
                                    Savings Bank are the principal originators.
                                    The remainder of the initial mortgage loans were acquired from various originators, none of which has originated more than 10% of the initial mortgage loans in the aggregate.

Securities Administrator.........   Wells Fargo Bank, N.A.

Trustee..........................   HSBC Bank USA, National Association.

Distribution Date................   Distributions on the offered certificates
                                    will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in September 2005.

Offered Certificates.............   The classes of offered certificates and
                                    their pass-through rates and certificate principal balances are set forth in the table below.

                              OFFERED CERTIFICATES

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                PASS-THROUGH       INITIAL CERTIFICATE        INITIAL RATING
   CLASS            RATE            PRINCIPAL BALANCE         (S&P/MOODY'S)                 DESIGNATION
-------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------
I-APT          Adjustable Rate      $    305,000,000             AAA/Aaa               Senior/Adjustable Rate
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I-A1A          Adjustable Rate      $    229,239,000             AAA/Aaa               Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------
I-A1B          Adjustable Rate      $    201,753,000             AAA/Aaa               Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------
I-A1C          Adjustable Rate      $     76,190,000             AAA/Aaa               Senior/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------
I-A1D          Adjustable Rate      $     42,871,000             AAA/Aaa               Senior/Adjustable Rate
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I-A2           Adjustable Rate      $     95,006,000             AAA/Aaa           Senior Support/Adjustable Rate
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II-A1              6.000%           $    254,705,000             AAA/Aaa                 Senior/Fixed Rate
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CLASS M CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------
M-1            Adjustable Rate      $     20,487,000             AA+/Aa1             Mezzanine/Adjustable Rate
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M-2            Adjustable Rate      $     19,826,000              AA/Aa2             Mezzanine/Adjustable Rate
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M-3            Adjustable Rate      $     10,574,000             AA-/Aa3             Mezzanine/Adjustable Rate
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M-4            Adjustable Rate      $     11,235,000              A+/A1              Mezzanine/Adjustable Rate
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M-5            Adjustable Rate      $      9,913,000               A/A2              Mezzanine/Adjustable Rate
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M-6            Adjustable Rate      $      8,591,000              A-/A3              Mezzanine/Adjustable Rate
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M-7            Adjustable Rate      $      7,270,000            BBB+/Baa1            Mezzanine/Adjustable Rate
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M-8            Adjustable Rate      $      6,609,000             BBB/Baa2            Mezzanine/Adjustable Rate
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M-9            Adjustable Rate      $      6,609,000            BBB-/Baa3            Mezzanine/Adjustable Rate
===================================================================================================================
Total offered certificates:         $  1,305,878,000
===================================================================================================================


OTHER INFORMATION:

         The pass-through rate on the Class II-A1 Certificates will be equal to the lesser of (a) 6.00% per annum and (b) the related net WAC rate.

         The pass-through rates on the offered certificates (other than the Class II-A1 Certificates) will be equal to the lesser of:

         o        One-month LIBOR plus the related certificate margin, and

         o the related net WAC rate, adjusted to an actual over 360-day rate.

         In addition, the Class I-A Certificates will have a lifetime cap of 12.00% per annum.

                               CERTIFICATE MARGIN
                CLASS                               (1)             (2)
                ------                            -------         -----
                I-APT........................     0.310%           0.620%
                I-A1A........................     0.170%           0.340%
                I-A1B........................     0.280%           0.560%
                I-A1C........................     0.410%           0.820%
                I-A1D........................     0.450%           0.900%
                I-A2.........................     0.390%           0.780%
                M-1..........................     0.490%           0.735%
                M-2..........................     0.500%           0.750%
                M-3..........................     0.510%           0.765%
                M-4..........................     0.650%           0.975%
                M-5..........................     0.700%           1.050%
                M-6..........................     0.780%           1.170%
                M-7..........................     1.250%           1.875%
                M-8..........................     1.350%           2.025%
                M-9..........................     1.900%           2.850%
--------------
         (1) Initially.
         (2) On and after the step-up date as described in this prospectus supplement.

THE TRUST

The company will establish a trust with respect to the Series 2005-4 Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the company, the master servicer, the securities administrator and the trustee. The trust will consist primarily of the mortgage loans. On the closing date, the company will deposit the mortgage loans and the original pre-funded amounts described below into the trust, and any amount specified in the pooling and servicing agreement into the interest coverage accounts described below. There are twenty classes of certificates representing the trust, sixteen of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received from the trust as described below.

The Class M-10, Class X, Class P and Class R Certificates are the classes of certificates that are not offered by this prospectus supplement. The Class M-10 Certificates will have an initial Certificate Principal Balance of $9,252,000 and will be entitled to interest and principal distributions as described in this prospectus supplement.

In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

See "Description of the Certificates" in this prospectus supplement.

THE MORTGAGE LOANS

The trust will initially contain approximately 4,256 conventional, fully-amortizing, interest-only, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens on residential mortgage properties. The initial mortgage loans have an aggregate principal balance of approximately $1,146,871,180 as of the cut-off date. The mortgage loans will be divided into two sub-groups, loan group I and loan group II.

Approximately 37.78% of the initial mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have fixed interest rates and 62.22% of the initial mortgage loans, by aggregate outstanding principal balance as of the cut-off date, have adjustable interest rates, in some cases after an initial fixed interest rate period.

The mortgage loans in loan group I and loan group II will include initial mortgage loans and subsequent mortgage loans. The initial mortgage loans in loan group I and loan group II will be the mortgage loans deposited into the trust on the closing date. The subsequent mortgage loans in loan group I and loan group II will be the mortgage loans purchased with amounts on deposit in the related pre-funding account described in this prospectus supplement and deposited in the trust no later than September 30, 2005.

The initial mortgage loans have original terms to maturity of not greater than 30 years and the following approximate characteristics as of the cut-off date:

TOTAL INITIAL MORTGAGE POOL

Range of mortgage rates :            3.875% to 11.000%
Weighted average mortgage rate:      6.204%
Weighted average remaining term to
stated maturity :                    355 months
Range of current principal           $40,000 to
balances :                           $2,000,000
Average current principal balance:   $269,472
Range of loan-to-value ratios:       10.61% to 100.00%
Weighted average loan-to-value
ratio:                               75.59%

LOAN GROUP I

Range of mortgage rates :            3.875% to 9.875%
Weighted average mortgage rate:      6.143%
Weighted average remaining term to
stated maturity :                    354 months
Range of current principal           $40,000 to
balances :                           $2,000,000
Average current principal balance:   $306,786
Range of loan-to-value ratios:       16.39% to 100.00%
Weighted average loan-to-value
ratio:                               76.31%

LOAN GROUP II

Range of mortgage rates :            5.000% to 11.000%
Weighted average mortgage rate:      6.430%
Weighted average remaining term to
stated maturity :                    358 months
Range of current principal
balances :                           $40,000 to $665,000
Average current principal balance:   $185,372
Range of loan-to-value ratios:       10.61% to 100.00%
Weighted average loan-to-value
ratio:                               72.94%


The interest rate on most adjustable rate mortgage loans will adjust on each adjustment date to equal the sum of six-month LIBOR and the related note margin on the mortgage, subject, in most cases, to a maximum and minimum interest rate, as described in this prospectus supplement.

Approximately 0.30%, 0.82%, 9.80%, 0.64% and 72.09% of the initial group I loans, by outstanding principal balance as of the cut-off date, are interest only for the first two, three, five, seven and ten years after origination, respectively. Approximately 0.86% and 50.04% of the initial group II loans, by outstanding principal balance as of the cut-off date, are interest only for the first five and ten years after origination, respectively. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a principal prepayment.

Substantially all of the mortgage loans were underwritten in accordance with non-conforming underwriting standards as described in this prospectus supplement. The mortgage loans may be characterized as "alt-A" or "subprime" mortgage loans.

For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

THE CLASS A CERTIFICATES AND CLASS M CERTIFICATES

On each distribution date, the securities administrator will make distributions to investors. The Class I-A Certificates will relate to and are expected to receive payments primarily from loan group I and the related pre-funding account. The Class II-A1 Certificates will relate to and are expected to receive payments primarily from loan group II and the related pre-funding account. The Class M Certificates will relate to and are expected to receive payments from both loan groups and both pre-funding accounts.

Priority of Distributions

In general, on any distribution date, funds available in the related pre-funding account and in respect of the mortgage loans for distribution from payments and other amounts received on the mortgage loans will be distributed in the following order of priority:

Interest Distributions

first, to pay current interest and any interest carry forward amount to the Class A Certificates on a pro rata basis; and

second, to pay current interest on Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order of priority.

Principal Distributions

to pay principal on the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in the order of priority and in the amounts described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

To build and maintain overcollateralization on the Class A Certificates and Class M Certificates, pay interest carry forward amounts on the Class M Certificates, reimburse realized losses allocated to the Class M Certificates and Class I-A2 Certificates, and to cover basis risk shortfalls on the Class A Certificates and Class M Certificates as described in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under "Description of the Certificates--Credit Enhancement" in this prospectus supplement.

PRE-FUNDING ACCOUNTS

On or before September 30, 2005, the company may sell and the securities administrator will be obligated to purchase, on behalf of the trust, with respect to loan group I and loan group II, subsequent mortgage loans to be included in the related mortgage pool.

         On the closing date, the company will pay to the securities administrator on behalf of the trustee, with respect to each loan group, an amount equal to the difference between:

         o the sum of the aggregate initial certificate principal balance of the related Class A Certificates and Class M Certificates and the initial overcollateralized amount and

         o the aggregate stated principal balance of the initial mortgage loans in the related loan group as of the cut-off date,

which will be held by the securities administrator on behalf of the trustee in the related pre-funding account.

         The amounts on deposit in the pre-funding accounts will be reduced by the amounts thereof used to purchase the subsequent mortgage loans during the period from the closing date up to and including September 30, 2005. Any amounts remaining in the pre-funding accounts after September 30, 2005, will be distributed as principal on the distribution date following the distribution date in September 2005 to the holders of the offered certificates.

INTEREST COVERAGE ACCOUNTS

On the closing date, the company will pay to the securities administrator for deposit in an interest coverage account with respect to each loan group, an amount specified in the agreement, if any, which will be applied by the securities administrator, on behalf of the trustee, to cover shortfalls in the amount of interest generated by the mortgage loans in each loan group attributable to the pre-funding feature and loans that do not have a payment due during the first interest accrual period with respect to the certificates.

For additional information regarding the interest coverage accounts, see "Description of the Certificates--Interest Coverage Accounts" in this prospectus supplement.

INTEREST RATE SWAP AGREEMENT

HSBC Bank USA, National Association, as trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap provider. On each distribution date, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the supplemental interest trust for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment to the supplemental interest trust, from which payments will be made to certificateholders, to the extent needed to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this prospectus supplement, in each case to the extent the net monthly excess cashflow is insufficient.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, for which payments by the trust to the supplemental interest trust will be subordinated to all distributions to the holders of the offered certificates.

Except as described in the preceding sentence, amounts payable by the trust to the supplemental interest trust will be deducted from available funds before distributions to certificateholders.

See "Description of the Certificates -- The Interest Rate Swap Agreement" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the aggregate amount deposited into the pre-funding accounts on the closing date, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates. In addition, on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the aggregate amount deposited into the pre-funding accounts on the closing date, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates.

In addition, if the servicer does not exercise its option to purchase the certificates, the certificate margin on the offered certificates, other than the Class II-A1 Certificates, will increase as provided in this prospectus supplement.

See "Pooling and Servicing Agreement-- Termination" and "Glossary--Certificate Margin" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the trust (excluding the reserve fund, the pre-funding accounts, the interest coverage accounts, the supplemental interest trust and the interest rate swap agreement) as comprising multiple real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

When issued, the offered certificates will receive ratings not lower than those set forth on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balances of the Pre-Funding Accounts have been reduced to zero. At such time, the Class A, Class M-1, Class M-2 and Class M-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA.

The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plans or arrangements subject to section 4975 of the Code (each, a "Plan"). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan's acquisition and ownership of such certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE

         There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are only a limited number of securitizations which include mortgage loans originated or purchased by the seller. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriters are not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

SUBSTANTIALLY ALL OF THE MORTGAGE LOANS WERE UNDERWRITTEN PURSUANT TO NON-CONFORMING UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         Substantially all of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators' first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. The mortgage loans may be characterized as "alt-A" or "subprime" mortgage loans. See "--Details of Specific Programs of the Originator" in this prospectus supplement.

         As of the cut-off date, approximately 6.81% and 1.07% of the initial group I loans and the initial group II loans, respectively, have loan-to-value ratios in excess of 80% but are not covered by any primary insurance policy, including the lender-paid primary insurance policy described in this prospectus supplement. This insurance policy is subject to limitations in the related policy with respect to claims. See "Description of Primary Mortgage Insurance; Hazard Insurance; Claims Thereunder --Primary Mortgage Insurance Policies" in the prospectus. Any resulting losses, to the extent not covered by credit enhancement, will affect the yields to maturity of the offered certificates.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         As of the cut-off date, approximately 0.30%, 0.82%, 9.80%, 0.64% and 72.09% of the initial group I loans are interest only for the first two, three, five, seven and ten years after origination, respectively. As of the cut-off date, approximately 0.86% and 50.04% of the initial group II loans are interest only for the first five and ten years after origination, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a principal prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the initial years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates and the Class M-10 Certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, losses and prepayment of these mortgage loans.

         Some of the first lien interest only mortgage loans may have second lien interest only mortgage loans from mortgage lenders other than the seller which were originated at the same time. The interest only period on the second lien mortgage loan may be shorter than the interest only period on the first lien mortgage loan, which may result in an increase in the borrower's aggregate monthly payments prior to the end of the interest only period on the first lien. As a result, delinquencies on these mortgage loans may increase.

THE CREDIT ENHANCEMENT IS LIMITED, AND THE POTENTIAL INADEQUACY OF THE CREDIT ENHANCEMENT MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. On the Closing Date, the overcollateralization target described in this prospectus supplement is not expected to have been met.

         If delinquencies or defaults occur on the mortgage loans, none of the master servicer, the servicer, the subservicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in its good faith judgment, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the company, the master servicer, the securities administrator, the servicer, the seller, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement" in the prospectus.

INTEREST GENERATED BY THE MORTGAGE LOANS, AMOUNTS CONTRIBUTED FROM THE INTEREST COVERAGE ACCOUNTS AND THE SWAP AGREEMENT MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The amount of interest generated by the mortgage loans (net of fees and expenses), amounts contributed from the interest coverage account related to each loan group and the Swap Agreement may be higher than the amount of interest required to be paid to the offered certificates. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, then to pay any Spread Holiday Payment during the Spread Holiday Period, and then to create and maintain overcollateralization after the Spread Holiday Period. In addition, amounts payable to the supplemental interest trust by the swap counterparty under the interest rate swap agreement may be used to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this prospectus supplement. We cannot assure you, however, that enough excess interest or amounts available to the supplemental interest trust from the interest rate swap agreement will be available to cover losses or to create and maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

         o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

         o In addition, during the funding period, amounts on deposit in the pre-funding accounts will earn a limited amount of interest which will be available to the certificateholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust. Any such shortfalls may be covered by the interest coverage accounts as described in "Description of the Certificates--Interest Coverage Accounts" below.

THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON SOME OF THE OFFERED CERTIFICATES AND THE MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO SUCH OFFERED CERTIFICATES

         The pass-through rates with respect to the offered certificates (other than the Class II-A Certificates) adjust each month and are based upon the value of an index of One-Month LIBOR, plus the related certificate margin, limited by the related Net WAC Rate and in the case of the Class I-A Certificates a hard cap of 12% per annum. However, the mortgage rates of some of the mortgage loans are fixed rates or are based upon a different index, Six-Month LIBOR, plus the related gross margin, and adjust semi-annually, commencing, in certain cases, after an initial fixed-rate period. One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the mortgage rate on the mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. To the extent that any pass-through rate is limited to the related Net WAC Rate, basis risk shortfalls will occur. See "Description of the Certificates --Allocation of Available Funds" in this prospectus supplement.

         Some or all of this shortfall in respect of the offered certificates will be funded to the extent of net swap payments, if any, received by the supplemental interest trust from the swap provider under the interest rate swap agreement. However, if net swap payments under the interest rate swap agreement received by the supplemental interest trust from the swap provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make payments under the interest rate swap agreement under certain circumstances. See "Description of the Certificates -- The Interest Rate Swap Agreement" in this prospectus supplement.

         To the extent that net swap payments payable by the swap provider under the interest rate swap agreement are insufficient to cover basis risk shortfalls on the offered certificates, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no net monthly excess cashflow.

THE INTEREST RATE CAP MAY REDUCE THE YIELDS ON THE CLASS I-A1 CERTIFICATES.

         The pass-through rates on the Class I-A1 Certificates are subject to an interest rate cap generally equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans in loan group I adjusted for payments to the interest rate swap counterparty and (ii) 12.00% per annum, in each case, adjusted for the actual number of days elapsed in the related accrual period.

         If the pass-through rates on the group I offered certificates are limited to the related interest rate cap for any distribution date, the amount of such limitation exceeds the amount payable under the interest swap agreement, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for the related loan group remaining after certain other distributions on the related offered certificates and the payment of certain fees and expenses of the trust. However, if the certificate principal balance of a class of group I offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to such distributions, including distributions in respect of net interest shortfalls.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTIES AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION, WHICH MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE OFFERED CERTIFICATES

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

THE MORTGAGE LOANS ARE CONCENTRATED IN CERTAIN STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. As of the cut-off date, approximately 53.28%, 11.64%, 7.42% and 5.59% of the initial group I loans are secured by property in the states of California, Georgia, New Jersey and New York, respectively. As of the cut-off date, approximately 32.84%, 17.66%, 5.57% and 5.92% of the initial group II loans are secured by property in the states of California, Georgia, New Jersey and Florida, respectively. The concentration of the initial mortgage loans in the aforementioned states may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

SOME OF THE MORTGAGE LOANS WERE ORIGINATED SIMULTANEOUSLY WITH SECOND LIENS

         With respect to approximately 51.91% and 37.74% of the initial group I loans and the initial group II loans, respectively, as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which will not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such initial mortgage loans is approximately 78.06% and 78.00% for the initial group I loans and the initial group II loans, respectively, and the weighted average combined loan-to-value ratio at origination of such initial mortgage loans (including the second lien) is approximately 95.58% and 95.94% for the initial group I loans and the initial group II loans, respectively. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

THE SELLER HAS LIMITED ASSETS TO REPURCHASE MORTGAGE LOANS FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

         The seller of the mortgage loans is a privately held limited liability company with limited assets. As a result, in the event of a breach of any representations or warranties, to the extent the seller is unable to cure or substitute for that mortgage loan, the seller may be unable to repurchase the mortgage loan from the trust. In the event the seller is unable to repurchase that mortgage loan, the mortgage loan will remain in the trust with the related defect. Such defect may result in greater losses to the holders of the offered certificates with respect to that mortgage loan, to the extent not covered by credit enhancement. See "The Seller" in this prospectus supplement.

THE SELLER HAS LIMITED HISTORICAL INFORMATION WITH RESPECT TO THE PERFORMANCE OF THE MORTGAGE LOANS

         There is limited information with respect to the loss and delinquency experience of the mortgage loans included in the mortgage pool. The information with respect to mortgage loans originated or purchased by the seller included in this prospectus supplement is only with respect to those mortgage loans currently being serviced by Cenlar FSB and includes information for all credit grades of mortgage loans, not just those mortgage loans originated or purchased by the seller and included in the trust. This information is also for a limited time period, and for a small number of mortgage loans. As a result, the loss and delinquency experience of the mortgage loans included in the trust fund may be significantly different than the limited information included in this prospectus supplement.

THE RATE AND TIMING OF PREPAYMENTS WILL AFFECT YOUR YIELD

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal payments on the certificates.

         o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

         o As of the cut-off date, approximately 70.76% and 72.45% of the initial group I loans and the initial group II loans, respectively, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

         o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the seller may purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

         o Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         See "Yield on the Certificates" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer, the servicer or a subservicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH THE CLASS M CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of net monthly excess cashflow and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class or classes of Class M Certificate then outstanding with the lowest payment priority, until reduced to zero. As a result of such reductions, less interest will accrue on such class or classes of Class M Certificates than would otherwise be the case. Once a Realized Loss is allocated to a Class M Certificate, no amounts will be distributable with respect to such written down amount; provided, however, the amount of any Realized Losses allocated to the Class M Certificates may be paid to the holders of the Class M Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "--Interest Rate Swap Agreement" in this prospectus supplement.

         In addition, the yield on the Class M Certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, payments pursuant to the interest rate swap agreement, overcollateralization, or a class of Class M Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

         Also, investors in the Class M Certificates should be aware that on and after the stepdown date, the most subordinate class of Class M Certificates then outstanding may receive more than such class' pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of Class M Certificates may be reduced to zero prior to the more senior class or classes of Class M Certificates.

         Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, it is not expected that the Class M Certificates will receive any distributions of principal payments until the later of the distribution date in September 2008 and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M Certificates and the overcollateralization amount prior to distributions of principal for such distribution date, as a percentage of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date, is twice such percentage as determined as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS WILL AFFECT YOUR YIELD

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer or any subservicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer's aggregate servicing fee for the related calendar month. None of the shortfalls in interest collections arising from the application of the Relief Act will be covered by the servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and, to the extent not covered by compensating interest paid by the servicer or by payments pursuant to the interest rate swap agreement, any prepayment interest shortfalls will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class X Certificates, and thereafter, to the accrued certificate interest with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. If these shortfalls are allocated to the Class A Certificates and Class M Certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

THERE MAY BE VARIATIONS IN THE SUBSEQUENT MORTGAGE LOANS FROM THE INITIAL MORTGAGE LOANS

         Each subsequent mortgage loan in loan group I and loan group II generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. The characteristics of the subsequent mortgage loans in loan group I and loan group II, however, may vary from the specific characteristics reflected in the statistical information relating to the sample mortgage loans presented in this prospectus supplement, although the extent of such variance is not expected to be material. Within 15 days of the delivery of the last subsequent mortgage loan in loan group 1 and loan group 2 to the trust, tables will be filed on Form 8-K reflecting the final pool of mortgage loans.

MANDATORY PREPAYMENT

         To the extent that the amounts on deposit in the pre-funding accounts have not been fully applied to the purchase of subsequent mortgage loans in loan group I and loan group II on or before September 30, 2005, the holders of the certificates then entitled to principal distributions will receive on the distribution date immediately following September 30, 2005, any amounts remaining in the pre-funding accounts. Although no assurance can be given, the company intends that the principal amount of subsequent mortgage loans in loan group I and loan group II sold to the trustee on behalf of the trust will require the application of substantially all amounts on deposit in the pre-funding accounts and that there will be no material principal payment to the holders of the certificates on such distribution date.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans also are subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

         The seller will represent that as of the closing date, with respect to each mortgage loan, all requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or recording and predatory and abusive lending laws) applicable to the origination and servicing of such mortgage loan have been complied with in all material respects. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE MORTGAGE LOANS

         The primary servicing of the majority of mortgage loans was recently transferred to Cenlar FSB, referred to herein as Cenlar, as described herein under "Pooling and Servicing Agreement--The Subservicer." Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

BANKRUPTCY PROCEEDINGS COULD DELAY OR REDUCE DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         The transfer of the mortgage loans from the seller to the company is intended by the parties to be, and has been documented as, a sale and will be treated as a sale for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered certificates.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE CERTIFICATES

         The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the Certificates.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

         For additional information regarding MERS and the MERS(R) System, see "The Mortgage Pool--Mortgage Loan Characteristics" and "Yield on the Certificates" in this prospectus supplement.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

         Any net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.760% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the interest distributed to the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to certificateholders.

         Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required under the interest rate swap agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the Class A Certificates and one or more classes of Class M Certificates may suffer a loss as a result of such payment. Investors should note that the level of One-Month LIBOR as of August 1, 2005 is approximately 3.511% per annum which means the trust will make a net swap payment to the supplemental interest trust for payment to the swap provider unless and until One-Month LIBOR exceeds approximately 4.760% per annum.

         Net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls, basis risk shortfalls and realized losses and to restore overcollateralization as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of net monthly excess cashflow may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the trust from amounts paid to the supplemental interest trust under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider under the interest rate swap agreement.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of one- to four-family, adjustable rate and fixed-rate, fully-amortizing and interest-only residential mortgage loans secured by first liens on mortgaged properties. The initial mortgage loans will have original terms to maturity of not greater than 30 years.

         References to percentages of the initial mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the initial mortgage loans as of the Cut-off Date.

         The mortgage pool will be divided into two sub-groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two sub-groups are referred to as the Group I Loans and the Group II Loans. The Group I Loans will consist of fixed-rate and adjustable-rate first lien mortgage loans which had principal balances at origination which were less than, equal to or greater than the conforming balance. The Group II Loans will consist of fixed-rate first lien mortgage loans which had principal balances at origination which were less than or equal to the conforming balance. The conforming balance for mortgage loans secured by a single family property is $359,650 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $539,475. For two-, three- and four-family properties, the maximum conforming balance is $460,400, $556,500 and $691,600, respectively, or $690,600, $834,750 and
$1,037,400, respectively, if the property is located in Alaska or Hawaii.

         The mortgage pool will include the initial mortgage loans and the subsequent mortgage loans in Loan Group I and Loan Group II (each, a "Group I subsequent mortgage loan" or "Group II subsequent mortgage loan", as applicable). The initial mortgage loans will be the mortgage loans deposited into the trust on the Closing Date. The Group I subsequent mortgage loans and Group II subsequent mortgage loans will be purchased with amounts on deposit in the related pre-funding account described in this prospectus supplement.

         The Seller will convey the initial mortgage loans to the company on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the company will convey the initial mortgage loans to the trust on the Closing Date pursuant to the Agreement. The company will convey the Group I subsequent mortgage loans and Group II subsequent mortgage loans to the trust during the Funding Period. The Group I subsequent mortgage loans will be acquired with amounts on deposit in the Group I Pre-Funding Account pursuant to the Group I Subsequent Transfer Instrument. The Group II subsequent mortgage loans will be acquired with amounts on deposit in the Group II Pre-Funding Account pursuant to the Group II Subsequent Transfer Instrument. The Seller will make certain representations and warranties with respect to the initial mortgage loans in the Mortgage Loan Purchase Agreement and with respect to the Group I subsequent mortgage loans and Group II subsequent mortgage loans in the Group I subsequent mortgage loan purchase agreement and Group II subsequent mortgage loan purchase agreement. These representations and warranties will be assigned by the Company to the Trustee for the benefit of the Certificateholders. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders. See "The Mortgage Pools--Representations by Sellers" in the prospectus.

         The mortgage loans will have been originated or acquired by the Originator in accordance with the underwriting criteria described in this prospectus supplement. Approximately 59.14% of the initial mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Five

Star Series(TM) Program for first lien mortgage loans. Approximately 9.98% of the initial mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Five Star Expanded(TM) Program for first lien mortgage loans. Approximately 7.94% of the initial mortgage loans were underwritten to the seller's guidelines for jumbo-A "prime" mortgage loans. Approximately 14.43% of the initial mortgage loans were acquired in bulk purchases from conduit sellers with similar non-conforming underwriting standards and guidelines. Approximately 8.51% of the initial mortgage loans were acquired in a bulk purchase from Provident Savings Bank. See "--The Originator" below.

         All of the initial Group I Loans and the initial Group II Loans will be subserviced by Cenlar, as described in this prospectus supplement under "Pooling and Servicing Agreement--The Subservicer."

         All of the initial mortgage loans have scheduled monthly payments due on the Due Date. Each fixed rate mortgage loan and each adjustable rate mortgage loan originated pursuant to the Seller's Five Star Series(TM) Program will contain a customary "due-on-sale" clause. Adjustable rate mortgage loans may or may not be assumable in accordance with the terms of the related mortgage note.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Yield on the Certificates" in this prospectus supplement.

         None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a "high cost home loan" under any federal, state or local law.

MORTGAGE RATE ADJUSTMENT

         The mortgage rate on most of the adjustable rate mortgage loans will adjust semi-annually commencing after an initial fixed rate period after origination of generally six months, one, two, three, five, seven and ten years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) an index of Six-Month LIBOR and (ii) the gross margin. In addition, the mortgage rate on each adjustable rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

         The mortgage rate on most of the adjustable rate mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the index is no longer available, an index that is based on comparable information will be selected by the Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

         None of the initial adjustable rate Group I Loans will have reached their first adjustment date as of the Closing Date. The initial mortgage rate may be lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

INDEX ON THE MORTGAGE LOANS

         The index applicable to the determination of the mortgage rate on most of the adjustable rate mortgage loans is Six-Month LIBOR.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable rate mortgage loan.

                                 SIX-MONTH LIBOR

MONTH              1997     1998    1999     2000     2001    2002    2003    2004     2005
-----              -----    -----   -----    ----     ----    ----    ----    ----     ----
January........    5.71%    5.75%   5.04%    6.23%    5.36%   1.99%   1.35%   1.21%    2.96%
February.......    5.68     5.78    5.17     6.32     4.96    2.06    1.34    1.17     3.15
March..........    5.96     5.80    5.08     6.53     4.71    2.33    1.26    1.16     3.39
April..........    6.08     5.87    5.08     6.61     4.23    2.10    1.29    1.37     3.41
May............    6.01     5.81    5.19     7.06     3.91    2.09    1.22    1.58     3.53
June...........    5.94     5.87    5.62     7.01     3.83    1.95    1.12    1.94     3.69
July...........    5.83     5.82    5.65     6.88     3.70    1.86    1.15    1.99     3.92
August.........    5.86     5.69    5.90     6.83     3.48    1.82    1.21    1.99
September......    5.85     5.36    5.96     6.76     2.53    1.75    1.18    2.17
October........    5.81     5.13    6.13     6.72     2.17    1.62    1.22    2.30
November.......    6.04     5.28    6.04     6.68     2.10    1.47    1.25    2.62
December.......    6.01     5.17    6.13     6.20     1.98    1.38    1.22    2.78


PREPAYMENT CHARGES

         Approximately 70.76% and 72.45% of the initial Group I Loans and the initial Group II Loans, respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to five years or some other period as provided in the related mortgage note from the date of origination of the mortgage loan. However, with respect to 1.01% of the initial Group I Loans and none of the initial Group II Loans, respectively, the borrower does not have to pay a prepayment penalty within 90 days of any rate increase. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage notes. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer, Servicer or Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if done so in compliance with the prepayment charge waiver standards set forth in the applicable agreement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Approximately 50.11% and 53.70% of the initial Group I Loans and the initial Group II Loans, respectively, have prepayment charges which are "hard" throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment; provided, however, approximately 12.59% and 15.00% of the initial Group I Loans and the initial Group II Loans, respectively, have prepayment charges which are "hard" for an initial period of six or twelve months, and then "soft" for the remainder of the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. Approximately 8.06% and 3.75% of the initial Group I Loans and the initial Group II Loans, respectively, have prepayment charges which are "soft" throughout the period(s) for which a prepayment charge applies.

PRIMARY MORTGAGE INSURANCE AND LENDER-PAID PRIMARY INSURANCE POLICY

         None of the initial mortgage loans with a loan-to-value ratio or a combined loan-to-value ratio at origination in excess of 80.00% under the Seller's Five Star Expanded Program will be insured by either a borrower-paid primary insurance policy issued by a private mortgage insurer or the Lender-Paid Primary Insurance Policy.

         Each borrower-paid primary insurance policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 85.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to 12.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 85.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 17.00% to 30.00% of the Allowable Claim and (C) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount ranging from 22.00% to 35.00% of the Allowable Claim.

         Each Lender-Paid Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 85.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount equal to 12.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 85.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount ranging from 25.00% to 35.00% of the Allowable Claim, (C) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.01% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount ranging from 30.00% to 35.00% of the

Allowable Claim and (D) for which the outstanding principal balance at origination of such mortgage loan exceeded 95.01% to of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Lender-Paid Primary Insurance Policy in an amount ranging from 35.00% to 35.00% of the Allowable Claim.

         Approximately 20.01% and 26.43% of the initial Group I Loans and the initial Group II Loans, respectively, with loan-to-value ratios at origination in excess of 80.00% are covered by the Lender-Paid Primary Insurance Policy. The Lender-Paid Insured Loans covered by the Lender-Paid Primary Insurance Policy were originated pursuant to the Seller's Five Star Series Program. The initial Lender-Paid Primary Insurance Rates have a weighted average of 0.81% per annum.

         Each mortgage loan is required to be covered by a standard hazard insurance policy.

         See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" in the prospectus.

MORTGAGE LOAN CHARACTERISTICS - TOTAL INITIAL MORTGAGE POOL

         The initial mortgage pool will initially contain approximately 4,256 mortgage loans and have an aggregate principal balance of approximately $1,146,871,180 as of the Cut-off Date. No initial mortgage loan had a principal balance at origination of greater than approximately $2,000,000 or less than approximately $40,000. No initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,000,000 or less than approximately $40,000.

         As of the Cut-off Date, the initial mortgage loans had mortgage rates ranging from approximately 3.875% per annum to approximately 11.000% per annum. The weighted average remaining term of the initial mortgage loans will be approximately 355 months as of the Cut-off Date. None of the initial mortgage loans will have a first Due Date prior to December 2004 or after September 2005, or will have a remaining term of less than 175 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any initial mortgage loan is August 2035.

         Approximately 37.78% of the initial mortgage loans have fixed interest rates and approximately 62.22% of the initial mortgage loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

         None of the initial mortgage loans were 30 days or more delinquent as of the Cut-off Date. As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July
31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         Approximately 71.12% of the initial mortgage loans provide for prepayment charges.

         Approximately 2.46% of the initial mortgage loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 2.18% of the initial mortgage loans are covered by the Lender-Paid Primary Insurance Policy.

         As set forth in the "Credit Scores" tables below related to the initial mortgage loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

         Set forth below is a description of certain additional characteristics of the initial mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the initial mortgage loans are approximate percentages by aggregate principal balance of the initial mortgage loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

            ORIGINAL PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS


                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE        ORIGINAL     AVERAGE                WEIGHTED     WEIGHTED   INTEREST
                                 NUMBER OF   ORIGINAL        AGGREGATE    ORIGINAL    WEIGHTED     AVERAGE     AVERAGE     ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
ORIGINAL PRINCIPAL BALANCES($)     LOANS      BALANCE         BALANCE      BALANCE     COUPON*     RATIO*       SCORE*     LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
   25,000.01 -    50,000.00...          19   $      865,424       0.08%   $   45,549     6.945%     58.62%       713       35.39%
   50,000.01 -    75,000.00...          74        4,819,226       0.42        65,125     6.836      70.35        701       48.18
   75,000.01 -   100,000.00...         238       21,363,459       1.86        89,762     6.596      72.52        699       57.82
  100,000.01 -   125,000.00...         374       42,624,118       3.71       113,968     6.592      76.96        703       66.30
  125,000.01 -   150,000.00...         434       59,820,272       5.21       137,835     6.403      76.41        704       74.16
  150,000.01 -   175,000.00...         364       58,895,090       5.13       161,800     6.392      76.97        699       70.04
  175,000.01 -   200,000.00...         337       63,246,994       5.51       187,677     6.351      76.02        695       66.08
  200,000.01 -   225,000.00...         276       58,702,360       5.11       212,690     6.257      76.20        692       73.65
  225,000.01 -   250,000.00...         259       61,825,678       5.38       238,709     6.157      76.05        699       74.92
  250,000.01 -   275,000.00...         236       61,864,863       5.39       262,139     6.219      76.69        697       74.71
  275,000.01 -   300,000.00...         247       71,179,011       6.20       288,174     6.160      75.97        696       74.01
  300,000.01 -   325,000.00...         185       57,940,822       5.05       313,194     6.133      76.96        699       79.99
  325,000.01 -   359,650.00...         240       82,528,903       7.19       343,870     6.108      76.57        697       75.85
  359,650.01 -   500,000.00...         634      269,177,738      23.44       424,571     6.148      77.20        700       77.64
  500,000.01 - 1,000,000.00...         319      204,185,249      17.78       640,079     6.096      73.93        711       86.15
1,000,000.01 - 1,250,000.00...           5        5,393,225       0.47     1,078,645     5.839      63.99        738       79.36
1,250,000.01 - 1,500,000.00...           6        8,082,000       0.70     1,347,000     5.993      54.88        685       84.32
1,500,000.01 - 1,750,000.00...           3        4,793,300       0.42     1,597,767     5.728      45.45        743      100.00
1,750,000.01 - 2,000,000.00...           6       11,072,250       0.96     1,845,375     5.831      62.08        728      100.00
                                    ------   --------------    -------    ----------    ------      -----    -------     -------
      Total..................        4,256   $1,148,379,982     100.00%   $  269,826     6.204%     75.59%       701       76.62%
                                    ======   ==============    =======

-------------------
*Weighted by the original balance

         The average principal balance of the initial Mortgage Loans at origination was approximately $269,826.

            CURRENT PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
CURRENT PRINCIPAL BALANCES($)     LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
   25,000.01 -    50,000.00...        19  $      862,219       0.08%     $   45,380     6.944%       58.62%       713       35.52%
   50,000.01 -    75,000.00...        75       4,878,407       0.43          65,045     6.821        70.49        702       47.60
   75,000.01 -   100,000.00...       237      21,235,632       1.85          89,602     6.598        72.49        699       58.17
  100,000.01 -   125,000.00...       376      42,788,524       3.73         113,799     6.590        77.02        703       66.04
  125,000.01 -   150,000.00...       433      59,622,372       5.20         137,696     6.408        76.38        704       74.41
  150,000.01 -   175,000.00...       372      60,223,830       5.25         161,892     6.396        77.13        699       68.50
  175,000.01 -   200,000.00...       330      61,946,589       5.40         187,717     6.339        75.88        695       67.47
  200,000.01 -   225,000.00...       277      58,883,069       5.13         212,574     6.263        76.00        693       73.42
  225,000.01 -   250,000.00...       256      61,069,876       5.32         238,554     6.152        76.22        699       75.85
  250,000.01 -   275,000.00...       240      62,874,299       5.48         261,976     6.219        76.55        697       73.51
  275,000.01 -   300,000.00...       245      70,574,796       6.15         288,060     6.154        76.02        697       74.65
  300,000.01 -   325,000.00...       185      57,913,157       5.05         313,044     6.139        76.84        699       80.03
  325,000.01 -   359,650.00...       241      82,844,494       7.22         343,753     6.114        76.82        697       75.56
  359,650.01 -   500,000.00...       632     268,301,818      23.39         424,528     6.146        77.18        700       77.89
  500,000.01 - 1,000,000.00...       318     203,537,306      17.75         640,054     6.096        73.91        711       86.43
1,000,000.01 - 1,250,000.00...         5       5,382,166       0.47       1,076,433     5.839        63.99        738       79.52
1,250,000.01 - 1,500,000.00...         6       8,067,079       0.70       1,344,513     5.994        54.88        685       84.48
1,500,000.01 - 1,750,000.00...         3       4,793,300       0.42       1,597,767     5.728        45.45        743      100.00
1,750,000.01 - 2,000,000.00...         6      11,072,250       0.97       1,845,375     5.831        62.08        728      100.00
                                  ------  --------------    -------      ----------   -------      -------     ------     -------
      Total...................     4,256  $1,146,871,180     100.00%     $  269,472     6.204%       75.59%       701       76.72%
                                  ======  ==============    =======

         As of the Cut-off Date, the average current principal balance of the initial mortgage loans will be approximately $269,472.

                  MORTGAGE RATES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
MORTGAGE RATES (%)                LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
  3.500 - 3.999.............           1   $      274,899       0.02%     $ 274,899      3.875%      80.00%      707       100.00%
  4.000 - 4.499.............           3          634,735       0.06        211,578      4.205       74.39       694       100.00
  4.500 - 4.999.............          50       17,797,984       1.55        355,960      4.775       75.26       736        92.40
  5.000 - 5.499.............         291       92,657,519       8.08        318,411      5.218       71.17       727        87.72
  5.500 - 5.999.............       1,126      354,314,020      30.89        314,666      5.767       72.78       715        78.82
  6.000 - 6.499.............       1,191      318,875,288      27.80        267,737      6.205       75.49       699        75.36
  6.500 - 6.999.............         991      233,846,440      20.39        235,970      6.674       78.46       684        73.87
  7.000 - 7.499.............         327       73,835,528       6.44        225,797      7.172       80.00       682        77.40
  7.500 - 7.999.............         198       39,590,061       3.45        199,950      7.677       83.80       671        57.99
  8.000 - 8.499.............          53       10,398,577       0.91        196,200      8.158       82.93       668        61.50
  8.500 - 8.999.............          20        3,757,966       0.33        187,898      8.663       84.62       666        48.63
  9.000 - 9.499.............           2          272,200       0.02        136,100      9.293       98.05       618       100.00
  9.500 - 9.999.............           1          400,000       0.03        400,000      9.875       94.12       609       100.00
10.000 - 10.499.............           1          133,964       0.01        133,964     10.000       80.00       656         0.00
11.000 - 11.499.............           1           82,000       0.01         82,000     11.000       80.00       687         0.00
                                 -------   --------------    -------      ---------    -------     -------     -----      -------
     Total..................       4,256   $1,146,871,180    100.00%      $ 269,472      6.204%      75.59%      701        76.72%
                                 =======   ==============    =======

         The weighted average mortgage rate of the initial mortgage loans was approximately 6.204% per annum.

          NEXT ADJUSTMENT DATE OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
NEXT ADJUSTMENT DATE              LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
September 1, 2005..............         2    $     337,600       0.05%    $168,800      4.458%       80.00%       715       100.00%
October 1, 2005................        20        7,196,107       1.01      359,805      5.151        77.39        716        97.04
November 1, 2005...............        26        7,782,755       1.09      299,337      5.754        74.69        707        85.27
December 1, 2005...............        31        9,926,472       1.39      320,209      6.042        79.44        707        94.97
January 1, 2006................        15        5,941,478       0.83      396,099      5.873        68.15        705        95.87
February 1, 2006...............         2          806,850       0.11      403,425      5.194        77.40        707       100.00
February 1, 2007...............         2          646,342       0.09      323,171      6.153        75.83        609         0.00
March 1, 2007..................         2          649,980       0.09      324,990      6.563        81.45        681         0.00
April 1, 2007..................        35        9,975,960       1.40      285,027      6.120        78.27        685        85.26
May 1, 2007....................        86       23,181,541       3.25      269,553      6.343        77.99        678        80.61
June 1, 2007...................       326       89,440,350      12.53      274,357      6.249        79.26        679        83.30
July 1, 2007...................       335       90,183,041      12.64      269,203      6.276        80.23        681        88.78
August 1, 2007.................       252       73,169,701      10.25      290,356      6.346        81.37        682        80.81
November 1, 2007...............         1          104,867       0.01      104,867      4.625        91.05        598         0.00
February 1, 2008...............         1           88,295       0.01       88,295      7.586        85.00        589         0.00
April 1, 2008..................        11        2,924,007       0.41      265,819      5.872        77.11        736       100.00
May 1, 2008....................        45       15,007,215       2.10      333,494      6.196        75.16        711        83.73
June 1, 2008...................        60       19,870,056       2.78      331,168      6.215        76.87        699        90.06
July 1, 2008...................        48       12,202,634       1.71      254,222      6.107        78.67        700        84.48
August 1, 2008.................        22        5,554,404       0.78      252,473      6.274        80.97        696        81.29
March 1, 2010..................         2          511,600       0.07      255,800      5.936        78.71        695       100.00
April 1, 2010..................        30        6,598,933       0.92      219,964      6.049        77.74        720        90.39
May 1, 2010....................       105       31,376,158       4.40      298,821      6.210        77.35        703        94.39
June 1, 2010...................       373      103,681,114      14.53      277,965      6.073        76.90        713        93.91
June 30, 2010..................         1          449,000       0.06      449,000      5.875        68.57        683       100.00
July 1, 2010...................       359       93,957,171      13.17      261,719      6.149        77.68        708        94.62
August 1, 2010.................       247       61,281,570       8.59      248,104      6.266        78.55        706        94.95
May 1, 2012....................         4        1,285,800       0.18      321,450      5.671        68.94        720       100.00
June 1, 2012...................        35       11,962,034       1.68      341,772      5.675        74.96        734        94.08
July 1, 2012...................        26       10,473,634       1.47      402,832      5.955        73.12        737        88.93
August 1, 2012.................        19        5,594,200       0.78      294,432      5.621        80.29        729        92.74
June 1, 2015...................        22        7,770,158       1.09      353,189      5.687        75.07        760       100.00
July 1, 2015...................        10        3,169,800       0.44      316,980      5.676        73.87        743       100.00
August 1, 2015.................         2          537,500       0.08      268,750      5.413        68.69        737       100.00
                                  -------    -------------    -------     --------    -------      -------    -------     --------
     Total.....................     2,557    $ 713,638,325     100.00%    $279,092      6.163%       78.26%       699        89.47%
                                  =======    =============    =======

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the initial adjustable rate mortgage loans will be approximately 41 months.

              GROSS MARGIN OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
GROSS MARGINS (%)                 LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
1.000 - 1.499.............           1     $     150,400         0.02%   $ 150,400      4.250%      80.00%         659    100.00%
2.000 - 2.499.............       1,129       296,720,272        41.58      262,817      6.004       77.06          716     95.24
2.500 - 2.999.............         693       213,907,605        29.97      308,669      6.118       78.37          696     93.89
3.000 - 3.499.............         276        70,559,912         9.89      255,652      6.087       76.48          707     94.52
3.500 - 3.999.............          90        31,300,361         4.39      347,782      6.163       76.18          698     92.17
4.000 - 4.499.............          21         6,883,336         0.96      327,778      6.749       78.08          701     84.31
4.500 - 4.999.............          16         5,109,562         0.72      319,348      5.680       81.17          657     55.73
5.000 - 5.499.............          73        22,327,034         3.13      305,850      6.284       81.72          673     65.10
5.500 - 5.999.............         115        30,945,554         4.34      269,092      6.692       82.93          640     55.35
6.000 - 6.499.............          54        14,004,666         1.96      259,346      7.058       85.95          632     56.56
6.500 - 6.999.............          60        14,851,306         2.08      247,522      7.254       86.45          632     52.94
7.000 - 7.499.............          21         5,267,947         0.74      250,855      7.882       85.66          633     58.90
7.500 - 7.999.............           7         1,444,369         0.20      206,338      8.486       87.92          647      0.00
8.000 - 8.499.............           1           166,000         0.02      166,000      9.400      100.00          581    100.00
                                ------     -------------    ---------    ---------    -------     -------       ------    ------
      Total...............       2,557     $ 713,638,325       100.00%   $ 279,092      6.163%      78.26%         699     89.47%
                                ======     =============    =========

         As of the Cut-off Date, the weighted average gross margin of the initial adjustable rate mortgage loans will be approximately 3.071% per annum.

         MAXIMUM MORTGAGE RATE OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
MAXIMUM MORTGAGE RATES (%)        LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
  9.500 - 9.999.................       11     $  3,720,516       0.52%    $ 338,229      4.795%      73.62%        744      97.18%
10.000 - 10.499.................       89       25,328,842       3.55       284,594      5.189       74.65         735     100.00
10.500 - 10.999.................      359      108,057,235      15.14       300,995      5.665       76.51         713      94.79
11.000 - 11.499.................      471      125,998,076      17.66       267,512      5.864       77.57         711      93.76
11.500 - 11.999.................      632      182,828,280      25.62       289,285      6.020       77.20         708      93.60
12.000 - 12.499.................      447      124,343,411      17.42       278,173      6.360       78.80         688      89.60
12.500 - 12.999.................      314       84,457,259      11.83       268,972      6.738       80.34         672      78.75
13.000 - 13.499.................      114       27,427,034       3.84       240,588      7.260       82.56         666      78.43
13.500 - 13.999.................       83       21,211,308       2.97       255,558      7.636       86.21         658      57.80
14.000 - 14.499.................       17        3,982,018       0.56       234,236      7.934       84.85         643      51.31
14.500 - 14.999.................        8        2,000,967       0.28       250,121      8.368       84.30         643      37.81
15.000 - 15.499.................        2          272,200       0.04       136,100      9.293       98.05         618     100.00
15.500 - 15.999.................        1          400,000       0.06       400,000      9.875       94.12         609     100.00
16.500 - 16.999.................        1          676,000       0.09       676,000      4.875       80.00         659     100.00
17.000 - 17.499.................        1          331,750       0.05       331,750      5.250       79.00         687     100.00
17.500 - 17.999.................        1          158,740       0.02       158,740      5.625       80.00         704       0.00
18.000 - 18.499.................        3        1,499,197       0.21       499,732      6.140       74.69         688      84.39
18.500 - 18.999.................        3          945,493       0.13       315,164      6.714       80.00         693      43.35
                                    -----     ------------    -------     ---------    -------     -------      ------    -------
     Total......................    2,557     $713,638,325     100.00%    $ 279,092      6.163%      78.26%        699      89.47%
                                    =====     ============    =======

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the initial adjustable rate mortgage loans will be approximately 11.792% per annum.

         MINIMUM MORTGAGE RATES OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
MINIMUM MORTGAGE RATES (%)        LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
1.000 - 1.499.................        1     $    150,400       0.02%      $150,400      4.250%       80.00%        659      100.00%
2.000 - 2.499.................    1,129      296,720,272      41.58        262,817      6.004        77.06         716       95.24
2.500 - 2.999.................      693      213,907,605      29.97        308,669      6.118        78.37         696       93.89
3.000 - 3.499.................      276       70,559,912       9.89        255,652      6.087        76.48         707       94.52
3.500 - 3.999.................       90       31,300,361       4.39        347,782      6.163        76.18         698       92.17
4.000 - 4.499.................       19        6,264,136       0.88        329,691      6.884        77.89         699       82.76
5.000 - 5.499.................       20        6,285,600       0.88        314,280      6.272        79.01         702      100.00
5.500 - 5.999.................       27        8,736,385       1.22        323,570      5.822        81.10         660       64.40
6.000 - 6.499.................       65       18,964,670       2.66        291,764      6.260        82.44         654       52.35
6.500 - 6.999.................      128       33,493,368       4.69        261,667      6.750        83.03         640       56.40
7.000 - 7.499.................       44       11,294,500       1.58        256,693      7.173        84.99         633       62.06
7.500 - 7.999.................       49       12,449,660       1.74        254,075      7.660        89.48         631       44.48
8.000 - 8.499.................       10        2,065,784       0.29        206,578      8.267        88.49         623       16.34
8.500 - 8.999.................        4          879,672       0.12        219,918      8.677        87.39         656        0.00
9.000 - 9.499.................        1          166,000       0.02        166,000      9.400       100.00         581      100.00
9.500 - 9.999.................        1          400,000       0.06        400,000      9.875        94.12         609      100.00
                                 ------     ------------    -------       --------    -------      -------     -------    --------
     Total....................    2,557     $713,638,325     100.00%      $279,092      6.163%       78.26%        699       89.47%
                                 ======     ============    =======

         As of the Cut-off Date, the weighted average minimum Mortgage Rate of the initial adjustable rate mortgage loans will be approximately 3.178% per annum.


            INITIAL RATE CAP OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
INITIAL RATE CAP (%)              LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
1.00.........................         87     $ 28,083,056       3.94%      $322,794      5.710%     76.15%         711        95.44%
1.50.........................          4        1,093,084       0.15        273,271      6.471      76.83          648        80.73
2.00.........................         56       18,320,027       2.57        327,143      6.119      78.19          705        92.78
3.00.........................      1,140      314,791,145      44.11        276,133      6.279      79.71          682        83.82
5.00.........................      1,044      273,787,868      38.37        262,249      6.172      78.01          707        94.53
6.00.........................        226       77,563,146      10.87        343,200      5.829      74.03          732        91.72
                                  ------     ------------    -------       --------    -------    -------     --------     --------
     Total...................      2,557     $713,638,325     100.00%      $279,092      6.163%     78.26%         699        89.47%
                                  ======     ============    =======


           PERIODIC RATE CAP OF THE INITIAL ADJUSTABLE MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
PERIODIC RATE CAP (%)             LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
1.00.........................      2,556     $713,118,325      99.93%      $278,998     6.162%       78.26%       699        89.46%
2.00.........................          1          520,000       0.07        520,000     7.850        80.00        702       100.00
                                  ------     ------------    -------       --------    ------      -------     ------     --------
     Total...................      2,557     $713,638,325     100.00%      $279,092     6.163%       78.26%       699        89.47%
                                  ======     ============    =======

               LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                               AGGREGATE    CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF       UNPAID      AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
LOAN-TO-VALUE RATIOS OF THE      MORTGAGE      PRINCIPAL     PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
MORTGAGE LOANS (%)                LOANS         BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------     ---------    -----------   --------    --------  -----------     -------   ---------
Less than or equal to 25.00.       19      $    3,522,665        0.31%     $185,403    6.423%      18.38%         700       78.31%
25.01 - 30.00...............       22           3,579,383        0.31       162,699    5.619       27.02          735       30.60
30.01 - 35.00...............       17           3,685,968        0.32       216,822    5.963       32.69          683       61.25
35.01 - 40.00...............       37           9,744,856        0.85       263,374    5.764       37.96          721       54.34
40.01 - 45.00...............       50          13,479,227        1.18       269,585    5.879       42.74          711       58.83
45.01 - 50.00...............       78          19,202,060        1.67       246,180    5.862       47.71          728       50.02
50.01 - 55.00...............       83          28,572,134        2.49       344,243    5.903       52.63          719       61.98
55.01 - 60.00...............      127          40,488,599        3.53       318,808    5.910       58.04          697       60.19
60.01 - 65.00...............      198          64,361,097        5.61       325,056    5.903       63.81          704       63.68
65.01 - 70.00...............      269          74,021,335        6.45       275,172    6.152       69.23          704       75.55
70.01 - 75.00...............      260          75,287,512        6.56       289,567    6.241       73.66          705       75.20
75.01 - 80.00...............    2,599         693,526,920       60.47       266,844    6.178       79.76          703       83.49
80.01 - 85.00...............       68          20,821,568        1.82       306,200    6.613       84.41          645       58.81
85.01 - 90.00...............      274          65,606,659        5.72       239,440    6.877       89.61          669       62.30
90.01 - 95.00...............      123          24,291,045        2.12       197,488    7.077       94.82          695       72.01
95.01 - 100.00..............       32           6,680,152        0.58       208,755    6.468      100.00          726       85.89
                                -----     ---------------     -------      --------   ------      ------     --------     -------
     Total..................    4,256     $ 1,146,871,180      100.00%     $269,472    6.204%      75.59%         701       76.72%
                                =====     ===============     =======

--------------------

         The minimum and maximum loan-to-value ratios of the initial mortgage loans at origination were approximately 10.61% and 100.00%, respectfully, and the weighted average of the loan-to-value ratios of the initial mortgage loans at origination was approximately 75.59%.

         The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See "Risk Factors--Some of the Mortgage Loans Were Originated Simultaneously with Second Liens." The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 85.23%.


                  OCCUPANCY TYPES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                             PERCENTAGE OF                                                    OF
                                                AGGREGATE    CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF        UNPAID      AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
OCCUPANCY (AS INDICATED BY       MORTGAGE       PRINCIPAL     PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
BORROWER)                         LOANS          BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------      ---------    -----------   --------    --------  -----------     -------   ---------
Investor Occupied...........        727      $   142,883,212     12.46%      $196,538     6.567%      73.91%        713      69.31%
Owner Occupied..............      3,340          962,228,802     83.90        288,092     6.130       75.77         700      77.55
Second Home.................        189           41,759,167      3.64        220,948     6.655       77.20         701      82.99
                                -------      ---------------   -------       --------   -------     -------     -------    -------
     Total..................      4,256      $ 1,146,871,180    100.00%      $269,472     6.204%      75.59%        701      76.72%
                                =======      ===============   =======

                DOCUMENTATION TYPE OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
DOCUMENTATION TYPE                LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
Full Documentation Provided......   941    $  237,451,357      20.70%      $252,339      6.005%       77.34%       713      75.49%
No Income / No Asset.............   566       136,154,577      11.87        240,556      6.268        66.97        702      61.22
No Ratio.........................   294        87,499,665       7.63        297,618      6.339        73.85        708      83.31
Stated Income / Stated Asset.....   917       248,947,813      21.71        271,481      6.411        77.19        683      64.79
Stated Income / Verified Assets.. 1,538       436,817,770      38.09        284,017      6.146        76.77        704      87.71
                                  ------   --------------    -------       --------    -------      -------     ------    -------
     Total....................     4,256   $1,146,871,180     100.00%      $269,472      6.204%       75.59%       701      76.72%
                                  ======   ==============    =======

         See "--Details of Specific Programs of the Originator" below for a detailed description of the Originator's loan programs and documentation requirements.


                   CREDIT SCORES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
CREDIT SCORE                      LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
576 - 600.....................        66    $   15,637,041       1.36%      $236,925     6.852%     79.73%         590       36.69%
601 - 625.....................       168        45,660,026       3.98        271,786     6.729      80.59          616       55.49
626 - 650.....................       524       130,951,737      11.42        249,908     6.511      75.62          639       70.87
651 - 675.....................       700       180,167,877      15.71        257,383     6.364      76.33          664       77.90
676 - 700.....................       804       220,495,558      19.23        274,248     6.210      76.09          687       80.23
701 - 725.....................       641       182,087,452      15.88        284,068     6.099      75.34          713       80.50
726 - 750.....................       558       150,498,902      13.12        269,711     5.997      75.40          738       80.24
751 - 775.....................       447       126,151,139      11.00        282,217     5.964      74.32          763       81.73
776 - 800.....................       290        80,407,941       7.01        277,269     5.951      72.64          786       71.76
801 - 825.....................        58        14,813,508       1.29        255,405     5.925      71.23          807       71.71
                                  ------    --------------    -------       --------   -------     ------       ------     -------
       Total..................     4,256    $1,146,871,180     100.00%      $269,472     6.204%     75.59%         701       76.72%
                                  ======    ==============    =======


                  PROPERTY TYPES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
PROPERTY TYPE                     LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------  -----------     -------   ---------
Single Family.................      2,380     $  677,083,572     59.04%    $284,489      6.163%     74.38%         700       75.17%
Pud...........................      1,186        278,253,103     24.26      234,615      6.221      78.04          704       83.36
Condo.........................        403         98,225,436      8.56      243,736      6.181      78.16          710       89.30
2-4 Family....................        287         93,309,069      8.14      325,119      6.468      74.40          696       54.98
                                  -------     --------------   -------     --------    -------     ------       ------     -------
     Total....................      4,256     $1,146,871,180    100.00%    $269,472      6.204%     75.59%         701       76.72%
                                  =======     ==============   =======

  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
STATE                             LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------     -------   ---------
California...................       1,598    $  561,518,925      48.96%     $351,389     5.990%       73.27%       705       80.60%
Georgia......................         776       148,114,385      12.91       190,869     6.026        78.86        717       87.34
New Jersey...................         269        80,616,974       7.03       299,691     6.608        78.24        681       61.85
New York.....................         206        70,929,267       6.18       344,317     6.420        74.38        683       53.64
Florida......................         330        66,897,194       5.83       202,719     6.706        79.29        697       82.11
Nevada.......................         103        24,584,925       2.14       238,689     6.197        77.41        705       92.30
Arizona......................         115        23,235,260       2.03       202,046     6.465        79.11        698       75.46
Massachusetts................          69        21,979,733       1.92       318,547     6.606        74.25        697       65.33
Washington...................          70        16,986,989       1.48       242,671     6.058        80.15        691       86.98
Texas........................         119        15,949,526       1.39       134,030     6.621        79.24        699       42.42
Colorado.....................          60        15,217,649       1.33       253,627     6.496        77.36        703       96.49
Connecticut..................          46        11,843,289       1.03       257,463     6.350        71.33        689       51.42
Maryland.....................          48        11,499,352       1.00       239,570     6.674        78.44        675       64.71
Michigan.....................          55        10,072,920       0.88       183,144     6.671        77.98        695       75.66
Pennsylvania.................          54         8,138,370       0.71       150,711     6.750        79.83        688       38.27
Other........................         338        59,286,423       5.17       175,404     6.619        78.07        695       67.57
                                   ------    --------------    -------      --------    ------      -------     ------     -------
     Total...................       4,256    $1,146,871,180     100.00%     $269,472     6.204%       75.59%       701       76.72%
                                   ======    ==============    =======

         No more than approximately 0.59% of the initial mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.


                   LOAN PURPOSES OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
LOAN PURPOSE                      LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO        SCORE      LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------    -------   ---------
Cash Out Refi.................      1,262     $  383,134,993     33.41%     $303,593     6.236%       70.64%        685       64.10%
Purchase......................      2,721        681,113,241     59.39       250,317     6.227        79.04         709       83.87
Rate & Term Refi..............        273         82,622,947      7.20       302,648     5.860        70.16         715       76.37
                                  -------     --------------   -------      --------   -------      -------     -------     -------
Total.........................      4,256     $1,146,871,180    100.00%     $269,472     6.204%       75.59%        701       76.72%
                                  =======     ==============   =======

         In general, in the case of a mortgage loan made for "rate and term" refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The initial mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                   PRODUCT TYPE OF THE INITIAL MORTGAGE LOANS

                                                                                                                        PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                  NUMBER OF    UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                  MORTGAGE   PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
PRODUCT TYPE                       LOANS      BALANCE         BALANCE      BALANCE     COUPON       RATIO        SCORE      LOANS
-------------------------------- ----------  ---------      -----------   --------    --------   -----------    -------   ---------
10/6 Arm (IO)....................      34   $   11,477,458      1.00%      $337,572     5.671%       74.44%        754      100.00%
15Y Fixed Amort..................      67       14,459,457      1.26        215,813     5.830        58.29         700        0.00
15Y Fixed Amort (IO).............       1        1,880,000      0.16      1,880,000     4.750        80.00         755      100.00
20Y Fixed Amort..................      14        3,761,582      0.33        268,684     5.996        59.72         682        0.00
2/6 Month LIBOR..................     199       46,361,503      4.04        232,972     6.822        82.42         650        0.00
2/6 Month LIBOR - 24 Month IO....       8        2,427,350      0.21        303,419     6.479        80.09         706      100.00
2/6 Month LIBOR - 60 Month IO....     111       33,990,751      2.96        306,223     6.468        80.88         658      100.00
2/6 Month LIBOR - 120 Month IO...     720      204,467,310     17.83        283,982     6.132        79.25         691      100.00
30Y Fixed Amort..................     765      173,580,162     15.14        226,902     6.288        70.93         704        0.00
30Y Fixed Amort (IO).............     852      239,551,655     20.89        281,164     6.301        72.29         707      100.00
3/1 ARM 1 YR CMT.................       1          104,867      0.01        104,867     4.625        91.05         598        0.00
3/6 Month LIBOR..................      29        7,439,489      0.65        256,534     6.659        76.94         683        0.00
3/6 Month LIBOR - 24 Month IO....       1          300,667      0.03        300,667     5.875        80.00         741      100.00
3/6 Month LIBOR - 36 Month IO....      19        6,822,650      0.59        359,087     6.307        78.19         682      100.00
3/6 Month LIBOR - 60 Month IO....      21        6,261,954      0.55        298,188     6.392        78.57         683      100.00
3/6 Month LIBOR - 120 Month IO...     117       34,821,851      3.04        297,623     6.011        76.85         716      100.00
5/6 Month LIBOR..................      68       16,865,929      1.47        248,028     6.270        74.80         704        0.00
5/6 Month LIBOR - 36 Month IO....       2          584,650      0.05        292,325     5.991        81.71         664      100.00
5/6 Month LIBOR - 60 Month IO....     117       43,548,175      3.80        372,207     6.079        77.87         707      100.00
5/6 Month LIBOR - 120 Month IO...     930      236,856,791     20.65        254,685     6.155        77.67         710      100.00
6 Mo Libor Arm...................       7        2,104,795      0.18        300,685     6.084        80.72         693        0.00
6 Mo Libor Arm (IO)..............      89       29,886,467      2.61        335,803     5.675        75.33         710      100.00
7/6 Month LIBOR..................       9        2,274,112      0.20        252,679     5.847        75.60         751        0.00
7/6 Month LIBOR - 84 Month IO....      16        5,792,150      0.51        362,009     5.699        74.34         724      100.00
7/6 Month LIBOR - 120 Month IO...      59       21,249,406      1.85        360,159     5.773        75.19         734      100.00
                                   ------   --------------    ------       --------    ------       ------      ------     -------
     Total.......................   4,256   $1,146,871,180    100.00%      $269,472     6.204%       75.59%        701       76.72%
                                   ======   ==============    ======


                    INDEX TYPE OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
INDEX TYPE                        LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE       LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------     -------   ---------
1 Yr CMT......................        1      $      104,867       0.01%     $104,867      4.625%      91.05%         598       0.00%
6M Libor......................    2,556         713,533,459      62.22       279,160      6.163       78.26          699      89.48
Fixed.........................    1,699         433,232,855      37.78       254,993      6.271       71.20          705      55.73
                                -------      --------------    -------      --------    -------      ------      -------    -------
       Total..................    4,256      $1,146,871,180     100.00%     $269,472      6.204%      75.59%         701      76.72%
                                =======      ==============    =======

         ORIGINAL PREPAYMENT PENALTY TERM FOR THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
ORIGINAL PREPAYMENT PENALTY      MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
TERM (MONTHS)                      LOANS       BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE       LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------     -------   ---------
0............................       1,159    $  331,212,056      28.88%     $285,774    6.429%      76.25%          698       71.33%
6............................          36        12,987,633       1.13       360,768    5.952       69.07           730       84.52
12...........................         343       113,329,497       9.88       330,407    6.242       73.51           696       69.97
24...........................       1,034       272,230,416      23.74       263,279    6.152       78.25           694       87.15
36...........................       1,392       343,109,451      29.92       246,487    6.087       73.54           705       73.78
60...........................         292        74,002,127       6.45       253,432    5.910       76.76           728       85.16
                                 --------    --------------    -------      --------  -------      ------       -------     -------
     Total...................       4,256    $1,146,871,180     100.00%     $269,472    6.204%      75.59%          701       76.72%
                                 ========    ==============    =======

                   ORIGINAL TERM OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
ORIGINAL TERM (MONTHS)             LOANS      BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE       LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------   -------   ----------
180 or less..................         68    $    16,339,457      1.42%     $240,286     5.706%       60.79%         706     11.51%
181 - 240....................         14          3,761,582      0.33       268,684     5.996        59.72          682      0.00
301 - 360....................      4,174      1,126,770,142     98.25       269,950     6.211        75.86          701     77.93
                                 -------    ---------------   -------      --------   -------      -------      -------   -------
     Total...................      4,256    $ 1,146,871,180    100.00%     $269,472     6.204%       75.59%         701     76.72%
                                 =======    ===============   =======


                  REMAINING TERM OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
REMAINING TERM (MONTHS)            LOANS      BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE       LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------   -------   ----------
180 or less................           68     $   16,339,457      1.42%     $240,286      5.706%       60.79%        706     11.51%
181 - 240..................           14          3,761,582      0.33       268,684      5.996        59.72         682      0.00
301 - 360..................        4,174      1,126,770,142     98.25       269,950      6.211        75.86         701     77.93
                                 -------     --------------   -------      --------    -------      -------     -------   -------
     Total.................        4,256     $1,146,871,180    100.00%     $269,472      6.204%       75.59%        701     76.72%
                                 =======     ==============   =======

                     SEASONING OF THE INITIAL MORTGAGE LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE      CUT-OFF DATE                           WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF     UNPAID        AGGREGATE     AVERAGE    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                 MORTGAGE    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT    MORTGAGE
SEASONING (MONTHS)                 LOANS      BALANCE         BALANCE      BALANCE     COUPON       RATIO       SCORE       LOANS
-----------------------------   ----------   ---------      -----------   --------    --------   -----------   -------   ----------
0 - 6........................      4,252   $1,146,031,677       99.93%     $269,528      6.204%       75.59%        701      76.78%
7 - 12.......................          4          839,503        0.07       209,876      6.113        78.70         606       0.00
                                 -------   --------------     -------      --------    -------      -------     -------    -------
     Total...................      4,256   $1,146,871,180      100.00%     $269,472      6.204%       75.59%        701      76.72%
                                 =======   ==============     =======

MORTGAGE LOAN CHARACTERISTICS - INITIAL GROUP I LOANS

         The initial Group I Loans will initially contain approximately 2,948 mortgage loans and have an aggregate principal balance of approximately $904,405,044 as of the Cut-off Date. No initial Group I Loan had a principal balance at origination of greater than approximately $2,000,000 or less than approximately $40,000. No initial Group I Loan had a principal balance as of the Cut-off Date of greater than approximately $2,000,000 or less than approximately $40,000.

         As of the Cut-off Date, the initial Group I Loans had mortgage rates ranging from approximately 3.875% per annum to approximately 9.875% per annum. The weighted average remaining term of the initial Group I Loans will be approximately 354 months as of the Cut-off Date. None of the initial Group I Loans will have a first Due Date prior to December 2004 or after September 2005, or will have a remaining term of less than 175 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any initial Group I Loan is August 2035.

         Approximately 21.09% of the initial Group I Loans have fixed interest rates and approximately 78.91% of the initial Group I Loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

         None of the initial Group I Loans are buydown mortgage loans.

         None of the initial Group I Loans were 30 days or more delinquent as of the Cut-off Date. As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         Approximately 70.76% of the initial Group I Loans provide for prepayment charges.

         Approximately 1.42% of the initial Group I Loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 2.09% of the initial Group I Loans are covered by the Lender-Paid Primary Insurance Policy.

         As set forth in the "Credit Scores" tables below related to the initial Group I Loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

         Set forth below is a description of certain additional characteristics of the initial Group I Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the initial Group I Loans are approximate percentages by aggregate principal balance of the initial Group I Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.


            ORIGINAL PRINCIPAL BALANCES OF THE INITIAL GROUP I LOANS

                                                                                                                         PERCENTAGE
                                                            PERCENTAGE OF                                                    OF
                                             AGGREGATE        ORIGINAL     AVERAGE                 WEIGHTED    WEIGHTED   INTEREST
                                 NUMBER OF   ORIGINAL        AGGREGATE    ORIGINAL    WEIGHTED     AVERAGE     AVERAGE      ONLY
                                  GROUP I    PRINCIPAL       PRINCIPAL    PRINCIPAL   AVERAGE   LOAN-TO-VALUE   CREDIT     GROUP I
ORIGINAL PRINCIPAL BALANCES($)     LOANS      BALANCE         BALANCE      BALANCE     COUPON*      RATIO*      SCORE*      LOANS
------------------------------  ----------   ---------      -----------   --------    --------   -----------   -------   ----------
    25,000.01 -   50,000.00...        5      $    225,249       0.02%      $ 45,050      6.844%       78.40%       711       39.96%
    50,000.01 -   75,000.00...       22         1,354,040       0.15         61,547      6.646        73.16        687       58.68
    75,000.01 -   100,000.00..      120        10,938,324       1.21         91,153      6.479        73.51        696       79.28
  100,000.01 -   125,000.00...      178        20,378,780       2.25        114,488      6.522        77.91        702       80.80
  125,000.01 -   150,000.00...      258        35,576,011       3.93        137,892      6.309        78.32        703       87.16
  150,000.01 -   175,000.00...      223        36,096,884       3.99        161,869      6.297        78.01        699       83.87
  175,000.01 -   200,000.00...      218        40,955,164       4.52        187,868      6.293        77.77        698       74.99
  200,000.01 -   225,000.00...      167        35,589,599       3.93        213,111      6.166        78.45        693       84.39
  225,000.01 -   250,000.00...      188        44,844,681       4.95        238,536      6.091        77.78        697       85.14
  250,000.01 -   275,000.00...      150        39,328,291       4.34        262,189      6.095        78.58        696       86.75
  275,000.01 -   300,000.00...      169        48,685,902       5.38        288,082      6.114        78.50        694       83.92
  300,000.01 -   325,000.00...      136        42,572,385       4.70        313,032      6.096        79.08        696       86.75
  325,000.01 -   359,650.00...      170        58,360,079       6.45        343,295      6.043        77.88        695       86.58
  359,650.01 -   500,000.00...      607       258,023,678      28.50        425,080      6.147        77.42        699       79.70
  500,000.01 - 1,000,000.00...      317       202,964,249      22.42        640,266      6.094        73.92        711       86.34
1,000,000.01 - 1,250,000.00...        5         5,393,225       0.60       1,078,645     5.839        63.99        738       79.36
1,250,000.01 - 1,500,000.00...        6         8,082,000       0.89       1,347,000     5.993        54.88        685       84.32
1,500,000.01 - 1,750,000.00...        3         4,793,300       0.53       1,597,767     5.728        45.45        743      100.00
1,750,000.01 - 2,000,000.00...        6        11,072,250       1.22       1,845,375     5.831        62.08        728      100.00
                                  -----      ------------    -------       ---------   -------      -------     ------     -------
     Total....................    2,948      $905,234,091     100.00%      $ 307,067     6.143%       76.30%       701       83.57%
                                  =====      ============    =======

    --------------------
    *Weighted by the original balance

         The average principal balance of the initial Group I Loans at origination was approximately $307,067.

             CURRENT PRINCIPAL BALANCES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
CURRENT PRINCIPAL BALANCES($)      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
 ------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
   25,000.01 - 50,000.00.........      5     $    224,871       0.02%      $ 44,974      6.843%       78.40%       711       40.02%
   50,000.01 - 75,000.00.........     23        1,425,604       0.16         61,983      6.606        73.50        690       55.73
   75,000.01 - 100,000.00........    119       10,848,140       1.20         91,161      6.483        73.47        695       79.94
  100,000.01 - 125,000.00........    180       20,605,718       2.28        114,476      6.519        77.99        701       79.91
  125,000.01 - 150,000.00........    256       35,295,671       3.90        137,874      6.309        78.29        703       87.85
  150,000.01 - 175,000.00........    226       36,585,286       4.05        161,882      6.292        78.04        699       82.75
  175,000.01 - 200,000.00........    215       40,360,504       4.46        187,723      6.297        77.75        697       76.09
  200,000.01 - 225,000.00........    168       35,778,831       3.96        212,969      6.164        78.29        693       83.94
  225,000.01 - 250,000.00........    187       44,588,668       4.93        238,442      6.091        77.91        697       85.63
  250,000.01 - 275,000.00........    150       39,297,276       4.35        261,982      6.095        78.57        696       86.82
  275,000.01 - 300,000.00........    171       49,240,729       5.44        287,957      6.109        78.36        695       82.97
  300,000.01 - 325,000.00........    135       42,257,476       4.67        313,018      6.103        79.21        696       87.39
  325,000.01 - 359,650.00........    172       59,066,859       6.53        343,412      6.054        78.01        695       85.54
  359,650.01 - 500,000.00........    605      257,194,905      28.44        425,116      6.144        77.40        699       79.95
  500,000.01 - 1,000,000.00......    316      202,319,711      22.37        640,252      6.094        73.91        711       86.62
1,000,000.01 - 1,250,000.00.....       5        5,382,166       0.60       1,076,433     5.839        63.99        738       79.52
1,250,000.01 - 1,500,000.00.....       6        8,067,079       0.89       1,344,513     5.994        54.88        685       84.48
1,500,000.01 - 1,750,000.00.....       3        4,793,300       0.53       1,597,767     5.728        45.45        743      100.00
1,750,000.01 - 2,000,000.00.....       6       11,072,250       1.22       1,845,375     5.831        62.08        728      100.00
                                   -----     ------------    -------       ---------   -------      -------     ------     -------
     Total......................   2,948     $904,405,044     100.00%      $ 306,786     6.143%       76.31%       701       83.65%
                                   =====     ============    =======

         As of the Cut-off Date, the average current principal balance of the initial Group I Loans will be approximately $306,786.

                   MORTGAGE RATES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
MORTGAGE RATES (%)                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
 ------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
3.500 - 3.999.................        1      $    274,899       0.03%      $274,899      3.875%       80.00%      707       100.00%
4.000 - 4.499.................        3           634,735       0.07        211,578      4.205        74.39       694       100.00
4.500 - 4.999.................       50        17,797,984       1.97        355,960      4.775        75.26       736        92.40
5.000 - 5.499.................      275        88,988,501       9.84        323,595      5.217        71.58       727        89.39
5.500 - 5.999.................      875       298,427,281      33.00        341,060      5.759        74.36       715        85.77
6.000 - 6.499.................      791       242,125,127      26.77        306,100      6.203        76.63       698        83.19
6.500 - 6.999.................      597       165,221,215      18.27        276,752      6.684        79.02       681        79.98
7.000 - 7.499.................      209        55,190,797       6.10        264,071      7.175        79.61       678        86.53
7.500 - 7.999.................      100        25,227,492       2.79        252,275      7.678        85.35       661        60.37
8.000 - 8.499.................       34         7,593,628       0.84        223,342      8.180        83.85       665        67.56
8.500 - 8.999.................       10         2,251,185       0.25        225,118      8.626        83.52       676        56.55
9.000 - 9.499.................        2           272,200       0.03        136,100      9.293        98.05       618       100.00
9.500 - 9.999.................        1           400,000       0.04        400,000      9.875        94.12       609       100.00
                                  -----      ------------    -------       --------    -------      -------     -----     --------
     Total....................    2,948      $904,405,044     100.00%      $306,786      6.143%       76.31%      701        83.65%
                                  =====      ============    =======

         The weighted average mortgage rate of the initial Group I Loans was approximately 6.143% per annum.

          NEXT ADJUSTMENT DATE OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
NEXT ADJUSTMENT DATE               LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
September 1, 2005.............        2      $     337,600      0.05%       $168,800     4.458%       80.00%       715      100.00%
October 1, 2005...............       20          7,196,107      1.01         359,805     5.151        77.39        716       97.04
November 1, 2005..............       26          7,782,755      1.09         299,337     5.754        74.69        707       85.27
December 1, 2005..............       31          9,926,472      1.39         320,209     6.042        79.44        707       94.97
January 1, 2006...............       15          5,941,478      0.83         396,099     5.873        68.15        705       95.87
February 1, 2006..............        2            806,850      0.11         403,425     5.194        77.40        707      100.00
February 1, 2007..............        2            646,342      0.09         323,171     6.153        75.83        609        0.00
March 1, 2007.................        2            649,980      0.09         324,990     6.563        81.45        681        0.00
April 1, 2007.................       35          9,975,960      1.40         285,027     6.120        78.27        685       85.26
May 1, 2007...................       86         23,181,541      3.25         269,553     6.343        77.99        678       80.61
June 1, 2007..................      326         89,440,350     12.53         274,357     6.249        79.26        679       83.30
July 1, 2007..................      335         90,183,041     12.64         269,203     6.276        80.23        681       88.78
August 1, 2007................      252         73,169,701     10.25         290,356     6.346        81.37        682       80.81
November 1, 2007..............        1            104,867      0.01         104,867     4.625        91.05        598        0.00
February 1, 2008..............        1             88,295      0.01          88,295     7.586        85.00        589        0.00
April 1, 2008.................       11          2,924,007      0.41         265,819     5.872        77.11        736      100.00
May 1, 2008...................       45         15,007,215      2.10         333,494     6.196        75.16        711       83.73
June 1, 2008..................       60         19,870,056      2.78         331,168     6.215        76.87        699       90.06
July 1, 2008..................       48         12,202,634      1.71         254,222     6.107        78.67        700       84.48
August 1, 2008................       22          5,554,404      0.78         252,473     6.274        80.97        696       81.29
March 1, 2010.................        2            511,600      0.07         255,800     5.936        78.71        695      100.00
April 1, 2010.................       30          6,598,933      0.92         219,964     6.049        77.74        720       90.39
May 1, 2010...................      105         31,376,158      4.40         298,821     6.210        77.35        703       94.39
June 1, 2010..................      373        103,681,114     14.53         277,965     6.073        76.90        713       93.91
June 30, 2010.................        1            449,000      0.06         449,000     5.875        68.57        683      100.00
July 1, 2010..................      359         93,957,171     13.17         261,719     6.149        77.68        708       94.62
August 1, 2010................      247         61,281,570      8.59         248,104     6.266        78.55        706       94.95
May 1, 2012...................        4          1,285,800      0.18         321,450     5.671        68.94        720      100.00
June 1, 2012..................       35         11,962,034      1.68         341,772     5.675        74.96        734       94.08
July 1, 2012..................       26         10,473,634      1.47         402,832     5.955        73.12        737       88.93
August 1, 2012................       19          5,594,200      0.78         294,432     5.621        80.29        729       92.74
June 1, 2015..................       22          7,770,158      1.09         353,189     5.687        75.07        760      100.00
July 1, 2015..................       10          3,169,800      0.44         316,980     5.676        73.87        743      100.00
August 1, 2015................        2            537,500      0.08         268,750     5.413        68.69        737      100.00
                                  -----      -------------    ------        --------   -------      -------     ------    --------
     Total....................    2,557      $ 713,638,325    100.00%       $279,092     6.163%       78.26%       699       89.47%
                                  =====      =============    ======

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the initial adjustable rate Group I Loans will be approximately 41 months.

              GROSS MARGIN OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
GROSS MARGINS (%)                  LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
1.000 - 1.499.................         1    $     150,400       0.02%     $150,400      4.250%       80.00%        659     100.00%
2.000 - 2.499.................     1,129      296,720,272      41.58       262,817      6.004        77.06         716      95.24
2.500 - 2.999.................       693      213,907,605      29.97       308,669      6.118        78.37         696      93.89
3.000 - 3.499.................       276       70,559,912       9.89       255,652      6.087        76.48         707      94.52
3.500 - 3.999.................        90       31,300,361       4.39       347,782      6.163        76.18         698      92.17
4.000 - 4.499.................        21        6,883,336       0.96       327,778      6.749        78.08         701      84.31
4.500 - 4.999.................        16        5,109,562       0.72       319,348      5.680        81.17         657      55.73
5.000 - 5.499.................        73       22,327,034       3.13       305,850      6.284        81.72         673      65.10
5.500 - 5.999.................       115       30,945,554       4.34       269,092      6.692        82.93         640      55.35
6.000 - 6.499.................        54       14,004,666       1.96       259,346      7.058        85.95         632      56.56
6.500 - 6.999.................        60       14,851,306       2.08       247,522      7.254        86.45         632      52.94
7.000 - 7.499.................        21        5,267,947       0.74       250,855      7.882        85.66         633      58.90
7.500 - 7.999.................         7        1,444,369       0.20       206,338      8.486        87.92         647       0.00
8.000 - 8.499.................         1          166,000       0.02       166,000      9.400       100.00         581     100.00
                                  ------    -------------    -------      --------    -------      -------     -------    -------
     Total....................     2,557    $ 713,638,325     100.00%     $279,092      6.163%       78.26%        699      89.47%
                                  ======    =============    =======

         As of the Cut-off Date, the weighted average gross margin of the initial adjustable rate Group I Loans will be approximately 3.071% per annum.

          MAXIMUM MORTGAGE RATE OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
MAXIMUM MORTGAGE RATES (%)         LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
  9.500 - 9.999...............       11     $   3,720,516       0.52%      $338,229      4.795%       73.62%       744       97.18%
10.000 - 10.499...............       89        25,328,842       3.55        284,594      5.189        74.65        735      100.00
10.500 - 10.999...............      359       108,057,235      15.14        300,995      5.665        76.51        713       94.79
11.000 - 11.499...............      471       125,998,076      17.66        267,512      5.864        77.57        711       93.76
11.500 - 11.999...............      632       182,828,280      25.62        289,285      6.020        77.20        708       93.60
12.000 - 12.499...............      447       124,343,411      17.42        278,173      6.360        78.80        688       89.60
12.500 - 12.999...............      314        84,457,259      11.83        268,972      6.738        80.34        672       78.75
13.000 - 13.499...............      114        27,427,034       3.84        240,588      7.260        82.56        666       78.43
13.500 - 13.999...............       83        21,211,308       2.97        255,558      7.636        86.21        658       57.80
14.000 - 14.499...............       17         3,982,018       0.56        234,236      7.934        84.85        643       51.31
14.500 - 14.999...............        8         2,000,967       0.28        250,121      8.368        84.30        643       37.81
15.000 - 15.499...............        2           272,200       0.04        136,100      9.293        98.05        618      100.00
15.500 - 15.999...............        1           400,000       0.06        400,000      9.875        94.12        609      100.00
16.500 - 16.999...............        1           676,000       0.09        676,000      4.875        80.00        659      100.00
17.000 - 17.499...............        1           331,750       0.05        331,750      5.250        79.00        687      100.00
17.500 - 17.999...............        1           158,740       0.02        158,740      5.625        80.00        704        0.00
18.000 - 18.499...............        3         1,499,197       0.21        499,732      6.140        74.69        688       84.39
18.500 - 18.999...............        3           945,493       0.13        315,164      6.714        80.00        693       43.35
                                  -----     -------------    -------       --------    -------      -------     ------     -------
     Total....................    2,557     $ 713,638,325     100.00%      $279,092      6.163%       78.26%       699       89.47%
                                  =====     =============    =======

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the initial adjustable rate Group I Loans will be approximately 11.792% per annum.

         MINIMUM MORTGAGE RATES OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
MINIMUM MORTGAGE RATES (%)         LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
1.000 - 1.499.................          1    $     150,400       0.02%      $150,400      4.250%      80.00%       659       100.00%
2.000 - 2.499.................      1,129      296,720,272      41.58        262,817      6.004       77.06        716        95.24
2.500 - 2.999.................        693      213,907,605      29.97        308,669      6.118       78.37        696        93.89
3.000 - 3.499.................        276       70,559,912       9.89        255,652      6.087       76.48        707        94.52
3.500 - 3.999.................         90       31,300,361       4.39        347,782      6.163       76.18        698        92.17
4.000 - 4.499.................         19        6,264,136       0.88        329,691      6.884       77.89        699        82.76
5.000 - 5.499.................         20        6,285,600       0.88        314,280      6.272       79.01        702       100.00
5.500 - 5.999.................         27        8,736,385       1.22        323,570      5.822       81.10        660        64.40
6.000 - 6.499.................         65       18,964,670       2.66        291,764      6.260       82.44        654        52.35
6.500 - 6.999.................        128       33,493,368       4.69        261,667      6.750       83.03        640        56.40
7.000 - 7.499.................         44       11,294,500       1.58        256,693      7.173       84.99        633        62.06
7.500 - 7.999.................         49       12,449,660       1.74        254,075      7.660       89.48        631        44.48
8.000 - 8.499.................         10        2,065,784       0.29        206,578      8.267       88.49        623        16.34
8.500 - 8.999.................          4          879,672       0.12        219,918      8.677       87.39        656         0.00
9.000 - 9.499.................          1          166,000       0.02        166,000      9.400      100.00        581       100.00
9.500 - 9.999.................          1          400,000       0.06        400,000      9.875       94.12        609       100.00
                                  -------    -------------    -------       --------    -------      ------     ------     --------
     Total....................      2,557    $ 713,638,325     100.00%      $279,092      6.163%      78.26%       699        89.47%
                                  =======    =============    =======

         As of the Cut-off Date, the weighted average minimum Mortgage Rate of the initial adjustable rate Group I Loans will be approximately 3.178% per annum.


            INITIAL RATE CAP OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
INITIAL RATE CAP (%)               LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
1.00..........................       87      $ 28,083,056        3.94%     $322,794      5.710%       76.15%       711        95.44%
1.50..........................        4         1,093,084        0.15       273,271      6.471        76.83        648        80.73
2.00..........................       56        18,320,027        2.57       327,143      6.119        78.19        705        92.78
3.00..........................    1,140       314,791,145       44.11       276,133      6.279        79.71        682        83.82
5.00..........................    1,044       273,787,868       38.37       262,249      6.172        78.01        707        94.53
6.00..........................      226        77,563,146       10.87       343,200      5.829        74.03        732        91.72
                                  -----      ------------     -------      --------    -------      -------     ------     --------
     Total....................    2,557      $713,638,325      100.00%     $279,092      6.163%       78.26%       699        89.47%
                                  =====      ============     =======


            PERIODIC RATE CAP OF THE INITIAL ADJUSTABLE GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
PERIODIC RATE CAP (%)              LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
1.00..........................      2,556   $713,118,325       99.93%      $278,998      6.162%      78.26%        699        89.46%
2.00..........................          1        520,000        0.07        520,000      7.850       80.00         702       100.00
                                  -------   ------------     -------       --------    -------      ------     -------     --------
     Total....................      2,557   $713,638,325      100.00%      $279,092      6.163%      78.26%        699        89.47%
                                  =======   ============     =======

                LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
LOAN-TO-VALUE RATIOS OF THE       GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
GROUP I LOANS (%)                  LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Less than or equal to 25.00....        6     $  1,848,955       0.20%      $308,159     6.693%       18.82%        682       84.29%
25.01 - 30.00..................       10        1,896,128       0.21        189,613     5.398        26.81         729       55.66
30.01 - 35.00..................       10        2,445,733       0.27        244,573     6.021        32.33         671       70.70
35.01 - 40.00..................       19        6,708,416       0.74        353,075     5.621        38.05         726       63.56
40.01 - 45.00..................       20        7,929,644       0.88        396,482     5.825        43.03         713       64.73
45.01 - 50.00..................       28       10,980,706       1.21        392,168     5.727        47.81         741       65.75
50.01 - 55.00..................       48       21,251,637       2.35        442,742     5.882        52.59         724       71.11
55.01 - 60.00..................       55       24,642,228       2.72        448,041     5.782        58.21         706       78.38
60.01 - 65.00..................      116       47,669,081       5.27        410,940     5.825        63.96         708       72.59
65.01 - 70.00..................      194       57,606,272       6.37        296,940     6.115        69.29         704       84.39
70.01 - 75.00..................      177       62,258,369       6.88        351,742     6.171        73.72         707       80.39
75.01 - 80.00..................    1,903      564,774,488      62.45        296,781     6.099        79.77         704       89.37
80.01 - 85.00..................       57       18,364,953       2.03        322,192     6.593        84.38         640       59.36
85.01 - 90.00..................      211       54,987,088       6.08        260,602     6.895        89.61         663       62.78
90.01 - 95.00..................       76       16,933,628       1.87        222,811     7.035        94.76         687       80.69
95.01 - 100.00.................       18        4,107,720       0.45        228,207     6.288       100.00         724       97.97
                                  ------     ------------    -------       --------    ------      -------     -------     -------
     Total.....................    2,948     $904,405,044     100.00%      $306,786     6.143%       76.31%        701       83.65%
                                  ======     ============    =======

         The minimum and maximum loan-to-value ratios of the initial first lien Group I Loans at origination were approximately 16.39% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the Group I Loans at origination was approximately 76.31%.

         The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See "Risk Factors--Some of the Mortgage Loans Were Originated Simultaneously with Second Liens." The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 86.34%.

                  OCCUPANCY TYPES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
OCCUPANCY (AS INDICATED BY        GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
BORROWER)                          LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Investor Occupied.............        485   $ 102,946,874       11.38%      $212,262     6.522%      75.25%         712       78.91%
Owner Occupied................      2,336     769,228,555       85.05        329,293     6.071       76.43          700       84.00
Second Home...................        127      32,229,615        3.56        253,776     6.643       76.68          699       90.21
                                    -----   -------------     -------       --------   -------      ------       ------    --------
     Total....................      2,948   $ 904,405,044      100.00%      $306,786     6.143%      76.31%         701       83.65%
                                    =====   =============     =======

                 DOCUMENTATION TYPE OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
DOCUMENTATION TYPE                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Full Documentation Provided......    616   $ 180,250,184       19.93%     $292,614      5.904%       77.31%        714       80.67%
No Income / No Asset.............    272      82,981,823        9.18       305,080      6.119        67.58         706       74.27
No Ratio.........................    208      71,390,808        7.89       343,225      6.293        74.59         707       90.73
Stated Income / Stated Asset.....    685     201,136,730       22.24       293,630      6.414        78.38         681       69.76
Stated Income / Verified Assets..  1,167     368,645,499       40.76       315,892      6.088        76.98         705       93.42
                                  ------   -------------     -------      --------    -------      -------     -------    --------
     Total.......................  2,948   $ 904,405,044      100.00%     $306,786      6.143%       76.31%        701       83.65%
                                  ======   =============     =======

         See "--Details of Specific Programs of the Originator" below for a detailed description of the Originator's loan programs and documentation requirements.

                   CREDIT SCORES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
CREDIT SCORE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
576 - 600.....................        57     $ 13,966,677       1.54%     $245,029      6.860%      82.16%        590      41.07%
601 - 625.....................       137       39,970,128       4.42       291,753      6.771       81.90         615      57.38
626 - 650.....................       349       96,666,792      10.69       276,982      6.481       77.13         639      78.15
651 - 675.....................       457      136,575,601      15.10       298,853      6.324       77.28         664      86.04
676 - 700.....................       566      176,896,804      19.56       312,539      6.129       76.45         687      86.96
701 - 725.....................       444      145,953,405      16.14       328,724      6.026       75.70         713      87.83
726 - 750.....................       390      118,537,232      13.11       303,942      5.911       75.54         737      87.10
751 - 775.....................       314      101,344,368      11.21       322,753      5.883       74.62         763      88.98
776 - 800.....................       194       62,343,644       6.89       321,359      5.889       73.80         786      79.07
801 - 825.....................        40       12,150,392       1.34       303,760      5.863       73.29         807      82.59
                                  ------     ------------    -------      --------    -------      ------     -------    --------
     Total....................     2,948     $904,405,044     100.00%     $306,786      6.143%      76.31%        701      83.65%
                                  ======     ============    =======

                   PROPERTY TYPES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
PROPERTY TYPE                      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Single Family.................      1,605   $ 537,081,051      59.39%      $334,630      6.100%     75.05%         700       81.87%
Pud...........................        835     217,762,792      24.08        260,794      6.150      78.30          704       90.50
Condo.........................        313      82,317,814       9.10        262,996      6.107      78.64          711       93.91
2-4 Family....................        195      67,243,386       7.44        344,838      6.505      77.02          690       63.10
                                  -------   -------------    -------       --------    -------    -------      -------     -------
     Total....................      2,948   $ 904,405,044     100.00%      $306,786      6.143%     76.31%         701       83.65%
                                  =======   =============    =======

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
STATE                              LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
California....................     1,259   $ 481,884,024      53.28%      $382,751      5.977%     74.75%         705        87.09%
Georgia.......................       501     105,284,676      11.64        210,149      5.888      78.67          721        93.96
New Jersey....................       206      67,108,879       7.42        325,771      6.582      79.32          680        63.99
Florida.......................       243      52,547,577       5.81        216,245      6.672      79.38          695        86.31
New York......................       130      50,578,851       5.59        389,068      6.406      75.42          679        57.58
Nevada........................        94      22,689,742       2.51        241,380      6.173      77.59          705        94.57
Massachusetts.................        57      19,112,560       2.11        335,308      6.559      74.50          702        68.81
Arizona.......................        76      16,229,071       1.79        213,540      6.328      79.20          700        86.04
Washington....................        51      13,584,009       1.50        266,353      5.983      80.19          687        91.23
Colorado......................        43      11,685,970       1.29        271,767      6.474      77.47          704        98.95
Maryland......................        32       8,903,072       0.98        278,221      6.601      80.04          665        68.33
Connecticut...................        22       7,158,511       0.79        325,387      6.328      70.86          681        65.97
Texas.........................        35       5,875,334       0.65        167,867      6.508      79.43          687        72.82
North Carolina................        24       5,273,020       0.58        219,709      6.481      74.57          683        87.12
Virginia......................        18       5,069,355       0.56        281,631      6.334      80.05          700        82.80
Other.........................       157      31,420,393       3.47        200,130      6.549      78.02          694        76.68
                                  ------   -------------    -------       --------    -------     ------     --------     --------
     Total....................     2,948   $ 904,405,044     100.00%      $306,786      6.143%     76.31%         701        83.65%
                                  ======   =============    =======

         No more than approximately 0.63% of the initial Group I Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

                   LOAN PURPOSES OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
LOAN PURPOSE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Cash Out Refi.................       807   $  284,180,958       31.42%     $352,145     6.223%       72.30%        684      71.78%
Purchase......................     1,978      557,512,584       61.64       281,857     6.146        79.05         708      89.78
Rate & Term Refi..............       163       62,711,501        6.93       384,733     5.747        70.03         719      82.91
                                  ------   --------------     -------      --------   -------      -------     -------    -------
     Total....................     2,948   $  904,405,044      100.00%     $306,786     6.143%       76.31%        701      83.65%
                                  ======   ==============     =======

         In general, in the case of a Group I Loan made for "rate and term" refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous Group I Loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The Group I Loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous Group I Loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                    PRODUCT TYPE OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
PRODUCT TYPE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
10/6 Arm (IO)...................      34    $ 11,477,458      1.27%      $ 337,572      5.671%      74.44%       754      100.00%
15Y Fixed Amort.................      67      14,459,457      1.60         215,813      5.830       58.29        700        0.00
15Y Fixed Amort (IO)............       1       1,880,000      0.21       1,880,000      4.750       80.00        755      100.00
20Y Fixed Amort.................      14       3,761,582      0.42         268,684      5.996       59.72        682        0.00
2/6 Month LIBOR.................     199      46,361,503      5.13         232,972      6.822       82.42        650        0.00
2/6 Month LIBOR - 24 Month IO...       8       2,427,350      0.27         303,419      6.479       80.09        706      100.00
2/6 Month LIBOR - 60 Month IO...     111      33,990,751      3.76         306,223      6.468       80.88        658      100.00
2/6 Month LIBOR - 120 Month IO..     720     204,467,310     22.61         283,982      6.132       79.25        691      100.00
30Y Fixed Amort.................     111      54,531,596      6.03         491,276      6.045       71.58        711        0.00
30Y Fixed Amort (IO)............     198     116,134,085     12.84         586,536      6.132       69.25        713      100.00
3/1 ARM 1 YR CMT................       1         104,867      0.01         104,867      4.625       91.05        598        0.00
3/6 Month LIBOR.................      29       7,439,489      0.82         256,534      6.659       76.94        683        0.00
3/6 Month LIBOR - 24 Month IO...       1         300,667      0.03         300,667      5.875       80.00        741      100.00
3/6 Month LIBOR - 36 Month IO...      19       6,822,650      0.75         359,087      6.307       78.19        682      100.00
3/6 Month LIBOR - 60 Month IO...      21       6,261,954      0.69         298,188      6.392       78.57        683      100.00
3/6 Month LIBOR - 120 Month IO..     117      34,821,851      3.85         297,623      6.011       76.85        716      100.00
5/6 Month LIBOR.................      68      16,865,929      1.86         248,028      6.270       74.80        704        0.00
5/6 Month LIBOR - 36 Month IO...       2         584,650      0.06         292,325      5.991       81.71        664      100.00
5/6 Month LIBOR - 60 Month IO...     117      43,548,175      4.82         372,207      6.079       77.87        707      100.00
5/6 Month LIBOR - 120 Month IO..     930     236,856,791     26.19         254,685      6.155       77.67        710      100.00
6 Mo Libor Arm..................       7       2,104,795      0.23         300,685      6.084       80.72        693        0.00
6 Mo Libor Arm (IO).............      89      29,886,467      3.30         335,803      5.675       75.33        710      100.00
7/6 Month LIBOR.................       9       2,274,112      0.25         252,679      5.847       75.60        751        0.00
7/6 Month LIBOR - 84 Month IO...      16       5,792,150      0.64         362,009      5.699       74.34        724      100.00
7/6 Month LIBOR - 120 Month IO..      59      21,249,406      2.35         360,159      5.773       75.19        734      100.00
                                  ------    ------------   -------       ---------    -------     -------     ------     -------
     Total......................   2,948    $904,405,044    100.00%      $ 306,786      6.143%      76.31%       701       83.65%
                                  ======    ============   =======


                     INDEX TYPE OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
INDEX TYPE                         LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
1 YR CMT......................          1    $    104,867       0.01%      $104,867      4.625%       91.05%       598       0.00%
6 M Libor.....................      2,556     713,533,459      78.90        279,160      6.163        78.26        699      89.48
Fixed.........................        391     190,766,719      21.09        487,894      6.068        69.00        711      61.86
                                  -------    ------------    -------       --------    -------      -------     ------    -------
     Total....................      2,948    $904,405,044     100.00%      $306,786      6.143%       76.31%       701      83.65%
                                  =======    ============    =======

         ORIGINAL PREPAYMENT PENALTY TERM FOR THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
ORIGINAL PREPAYMENT PENALTY       GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
TERM (MONTHS)                      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
0.............................      793    $ 264,418,900      29.24%      $333,441     6.390%       76.84%        697        77.80%
6.............................       31       11,915,293       1.32        384,364     5.969        68.87         731        86.85
12............................      244       88,869,157       9.83        364,218     6.180        74.71         698        78.81
24............................      891      248,488,757      27.48        278,887     6.120        78.66         693        90.57
36............................      791      233,737,350      25.84        295,496     5.967        74.13         708        83.10
60............................      198       56,975,586       6.30        287,755     5.794        76.56         733        89.64
                                -------    -------------    -------       --------   -------      -------     -------     --------
     Total....................    2,948    $ 904,405,044     100.00%      $306,786     6.143%       76.31%        701        83.65%
                                =======    =============    =======


                   ORIGINAL TERM OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
ORIGINAL TERM (MONTHS)             LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
180 or less...................        68    $  16,339,457       1.81%    $240,286      5.706%       60.79%        706        11.51%
181 - 240.....................        14        3,761,582       0.42      268,684      5.996        59.72         682         0.00
301 - 360.....................     2,866      884,304,006      97.78      308,550      6.152        76.66         701        85.34
                                 -------    -------------    -------     --------    -------      -------     -------     --------
     Total....................     2,948    $ 904,405,044     100.00%    $306,786      6.143%       76.31%        701        83.65%
                                 =======    =============    =======


                   REMAINING TERM OF THE INITIAL GROUP I LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I     PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
REMAINING TERM (MONTHS)            LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
180 or less.................         68      $  16,339,457       1.81%    $ 240,286      5.706%      60.79%        706       11.51%
181 - 240...................         14          3,761,582       0.42       268,684      5.996       59.72         682        0.00
301 - 360...................      2,866        884,304,006      97.78       308,550      6.152       76.66         701       85.34
                                 ------      -------------    -------     ---------    -------     -------     -------     -------
      Total.................      2,948      $ 904,405,044     100.00%    $ 306,786      6.143%      76.31%        701       83.65%
                                 ======      =============    =======

                     SEASONING OF THE INITIAL GROUP I LOANS

                                                                                                                         PERCENTAGE
                                                         PERCENTAGE OF                                                      OF
                                             AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF     UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP I    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP I
SEASONING (MONTHS)                 LOANS      BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ---------  -----------   ----------    ----------   -------      ------      ------       -----
0 - 6........................      2,944   $ 903,565,541      99.91%     $ 306,918      6.143%      76.30%        702       83.72%
7 - 12.......................          4         839,503       0.09        209,876      6.113       78.70         606        0.00
                                 -------   -------------    -------      ---------    -------     -------     -------     -------
     Total:..................      2,948   $ 904,405,044     100.00%     $ 306,786      6.143%      76.31%        701       83.65%
                                 =======   =============    =======

MORTGAGE LOAN CHARACTERISTICS - INITIAL GROUP II LOANS

         The initial Group II Loans will initially contain approximately 1,308 mortgage loans and have an aggregate principal balance of approximately $242,466,137 as of the Cut-off Date. No initial Group II Loan had a principal balance at origination of greater than approximately $665,000 or less than approximately $40,000. No initial Group II Loan had a principal balance as of the Cut-off Date of greater than approximately $665,000 or less than approximately $40,000.

         As of the Cut-off Date, the initial Group II Loans had mortgage rates ranging from approximately 5.000% per annum to approximately 11.00% per annum. The weighted average remaining term of initial the Group II Loans will be approximately 358 months as of the Cut-off Date. None of the initial Group II Loans will have a first Due Date prior to April 2005 or after September 2005, or will have a remaining term of less than 354 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any initial Group II Loan is August 2035.

         All of the initial Group II Loans have fixed interest rates and none of the initial Group II Loans have adjustable interest rates, in some cases after an initial fixed interest rate period.

         None of the initial Group II Loans are buydown mortgage loans.

         None of the initial Group II Loans were 30 days or more delinquent as of the Cut-off Date. As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July
31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         Approximately 72.45% of the initial Group II Loans provide for prepayment charges.

         Approximately 5.56% of the initial Group II Loans are covered by a borrower-paid Primary Insurance Policy issued by a private mortgage insurer.

         Approximately 2.51% of the initial Group II Loans are covered by the Lender-Paid Primary Insurance Policy.

         As set forth in the "Credit Scores" tables below related to the initial Group II Loans, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

         Set forth below is a description of certain additional characteristics of the initial Group II Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the initial Group II Loans are approximate percentages by aggregate principal balance of the initial Group II Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.


            ORIGINAL PRINCIPAL BALANCES OF THE INITIAL GROUP II LOANS

                                                                                                                         PERCENTAGE
                                                           PERCENTAGE OF                                                     OF
                                              AGGREGATE      ORIGINAL     AVERAGE                 WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF     ORIGINAL     AGGREGATE     ORIGINAL    WEIGHTED    AVERAGE      AVERAGE      ONLY
ORIGINAL PRINCIPAL                GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT     GROUP II
BALANCES ($)                       LOANS       BALANCE       BALANCE      BALANCE     COUPON*      RATIO*      SCORE*       LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
 25,000.01 -  50,000.00.........      14    $    640,175       0.26%     $ 45,727     6.981%       51.66%        713       33.78%
 50,000.01 -  75,000.00.........      52       3,465,186       1.43        66,638     6.910        69.25         707       44.08
 75,000.01 - 100,000.00.........     118      10,425,135       4.29        88,349     6.719        71.48         702       35.30
100,000.01 - 125,000.00.........     196      22,245,338       9.15       113,497     6.656        76.10         704       53.01
125,000.01 - 150,000.00.........     176      24,244,261       9.97       137,751     6.541        73.59         705       55.10
150,000.01 - 175,000.00.........     141      22,798,206       9.38       161,689     6.543        75.32         698       48.14
175,000.01 - 200,000.00.........     119      22,291,830       9.17       187,326     6.457        72.82         690       49.72
200,000.01 - 225,000.00.........     109      23,112,761       9.51       212,044     6.398        72.73         691       57.11
225,000.01 - 250,000.00.........      71      16,980,997       6.98       239,169     6.334        71.49         705       47.95
250,000.01 - 275,000.00.........      86      22,536,572       9.27       262,053     6.436        73.41         699       53.70
275,000.01 - 300,000.00.........      78      22,493,109       9.25       288,373     6.259        70.51         701       52.57
300,000.01 - 325,000.00.........      49      15,368,437       6.32       313,642     6.236        71.11         706       61.29
325,000.01 - 359,650.00.........      70      24,168,824       9.94       345,269     6.263        73.41         703       49.95
359,650.01 - 500,000.00.........      27      11,154,060       4.59       413,113     6.183        72.06         709       30.10
500,000.01 - 1,000,000.00.......       2       1,221,000       0.50       610,500     6.386        74.55         764       54.46
                                   -----    ------------    -------      --------   -------      -------    --------    --------
     Total......................   1,308    $243,145,891     100.00%     $185,891     6.430%       72.93%        701       50.76%
                                   =====    ============    =======

         ------------------
         *Weighted by the original balance

         The average principal balance of the initial Group II Loans at origination was approximately $185,891.

            CURRENT PRINCIPAL BALANCES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
CURRENT PRINCIPAL BALANCES($)      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
  25,000.01 - 50,000.00.........       14    $    637,348       0.26%     $ 45,525      6.980%       51.64%       713        33.93%
  50,000.01 - 75,000.00.........       52       3,452,803       1.42        66,400      6.909        69.24        707        44.24
  75,000.01 - 100,000.00........      118      10,387,492       4.28        88,030      6.718        71.48        702        35.43
100,000.01 - 125,000.00.........      196      22,182,806       9.15       113,178      6.656        76.11        704        53.16
125,000.01 - 150,000.00.........      177      24,326,701      10.03       137,439      6.552        73.62        705        54.91
150,000.01 - 175,000.00.........      146      23,638,544       9.75       161,908      6.556        75.72        698        46.43
175,000.01 - 200,000.00.........      115      21,586,085       8.90       187,705      6.417        72.39        689        51.35
200,000.01 - 225,000.00.........      109      23,104,237       9.53       211,965      6.417        72.47        691        57.14
225,000.01 - 250,000.00.........       69      16,481,208       6.80       238,858      6.317        71.65        705        49.41
250,000.01 - 275,000.00.........       90      23,577,022       9.72       261,967      6.427        73.17        698        51.33
275,000.01 - 300,000.00.........       74      21,334,067       8.80       288,298      6.259        70.63        703        55.43
300,000.01 - 325,000.00.........       50      15,655,681       6.46       313,114      6.236        70.47        707        60.17
325,000.01 - 359,650.00.........       69      23,777,634       9.81       344,603      6.263        73.87        702        50.77
359,650.01 - 500,000.00.........       27      11,106,913       4.58       411,367      6.183        72.07        709        30.22
500,000.01 - 1,000,000.00.......        2       1,217,594       0.50       608,797      6.387        74.54        764        54.62
                                    -----   -------------    -------      --------    -------      -------     ------     --------
     Total......................    1,308   $ 242,466,137     100.00%     $185,372      6.430%       72.94%       701        50.90%
                                    =====   =============    =======

         As of the Cut-off Date, the average current principal balance of the initial Group II Loans will be approximately $185,372.


                  MORTGAGE RATES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
MORTGAGE RATES (%)                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
  5.000 - 5.499.................       16    $   3,669,018       1.51%     $229,314      5.246%     61.22%        718        47.19%
  5.500 - 5.999.................      251       55,886,740      23.05       222,656      5.811      64.36         716        41.69
  6.000 - 6.499.................      400       76,750,161      31.65       191,875      6.212      71.92         702        50.64
  6.500 - 6.999.................      394       68,625,225      28.30       174,176      6.651      77.11         693        59.14
  7.000 - 7.499.................      118       18,644,731       7.69       158,006      7.163      81.18         695        50.36
  7.500 - 7.999.................       98       14,362,569       5.92       146,557      7.676      81.07         689        53.79
  8.000 - 8.499.................       19        2,804,948       1.16       147,629      8.099      80.46         677        45.12
  8.500 - 8.999.................       10        1,506,781       0.62       150,678      8.717      86.27         652        36.79
10.000 - 10.499.................        1          133,964       0.06       133,964     10.000      80.00         656         0.00
11.000 - 11.499.................        1           82,000       0.03        82,000     11.000      80.00         687         0.00
                                    -----    -------------    -------      --------    -------    -------    --------     --------
     Total......................    1,308    $ 242,466,137     100.00%     $185,372      6.430%     72.94%        701        50.90%
                                    =====    =============    =======

The weighted average mortgage rate of the initial Group II Loans was approximately 6.430% per annum.

               LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
LOAN-TO-VALUE RATIOS OF THE       GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
GROUP II LOANS (%)                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ---------   -----------   ----------    ----------   -------      ------      ------       -----
less than or equal to 25.00....       13    $  1,673,710       0.69%      $128,747      6.124%       17.90%        719       71.70%
25.01 -   30.00................       12       1,683,255       0.69        140,271      5.868        27.27         741        2.38
30.01 -   35.00................        7       1,240,235       0.51        177,176      5.850        33.41         706       42.62
35.01 -   40.00................       18       3,036,440       1.25        168,691      6.080        37.78         711       33.97
40.01 -   45.00................       30       5,549,583       2.29        184,986      5.956        42.32         708       50.39
45.01 -   50.00................       50       8,221,354       3.39        164,427      6.043        47.58         712       29.02
50.01 -   55.00................       35       7,320,497       3.02        209,157      5.964        52.74         707       35.48
55.01 -   60.00................       72      15,846,372       6.54        220,088      6.109        57.78         683       31.91
60.01 -   65.00................       82      16,692,016       6.88        203,561      6.124        63.38         691       38.24
65.01 -   70.00................       75      16,415,063       6.77        218,868      6.284        68.99         703       44.53
70.01 -   75.00................       83      13,029,143       5.37        156,978      6.570        73.42         697       50.39
75.01 -   80.00................      696     128,752,432      53.10        184,989      6.526        79.71         701       57.70
80.01 -   85.00................       11       2,456,615       1.01        223,329      6.764        84.61         684       54.73
85.01 -   90.00................       63      10,619,571       4.38        168,565      6.785        89.61         703       59.79
90.01 -   95.00................       47       7,357,418       3.03        156,541      7.173        94.97         712       52.05
95.01 -  100.00................       14       2,572,432       1.06        183,745      6.755       100.00         730       66.61
                                   -----    ------------    -------       --------    -------      -------     -------     -------
     Total.....................    1,308    $242,466,137     100.00%      $185,372      6.430%       72.94%        701       50.90%
                                   =====    ============    =======

--------------------
         The minimum and maximum loan-to-value ratios of the initial first lien Group II Loans at origination were approximately 10.61% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the first lien Group II Loans at origination was approximately 72.94%.

         The loan-to-value ratios indicated above do not give effect to any second lien mortgage not included in the trust but originated simultaneously with a first lien mortgage loan included in the trust. See "Risk Factors--Some of the Mortgage Loans Were Originated Simultaneously with Second Liens." The weighted average of the original loan-to-value ratios of the first lien mortgage loans without a related second mortgage lien mortgage loan and the combined loan-to-value ratios of the related first lien mortgage loans, included in the trust, and the second lien mortgage loans, not included in the trust, in each case as of origination, was approximately 81.05%.

                  OCCUPANCY TYPES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
OCCUPANCY (AS INDICATED BY        GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
BORROWER)                          LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ---------   -----------   ----------    ----------   -------      ------      ------       -----
Investor Occupied..............      242    $ 39,936,337      16.47%      $165,026      6.681%       70.48%         716      44.55%
Owner Occupied.................    1,004     193,000,247      79.60        192,231      6.365        73.15          697      51.84
Second Home....................       62       9,529,552       3.93        153,702      6.693        78.98          711      58.59
                                   -----    ------------    -------       --------    -------      -------     --------   --------
     Total.....................    1,308    $242,466,137     100.00%      $185,372      6.430%       72.94%         701      50.90%
                                   =====    ============    =======

                DOCUMENTATION TYPE OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
DOCUMENTATION TYPE                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Full Documentation Provided......     325    $ 57,201,172      23.59%      $176,004     6.323%       77.41%       708        59.17%
No Income / No Asset.............     294      53,172,754      21.93        180,860     6.500        66.02        696        40.87
No Ratio.........................      86      16,108,857       6.64        187,312     6.539        70.57        713        50.42
Stated Income / Stated Asset.....     232      47,811,083      19.72        206,082     6.397        72.20        692        43.86
Stated Income / Verified Assets..     371      68,172,270      28.12        183,753     6.463        75.64        702        56.84
                                    -----    ------------    -------       --------    ------      -------     ------     --------
     Total.......................   1,308    $242,466,137     100.00%      $185,372     6.430%       72.94%       701        50.90%
                                    =====    ============    =======

         See "--Details of Specific Programs of the Originator" below for a detailed description of the Originator's loan programs and documentation requirements.


                   CREDIT SCORES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
CREDIT SCORE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
576 - 600.......................       9     $   1,670,364       0.69%      $185,596    6.779%       59.44%        585        0.00%
601 - 625.......................      31         5,689,898       2.35        183,545    6.434        71.44         619       42.21
626 - 650.......................     175        34,284,945      14.14        195,914    6.597        71.37         639       50.35
651 - 675.......................     243        43,592,275      17.98        179,392    6.488        73.36         664       52.39
676 - 700.......................     238        43,598,755      17.98        183,188    6.538        74.61         688       52.95
701 - 725.......................     197        36,134,046      14.90        183,422    6.396        73.90         713       50.90
726 - 750.......................     168        31,961,670      13.18        190,248    6.317        74.87         739       54.82
751 - 775.......................     133        24,806,771      10.23        186,517    6.295        73.10         762       52.10
776 - 800.......................      96        18,064,297       7.45        188,170    6.165        68.63         785       46.55
801 - 825.......................      18         2,663,115       1.10        147,951    6.205        61.84         807       22.07
                                   -----     -------------    -------       --------   ------      -------     -------     -------
     Total......................   1,308     $ 242,466,137     100.00%      $185,372    6.430%       72.94%        701       50.90%
                                   =====     =============    =======


                  PROPERTY TYPES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
PROPERTY TYPE                      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Single Family..................      775     $140,002,521      57.74%      $180,648      6.404%      71.81%       697        49.46%
Pud............................      351       60,490,311      24.95        172,337      6.479       77.10        703        57.66
Condo..........................       90       15,907,622       6.56        176,751      6.562       75.65        707        65.47
2-4 Family.....................       92       26,065,683      10.75        283,323      6.374       67.66        713        34.05
                                   -----     ------------    -------       --------    -------      ------     ------     --------
     Total.....................    1,308     $242,466,137     100.00%      $185,372      6.430%      72.94%       701        50.90%
                                   =====     ============    =======

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
STATE                              LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
California......................     339    $  79,634,900     32.84%      $234,911      6.075%       64.34%       703        41.33%
Georgia.........................     275       42,829,708     17.66        155,744      6.368        79.32        708        71.07
New York........................      76       20,350,417      8.39        267,769      6.454        71.78        693        43.87
Florida.........................      87       14,349,617      5.92        164,938      6.831        78.96        702        66.73
New Jersey......................      63       13,508,095      5.57        214,414      6.733        72.89        690        51.24
Texas...........................      84       10,074,192      4.15        119,931      6.687        79.12        707        24.69
Arizona.........................      39        7,006,188      2.89        179,646      6.781        78.89        693        50.96
Michigan........................      38        6,362,316      2.62        167,429      6.642        77.36        694        70.89
Connecticut.....................      24        4,684,778      1.93        195,199      6.383        72.04        701        29.18
Pennsylvania....................      33        4,226,768      1.74        128,084      6.786        77.04        703        34.13
Colorado........................      17        3,531,679      1.46        207,746      6.571        77.03        700        88.36
Washington......................      19        3,402,980      1.40        179,104      6.360        79.97        707        69.99
South Carolina..................      23        3,199,789      1.32        139,121      6.968        81.30        710        59.27
Massachusetts...................      12        2,867,173      1.18        238,931      6.924        72.58        668        42.17
Virginia........................      14        2,733,431      1.13        195,245      6.777        77.99        678        66.93
Other...........................     165       23,704,105      9.78        143,661      6.793        78.22        698        45.66
                                   -----    -------------    ------       --------    -------      -------     ------     --------
     Total......................   1,308    $ 242,466,137    100.00%      $185,372      6.430%       72.94%       701        50.90%
                                   =====    =============    ======

         No more than approximately 0.94% of the initial Group II Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

                   LOAN PURPOSES OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
LOAN PURPOSE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Cash Out Refi..................       455   $   98,954,035     40.81%      $217,481     6.272%       65.89%        688       42.04%
Purchase.......................       743      123,600,657     50.98        166,354     6.591        78.96         711       57.21
Rate & Term Refi...............       110       19,911,445      8.21        181,013     6.213        70.54         700       55.76
                                   ------   --------------   -------       --------   -------      -------     -------     -------
     Total.....................     1,308   $  242,466,137    100.00%      $185,372     6.430%       72.94%        701       50.90%
                                   ======   ==============   =======

         In general, in the case of a Group II Loan made for "rate and term" refinance purposes, substantially all of the proceeds are used by the mortgagor to pay in full the principal balance of a previous Group II Loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. The Group II Loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous Group II Loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

                   PRODUCT TYPE OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
PRODUCT TYPE                       LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
30Y Fixed Amort.................       654   $119,048,567     49.10%      $182,031      6.400%       70.63%         701        0.00%
30Y Fixed Amort (IO)............       654    123,417,570     50.90        188,712      6.459        75.16          701      100.00
                                    ------   ------------   -------       --------    -------      -------     --------     -------
     Total......................     1,308   $242,466,137    100.00%      $185,372      6.430%       72.94%         701       50.90%
                                    ======   ============   =======


                    INDEX TYPE OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
INDEX TYPE                         LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
Fixed.........................       1,308   $242,466,137     100.00%      $185,372      6.430%      72.94%        701       50.90%
                                  --------   ------------    -------       --------    -------      ------     -------     -------
     Total....................       1,308   $242,466,137     100.00%      $185,372      6.430%      72.94%        701       50.90%
                                  ========   ============    =======


         ORIGINAL PREPAYMENT PENALTY TERM FOR THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
ORIGINAL PREPAYMENT PENALTY       GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
TERM (MONTHS)                      LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
0.............................        366    $ 66,793,156      27.55%     $182,495      6.583%      73.93%         702       45.68%
6.............................          5       1,072,340       0.44       214,468      5.759       71.33          716       58.61
12............................         99      24,460,340      10.09       247,074      6.467       69.14          691       37.83
24............................        143      23,741,659       9.79       166,026      6.488       73.91          704       51.26
36............................        601     109,372,101      45.11       181,984      6.343       72.28          700       53.86
60............................         94      17,026,541       7.02       181,133      6.299       77.42          713       70.17
                                  -------    ------------    -------      --------    -------     -------      -------     -------
     Total....................      1,308    $242,466,137     100.00%     $185,372      6.430%      72.94%         701       50.90%
                                  =======    ============    =======


                   ORIGINAL TERM OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
ORIGINAL TERM (MONTHS)             LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
301 - 360.....................     1,308    $ 242,466,137     100.00%     $185,372      6.430%       72.94%        701        50.90%
                                 -------    -------------    -------      --------    -------      -------    --------     --------
     Total....................     1,308    $ 242,466,137     100.00%     $185,372      6.430%       72.94%        701        50.90%
                                 =======    =============    =======

                  REMAINING TERM OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
REMAINING TERM (MONTHS)            LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
  301 -   360.................    1,308      $ 242,466,137    100.00%     $185,372      6.430%       72.94%       701        50.90%
                                  -----      -------------   -------      --------    -------      -------     ------      -------
     Total....................    1,308      $ 242,466,137    100.00%     $185,372      6.430%       72.94%       701        50.90%
                                  =====      =============   =======

                     SEASONING OF THE INITIAL GROUP II LOANS

                                                                                                                          PERCENTAGE
                                                          PERCENTAGE OF                                                      OF
                                              AGGREGATE   CUT-OFF DATE                            WEIGHTED    WEIGHTED    INTEREST
                                 NUMBER OF      UNPAID      AGGREGATE     AVERAGE     WEIGHTED    AVERAGE      AVERAGE      ONLY
                                  GROUP II    PRINCIPAL     PRINCIPAL     PRINCIPAL   AVERAGE  LOAN-TO-VALUE   CREDIT      GROUP II
SEASONING (MONTHS)                 LOANS       BALANCE       BALANCE      BALANCE     COUPON       RATIO       SCORE        LOANS
-------------------------------  ----------  -----------   ----------    ----------   -------      ------      ------       -----
0-6............................     1,308   $ 242,466,137     100.00%      $185,372     6.430%       72.94%       701        50.90%
                                   ------   -------------    -------       --------    ------      -------     ------      -------
     Total.....................     1,308   $ 242,466,137     100.00%      $185,372     6.430%       72.94%       701        50.90%
                                   ======   =============    =======

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         Under and to the extent provided in the Agreement, the Securities Administrator, on behalf of the Trust, will be obligated to purchase from the company during the Funding Period, subject to the availability thereof, Group I subsequent mortgage loans and Group II subsequent mortgage loans. The Group I subsequent mortgage loans and Group II subsequent mortgage loans will be transferred to the Securities Administrator, on behalf of the trust, on the related Subsequent Transfer Date pursuant to the related Subsequent Transfer Instrument between the company and the Trustee. In connection with the purchase of Group I subsequent mortgage loans and Group II subsequent mortgage loans on such Subsequent Transfer Dates, the Trustee, on behalf of the trust, will be required to pay to the company solely from amounts on deposit in the related Pre-Funding Account, a cash purchase price of 100% of the principal balance of the Group I subsequent mortgage loans and Group II subsequent mortgage loans. The amount paid from the related Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Group I subsequent mortgage loans and Group II subsequent mortgage loans. Following each Subsequent Transfer Date, the aggregate Stated Principal Balance of the mortgage loans will increase by an amount equal to the aggregate Stated Principal Balance of the related Group I subsequent mortgage loans and Group II subsequent mortgage loans so purchased and the amount in the related Pre-Funding Account will decrease accordingly.

         The Group I Pre-Funding Account will be established to provide the Securities Administrator, on behalf of the trust, with sufficient funds to purchase the Group I subsequent mortgage loans. On or about September 30, 2005, and otherwise during the Funding Period, the Group I Original Pre-Funded Amount will be reduced by the amount used to purchase the Group I subsequent mortgage loans for the mortgage pool in accordance with the Agreement. Any investment income on funds in the Group I Pre-Funding Account will be included in Group I Available Funds.

         Any conveyance of Group I subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Agreement; (b) the company will not select such mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders; (c) the company will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each Group I subsequent mortgage loan must be a first lien on the related mortgaged property; (iv) no Group I subsequent mortgage loan will have a first distribution date occurring after November 1, 2005; (v) the latest maturity date of any Group I subsequent mortgage loan will be no later than October 1, 2035; (vi) none of the Group I subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 575; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.80% per annum to approximately 9.90% per annum; (ix) none of the Group I subsequent mortgage loans will be a New York State "high cost" loan; and
(x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 6.00% to 6.30% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 65.00% of the Group I Loans; (iii) have a weighted average credit score ranging from 690 to 705; (iv) have no more than 55.00% of such mortgage loans concentrated in the state of California; (v) have no less than 80.00% of the mortgaged properties securing Group I Loans be owner occupied; (vi) have no less than 55.00% of the mortgaged properties securing Group I Loans be single family detached and de minimis planned unit developments;

(vii) have no more than 35.00% of the Group I Loans be cash-out refinance;
(viii) have no more than 90.00% of the Group I Loans be mortgage loans with an interest only period; and (ix) together with the Group I Loans already included in the trust, have no more than 0.65% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code. In addition, the weighted average of the original and combined loan-to-value ratios of the Group I subsequent mortgage loans will be substantially similar to the weighted average of the original and combined loan-to-value ratios of the initial Group I mortgage loans.

         The Group II Pre-Funding Account will be established to provide the Securities Administrator, on behalf of the trust, with sufficient funds to purchase the Group II subsequent mortgage loans. On or about September 30, 2005, and otherwise during the Funding Period, the Group II Original Pre-Funded Amount will be reduced by the amount used to purchase the Group II subsequent mortgage loans for the mortgage pool in accordance with the Agreement. Any investment income on funds in the Group II Pre-Funding Account will be included in Group II Available Funds.

         Any conveyance of Group II subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Agreement; (b) the company will not select such mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders or the Certificate Insurer; (c) the company will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut off Date;
(ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each Group II subsequent mortgage loan must be a fixed-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group II subsequent mortgage loan will have a first distribution date occurring after November 1, 2005; (v) the latest maturity date of any Group II subsequent mortgage loan will be no later than October 1, 2035; (vi) none of the Group II subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 575; (viii) such mortgage loan will have a Mortgage Rate ranging from approximately 4.90% per annum to approximately 11.10% per annum; (ix) none of the Group II subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 6.30% to 6.60% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 65.00% of the Group II Loans; (iii) have a weighted average credit score ranging from 690 to 705; (iv) have no more than 40.00% of such mortgage loans concentrated in the state of California; (v) have no less than 75.00% of the mortgaged properties be owner occupied; (vi) have no less than 50.00% of the mortgaged properties be single family detached and de minimis planned unit developments; (vii) have no more than 45.00% of the mortgage loans be cash-out refinance; (viii) have no more than 55.00% of the Group II Loans be mortgage loans with an interest only period; and (ix) together with the Group II Loans already included in the trust, have no more than 1.00% of such mortgage loans (by aggregate Stated Principal Balance as of the applicable Subsequent Cut-off Date) be secured by mortgaged properties located in any one zip code. In addition, the weighted average of the original and combined loan-to-value ratios of the Group II subsequent mortgage loans will be substantially similar to the weighted average of the original and combined loan-to-value ratios of the initial Group II mortgage loans.

         Notwithstanding the foregoing, any Group I subsequent mortgage loan or Group II subsequent mortgage loans may be rejected by any one of the Rating Agencies if the inclusion of such mortgage loan would adversely affect the ratings on any class of certificates. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors. The final characteristics of the mortgage loans will be reflected in a Form 8-K which will be filed within 15 days of the end of the Funding Period.

THE ORIGINATORS

General

         Approximately 59.14% of the initial mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Five Star Series(TM) Program for first lien mortgage loans. Approximately 9.98% of the initial mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller's Five Star Expanded(TM) Program for first lien mortgage loans. Approximately 7.94% of the initial mortgage loans were underwritten to the Seller's guidelines for jumbo-A "prime" mortgage loans. Approximately 14.43% of the initial mortgage loans were acquired in bulk purchases from conduit sellers with similar non-conforming underwriting standards and guidelines. Approximately 8.51% of the initial mortgage loans were acquired in a bulk purchase from Provident Savings Bank.

         Some of these mortgage loans were underwritten pursuant to underwriting standards similar to those described below, some pursuant to underwriting standards with varying documentation types or credit standards from those described below.

Program Details of Opteum

         Loans originated under the Seller's Five Star Series(TM) program and the Seller's Five Star Expanded(TM) program include the following specific details:

         General. The Seller generally begins its origination process by performing a pre-funding audit on each mortgage loan, including a review for compliance with the related program parameters and accuracy of the legal documents. The Seller generally performs verbal audits of the borrowers' income or employment and a verification of social security numbers of each borrower, and reviews property ownership history provided by outside services prior to the disbursement of the loan. The Seller also includes in its origination process a post-closing quality control review, which covers a minimum of 10% of the mortgage loans originated. This review includes a complete re-verification of income, liquid assets and employment that the borrower used to qualify for the mortgage loan, as well as procedures to detect evidence of fraudulent documentation and/or imprudent behavior or activity during the processing and funding of the mortgage loan. Verification of occupancy and applicable information is also obtained by regular mail.

         Exceptions. The following program parameters that are used by the Seller are guidelines only. The Seller, on a case-by-case basis, may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. Exceptions may be granted if the loan application reflects certain compensating factors, including instances where the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs. Other compensating factors may include a low loan-to-value; an excellent mortgage pay history; the primary borrower possesses a higher credit score than required; a substantial net worth to suggest that the repayment of the loan is within the prospective mortgagor's ability and/or the borrower has demonstrated an ability to maintain a debt-free position and the value of the mortgaged property as collateral for the loan is adequate. Some examples of exceptions that may be granted are for, but not limited to, documentation requirements for varying document types, increased loan amounts, debt ratios, cash out allowed to borrowers on refinance loans or loan-to-value ratios that exceed program guidelines, consumer credit or number of minimum trade lines required, credit score exceptions, payment shock, reserve requirements, and the number of mortgages financed to a single borrower, etc.

         Appraisals. Neither the Seller nor the Seller's conduit division publishes an approved appraiser list. Each appraisal is completed on the applicable Fannie Mae Uniform Residential Appraisal Report along with applicable schedules and addendums if required. Each appraiser must be a state licensed or certified appraiser and meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of l989, regardless of whether the Seller is subject to those regulations. In addition, each appraiser must be actively engaged in appraisal work, must be experienced, and must subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         In addition, all appraisals conform to the current Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Generally, each appraisal is reviewed in detail for completeness, accuracy and appraising logic in accordance with Fannie Mae guidelines.

         With regards to the Seller's Five Star Series(TM) Program, in general one full appraisal is required on each loan. In addition, generally, a quantitative appraisal report (Fannie Mae Form 2055) or an enhanced desk review or a Form 2055 drive-by is required on loans when the loan-to-value ratio or combined loan-to-value is greater than 80.01% to 95.00%; a drive-by or enhanced field review when the loan-to-value ratios or the combined loan-to-value ratios is greater than 95.01%; a drive-by or an enhanced field review when loan amounts or combined loan amounts between $500,000 and up to but not including $1,000,000 except for owner occupied or second home loans with loan amounts up to $750,000 and a loan-to-value ratio of 80% or less where Opteum is not providing subordinate financing. In these cases, an enhanced desk review is acceptable. Loan amounts or combined loan amounts that are equal to and greater than $1,000,000 generally require two full appraisals completed by a separate appraiser. The value used to determine the appraised value of the property is generally the lower of the two. The underwriter may at its discretion require an additional review, additional comparables and/or a new appraisal. In addition, on Full Documentation loans, the underwriter may utilize an automated valuation model on loan-to-value ratios or combined loan-to-value ratios at 80.01 to 90.00% instead of an enhanced desk or Form 2055 exterior drive-by. For loans originated for newly constructed homes by national builders as defined by Opteum's internal list, appraisal reviews are waived for full and stated documentation types for owner occupied or second home transactions with combined loan-to-value ratios less than 95%. For properties that show recent repairs, generally the Seller will require the appraiser to provide interior photos with the original appraisal report.

         The Five Star Expanded(TM) Program. A full appraisal is required on each loan. Loan amounts greater than $500,000 or loan-to-values exceeding 95% generally require an enhanced field review. Second homes, non-owner occupied properties, loans with seller or private secondary financing or loans for three to four unit properties require a minimum of an enhanced desk review. Owner occupied for one to two units with loan-to-values greater than 80%, a minimum of an automated valuation model review if required. Generally, for loan amounts greater than $650,000 or loans greater than 95% loan-to-value, a second appraisal may be required. The underwriter may at its discretion require additional review documentation.

         In the event of a reduced value by the review appraiser, the Seller will review on a case-by-case basis to accept and utilize the original appraised value, as long as it is no more than 2% greater than the reduced appraisal review amount.

         Condominiums. Generally, the maximum loan amount is $650,000 for loans secured by a condominium. Exceptions are granted for exceeding the maximum loan amount. Generally, any condominium must meet Fannie Mae/Freddie Mac warrantable requirements unless they meet the requirements for non-warrantable condominiums. Typically, non-warrantable condominiums are allowed for properties with the loan amount less than $650,000. Exceptions are granted on a case-by-case basis for condominiums in properties exceeding eight stories. In addition, The Five Star SeriesTM program and Five Star ExpandedTM program will allow for condo projects that meet Fannie Type B requirements with the following exceptions: the minimum pre-sale requirement for each property is 33% of each legal phase; 50% of all units, common areas and facilities within the project must be completed, and condo projects that meet Fannie Type A requirements with the following exception: investors must own no more than 70% of the units sold within the project, with no one entity owning more than 10% of the project. Generally, for all non-warrantable and warrantable condominiums: the maximum loan-to-value ratio for first liens may not exceed 80%, condominiums greater than four stories are not allowed as investment properties, and condominium projects of less than 12 units are not allowed, however exceptions may be granted on a case-by-case basis.

         Mixed-Use Properties. The Five Star Series(TM) program allows mixed-use properties for single-family primary residences only. At least two-thirds of the improvement must be maintained and used for residential purposes only and the other use of the property should represent a legal, permissible use of the property under the local zoning requirements. The borrower must both own and operate the business, in which the required profession cannot be industrial or manufacturing. Typical borrowers are professionals, for example, attorneys, doctors and accountants. Generally, the maximum combined loan-to-value is 80%.

         Opteum's Five Star Series(TM) Program

         General. The underwriting guidelines utilized in The Five Star Series(TM) Program, as developed by the Seller, are intended to evaluate an applicant's credit score, credit history, financial condition, and repayment ability as well as to evaluate the adequacy of the mortgaged property as collateral for the loan. The Five Star Series(TM) Program provides for consistent credit criteria for all documentation types with specific reserve requirements, qualifying ratios, loan-to-value and combined loan-to-value restrictions for each type of program offered. The philosophy of The Five Star Series(TM) Program encompasses a complete review of the entire mortgage loan application together with the collateral being secured and an analysis of the risk assessment of the attributes of the particular loan with emphasis on the overall quality of the mortgage loan. Each mortgage loan is individually underwritten for loans originated under their retail and wholesale platforms. The Seller's conduit division requires prior underwriting for clients with certain net worth requirements and offers delegated underwriting to those clients who qualify under Seller eligibility.

         The Seller underwrites one-to-four-family mortgage loans with loan-to-value ratios at origination of up to 100% depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio as well as the type and use of the mortgage property. The Five Star Series(TM) Program offers thirty and fifteen year fixed rate mortgage loans as well as six (6) month, two (2), three (3), five (5) and seven
(7) year fixed rate adjustable LIBOR mortgages for purchases, rate and term refinances and cash out transactions.

         The borrowers have an option to include an interest-only feature for a maximum period of ten years. Borrowers who choose to have a prepayment penalty option, can select the terms of prepayment penalties from one to five years. In certain types of prepayment penalties, penalties are waived in the event of a sale and transfer of title in regards to a purchase transaction. Secondary financing or allowance for subordinate financing is allowed according to the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders other than the Seller at origination. Generally, the combined loan-to-value ratio may not exceed 100%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The Five Star Series(TM) Program allows for approval of an application pursuant to various documentation types as defined:
(a) Full/Alternative Documentation Program, (b) Stated Income, Verified Assets
(SIVA), (c) Stated Employment/Verified Assets (NIVA), (d) Stated Income/Stated Assets (SISA), (e) No Income/No Assets (NINA) and (f) No Income/No Employment/Verified Assets (NINEVA).

         The Full/Alternative Documentation Program requires a Uniform Residential Loan Application, a Statement of Assets and Liabilities and a Uniform Residential Appraisal Report on the appropriate Fannie Mae or Freddie Mac forms, a credit report, verification of income with a complete two-year employment history, verification of deposits for all liquid assets, and verification of minimum cash reserves as required by the product guidelines. Full/Alternative documentation allows for the use of certain alternative documents in lieu of the some of these forms. Self-employed borrowers must provide federal tax returns for the previous two years, additional documents and a signed IRS Form 4506 (Request for Copy of Tax Returns). The debt-to-income ratio generally does not exceed 50% on loans above 80% loan-to-value and 60% on loans below 80% loan-to-value.

         Stated Income, Verified Assets (SIVA). Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated generally not to exceed 50%. However, income is not verified. The Seller obtains the prospective borrower's verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application.

         Stated Employment (No Income)/Verified Assets (NIVA). Under this documentation type, the borrower provides no income information, but provides employment and asset information. The Seller verifies the asset information on the mortgage loan application.

         Stated Income/Stated Assets (SISA). Under this documentation type, the borrower states their employment, income and assets on the mortgage loan application, none of which are verified.

         No Income/No Assets (NINA). Under this documentation type, the borrower provides no income, employment or asset information on the mortgage loan application.

         No Income/No Employment/Verified Assets) (NINEVA). Under this documentation type, the borrower provides no income or employment information on the mortgage loan application but provides asset information. The Seller obtains the prospective borrower's verification of deposits or bank statements for the most recent two months.

         Under The Five Star Series(TM) Program, generally, the Seller or the conduit seller in the case of a purchase of a closed loan verbally verifies the borrower's employment prior to the closing of the mortgage loan. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage submitted under one of the available documentation types. In addition, under the limited documentation products, the mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Generally, for mortgage loans originated for self-employed borrowers under one of the limited documentation types, except for the No Income and No Asset program ("NINA") and the No Income/No Employment/Verified Assets program ("NINEVA"), borrowers are required to provide either a business license if applicable for their business or a certified public accountant letter stating the borrower has been filing their tax returns as self employed for the past two years.

         In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full documentation is requested by the underwriter if, in the judgment of the underwriter, the compensating factors are insufficient for loan approval under the Five Star Series(TM) Program.

         Under the Five Star Series(TM) Program, the borrower can elect to have primary mortgage insurance coverage when the loan-to-value ratio will be greater than 80.00% or can choose a loan program with no payments for mortgage insurance under the Seller's Lender Paid Mortgage Insurance ("LPMI") products. The Five Star Series(TM) Program underwriting guidelines allow for more than one type of LPMI program for borrowers to choose from, all of which are similar to the requirements of the Five Star Series. Underwriting guidelines for the LPMI products have special requirements and limitations for credit scores, limited loan amounts and loan-to-value ratios and may have additional underwriting criteria.

         The Seller uses the foregoing parameters as guidelines only.

Credit History

         The Five Star Series(TM) Program defines acceptable credit history as a borrower who has a minimum of a two (2) year credit history with a minimum of five trades total. A minimum of 3 trades must be rated, traditional trades, with at least one of the three being an active trade reported for the last 6 months. Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. In addition, an alternative trade verified directly with the creditor or with cancelled checks showing no late payments, with a minimum of a 12 month history to complete the five trade requirement. Alternative sources include utility payments, telephone payments or insurance payments. A borrower must have a minimum of a twelve month credit history for a mortgage or a rental history verified by a credit report supplement or verification of rent or mortgage or canceled checks showing no 30-day delinquent mortgage payments in the past twelve months and must be current at the time of closing. Borrower(s) with a minimum two-year credit history are acceptable with a minimum three trades in total for loan-to-value ratios less than 80% and when subordinate financing is not provided by the Seller. A minimum of two trades must be rated and traditional trades with at least one of the two being an active trade reported within the last six (6) months. Rent or private party mortgage is considered as an additional trade when verified by a verification of mortgage or verification of rent or credit report supplement or cancelled checks. A maximum of two 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on an installment credit account within the past 12 months is permitted under the Five Star Series(TM) Program. However, consumer credit is disregarded if the loan-to-value ratio of the loan is 90% or less. Bankruptcies must not have occurred within the last 2 years and the borrower must have a good re-established credit history, and the bankruptcy must be fully discharged. For loan amounts greater than $1 million, no foreclosures or bankruptcies are generally allowed in the last seven years. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 12 months and generally open charge offs, open judgments, collections or other derogatory public record items must be paid in full prior to or at closing. Medical collections up to $500 can be left open. Management may approve an exception to be granted on a case-by-case basis to allow one 30-day mortgage late payment if strong compensation factors are shown. The First Time Homebuyer Program is described below as it contains special exceptions relating to lack of mortgage or rent history.

         As part of the underwriting process, the Seller typically reviews an applicant's Credit Score. For determining the representative credit score for full/alternative documentation, stated income with verified assets, no ratio loans with verified assets; stated income with stated assets; no income and no assets and/or loan amounts or combined loan amounts less than $1 million, a minimum of two credit scores is required for each borrower. The representative score for each borrower is defined as the lower of two or middle of three scores. The representative score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. The determination of the primary wage earner for transactions involving more than one borrower is the borrower with the highest income level and when all borrowers income level is similar, the lowest representative score of all borrowers is utilized. The minimum credit score required for all documentation types except as noted below. For full/alternative documentation, for loan amounts and/or combined loan amounts less than or equal to $1,000,000 the minimum credit score is 620. For loan amounts greater than $1,000,000 a minimum requirement of 680 credit score is required for all borrowers. When the Seller is providing first and second liens with combined loan amounts greater than $1,000,000, a minimum credit score of 680 for all borrowers is required. For investment and second home mortgages with a combined loan-to-value ratio between 95.01-100%, a minimum score of 680 for all borrowers for purchase money transactions is required. For stated income and verified assets (SIVA), loan amount or combined loan amounts less than or equal to $1,000,000, a minimum credit score of 620 is required. For loan amounts or combined loan amounts greater than $1,000,000, a minimum credit score of 680 is required for all borrowers. For No Ratio (NIVA) loans with loan amount or combined loan amounts less than or equal to $1,000,000 and CLTV less than 95%, the minimum credit score is 620, except for cash-out refinances for which the credit score requires a minimum of 660. Loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV greater than 95% requires a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 requires a credit score of 680 for all borrowers. For Stated Income and Stated Assets (SISA), for loan amounts or combined loan amounts less than or equal to $1,000,000 and a CLTV less than 95%, the minimum credit score is 620, except for refinance transactions for which a minimum credit score of 660 is required. Loan amounts or combined loan amounts less than or equal to $1,000,000 and CLTV greater than 95% require a credit score of 660. Loan amounts or combined loan amounts greater than $1,000,000 require a 680 credit score for all borrowers. For No Income and No Asset (NINA) loans and for No Income and No Asset loans with verified assets (NINEVA), loan amounts less than or equal to $1,000,000 and loan-to-value ratios less than or equal to 90%, a minimum credit score of 620 is required for all borrowers. For loan amounts greater than 90% loan-to-value, a minimum credit score of 660 is required for all borrowers. For all documentation types, if Seller is not providing subordinate financing, the minimum credit score requirements for all programs is the minimum credit score required for first liens. Generally, for loans originated under applicable documentation types specific to allow for loans greater than 95.01% to 100% combined loan-to-value ratios secured as a second home or investment properties, borrowers must meet a minimum credit score of 680.

         Required reserves as stated below must be from the borrower's own funds and must be sourced and seasoned for a minimum of 60 days. Proceeds from the sale of a property can be included without seasoning requirements. Reserve requirements are generally as follows for owner occupied residences under all documentation types: (a) for combined loan amounts up to $1,000,000, two months principal, insurance, monthly taxes and insurance (PITI), (b) for combined loan amounts greater than $1 million, six (6) months PITI, (c) for second homes and investment properties with combined loan amounts of less than $1 million, four
(4) months PITI, and (d) for second homes and investment properties funded with subordinate financing provided by Seller and for combined loan amounts greater than $1 million, six (6) months PITI.

         First Time Homebuyer Program. The Five Star Series(TM) Program includes first time borrowers with no prior housing history under the full documentation and stated income with verified assets documentation guidelines. Borrowers who qualify under this program cannot have owned any property in the three-year period immediately prior to the application for a Five Star SeriesTM loan and cannot have prior mortgage or rental history. The borrowers are required to verify that they have lived rent-free (based upon a letter from an immediate family member). Generally, first time borrowers are required to have a minimum twenty-four month credit history and a minimum of five tradelines. For full documentation loans, there are no additional restrictions. In the case of stated income, it is required for the borrower to have a minimum credit score of 660 and approximately four (4) months reserves after closing. Other than not having a 12-month credit history for mortgage or rent, each borrower must comply with all other product guidelines.

         Opteum's Five Star Expanded(TM) Program

         General. The underwriting guidelines utilized in The Five Star Expanded(TM) Program, as developed by the Seller, are intended to evaluate an applicant's credit standing and repayment ability as well as evaluate the adequacy of the mortgage property as collateral for the loan. On a case-by-case basis, the Seller may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the risk grade categories described below, warrants an exception to the requirements as stated under the paragraph entitled "Exceptions". It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

         The underwriting guidelines are less stringent than the standards of traditional programs with regard to the applicant's credit standing and repayment ability while providing a variety of documentation types. The program offers credit grading for borrowers who have demonstrated an excellent mortgage pay history to borrowers who have less than perfect credit with alternatives for loan documentation and for originations with loan-to-value exceeding 80% without the requirement for mortgage insurance. Under the underwriting guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the general maximum loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in risk categories which permit higher debt ratios and or more recent major derogatory credit items such as outstanding collections or prior bankruptcies, however, with establishing lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such risk categories. Each mortgage loan is individually underwritten for loans originated for the retail and wholesale platforms. The Seller's conduit division requires prior underwriting for certain conduit sellers not meeting minimum net worth and other requirements for delegated underwriting.

         The Five Star Expanded(TM) Program offers thirty (30), twenty (20) and fifteen (15) year fixed rate mortgage loans as well as two year (2) or three year (3) fixed rate adjustable LIBOR mortgage loans with either for purchases, for rate and term refinances and for cash out transactions. For owner-occupied loans originated under all documentation types, a borrower may have an option to include an interest-only feature for a maximum period of ten years in all credit grades and products types. Exceptions may be granted to include up to two (2) units owner-occupied and for borrowers who have a minimum credit score of 580. In all cases, a borrower's debt to income ratio generally does not exceed 50%. Interest only is not allowed for fixed income borrowers.

         A borrower may choose to have a prepayment penalty option and can select the terms of the prepayment penalties from one to three years. Secondary financing or allowance for existing subordinate financing is acceptable according to the combined loan-to-value ratio requirements described in the program underwriting guidelines and may be provided by lenders or sellers of the property at origination. Generally, the combined loan-to-value for owner-occupied loans may not exceed 100% and for non-owner properties may not exceed 95%.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003/Freddie Mac Form 65). The Five Star Expanded(TM) Program allows for approval of an application pursuant to various documentation types as defined: Full Documentation; Limited Documentation; Stated Income or Lite Doc.

         Full Documentation

         Salaried Borrowers require two (2) years employment history and written verification of employment or pay stubs covering the most recent thirty day period with year-to-date earnings. Two (2) years' W-2's if the borrower has changed employers in the past two (2) years. If not, the most recent W-2 form is acceptable. Generally, a verbal verification of employment is completed prior to the closing of the transaction. Borrower(s) are required to state assets on the application (1003) and to provide certified funds for closing drawn on the bank account(s) listed on application. Asset verification is generally not required except in loan-to-values greater than 90%; loan amounts greater than $500,000; owner occupied two to four units and/or second homes.

         For Self-Employed Borrowers, two (2) years' self-employment is required along with providing two (2) years' tax returns, including all schedules for two
(2) years' business tax returns when applicable, if borrower owns 25% or more of business. Generally, an IRS Transcript form 4506 is processed for all borrower(s) where tax returns are used as the basis for income verification. Borrower(s) are required to state assets on the application and provide certified funds for closing drawn on the bank account(s) listed on the application.

         Asset verification is not required except as stated below in the "Reserves" paragraphs.

         Under full documentation, in lieu of tax returns as stated above, self-employed Borrowers who are sole proprietors of a DBA business may provide twenty-four months' bank statements. Exceptions may be allowed for a minimum of eighteen (18) months of consecutive bank statements for loans equal to or greater than 80% loan-to-value and a minimum of twelve months when the loan-to-value ratio is less than 80%. The borrower generally provides proof of existence of business for two (2) years and up to twenty-four (24) consecutive months of personal bank statements. The underwriter will review for larger and/or unusual or transferred deposits for exclusion. Monthly income is calculated for qualifying purposes by averaging deposits of a consistent amount each month. All individuals shown on the personal bank statement must be borrowers on the loan and has been in the same line of work for the past twenty-four (24) months. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on application. Asset verification is not required except as required in "Reserves" stated below.

         For Fixed Income Borrowers, a W-2P Form, an award letter or court order and evidence of receipt by bank statements or copies of cancelled checks for previous 12 months is required. The borrower will also provide two years' 1099 forms with two years' personal tax returns with all schedules and a current financial statement. The borrower is required to provide evidence to show proof of a minimum of three years' continuance of income. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on the application (1003). Asset verification is not required except as required in "Reserves" stated below.

         Limited Documentation

         For salaried Borrowers, the most recent pay stub showing year-to-date income and their W-2 form for the prior year or a written verification of employment is acceptable. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on 1003. Asset verification is not required except as required in "Reserves" as stated below. Self-employed borrowers require verification of two
(2) years self employment, one year tax returns, one year business tax returns if the borrower owns more than 25% of the business. The Seller may obtain IRS transcripts by processing the IRS form 4506 for all borrower(s) where tax returns are used as the basis for income verification. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on 1003. Asset verification is not required except as required in "Reserves" stated below.

         In lieu of tax returns as stated above, a self-employed Borrower may submit 12 months of consecutive bank statements and will be considered Limited Documentation. Less than 12 months' statements may be accepted as an exception if the loan-to-value is lower than 80%. Proof of existence of their business for 2 years and 12 consecutive months' personal bank statements are generally required. Twelve (12) months' business bank statements, in lieu of twelve (12) months' personal bank statements, will be considered for borrowers who are sole proprietors of a DBA business. Deposit transfers, large and/or unusual deposits are generally excluded. Monthly income is calculated for qualifying purposes by averaging deposits of a consistent amount each month and all individuals shown on the personal bank statement are the borrowers on the loan. Generally, the application must indicate the borrower has been in the same line of work for the past twenty-four (24) months. Borrower(s) are required to state assets on the application. Certified funds for closing are drawn on the bank account(s) listed and asset verification is not required except as required in "Reserves" stated below.

         For Fixed Income borrowers under limited documentation, at least one of the following is required to be provided: a W-2P form, an award letter or court order and evidence of receipt by bank statements or copies of cancelled checks for previous six (6) months or one years' personal tax return with all schedules. Borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on 1003. Asset verification is not required except as required in "Reserves" stated below.

         Stated Income

         For Salaried Borrowers, two years' employment history is generally required, however, exceptions may be granted for loan-to-values under 90% for one year history. The borrower states income and employment on the application. Generally, a verbal verification of employment is completed prior to closing for salaried borrowers covering a two (2) year period. The borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on 1003; Asset verification is not required except as required in "Reserves" below.

         Self-employed borrowers generally must provide proof of existence of business for two (2) years and state their income on the application. The borrower(s) are required to state assets on the application (1003). Certified funds for closing are drawn on the bank account(s) listed on application. Asset verification is not required except as required in "Reserves" stated below.

         Fixed Income Borrowers are not allowed under the stated income type.

         Under all documentation types, a minimum of 5% cash down payment from Borrower's own funds is required unless applicable loan is originated under 100% combined-loan-to value. The balance may be paid from cash, other equity, gift funds or Secondary Financing.

         Reserve Requirements - All Documentation types:

         Reserves are required on loans meeting the following parameters: For loans with loan-to-values greater than 90% or for loan amounts greater than $500,000 or owner occupied two-to-four (2-4) units or for second homes, generally two (2) months of housing payments are required from the borrower's own funds with verification of sufficient assets for down payment, closing costs and reserves. For non-owner properties (1-4 units) required reserves are generally four (4) months housing payment from borrower's own funds. Verification of sufficient assets for down payment, closing costs and reserves on deposit is required. Proceeds from the sale of a property can be included without seasoning requirements.

         Credit History

         The Five Star Expanded(TM) Program defines acceptable credit history for borrowers depending on the documentation submitted. Under the Full and Limited Documentation types with loan-to-values greater than 90% or loans greater than $500,000, borrower(s) must have a minimum twenty-four (24) month established credit history with a minimum of one (1) open tradeline with a minimum (12) month credit history and paid as agreed and one (1) additional trade with a minimum six (6) month reported history and paid as agreed. In addition, borrower must document a minimum twelve (12) months' Mortgage or Rental History. For loan-to-values less than or equal to 90% or loan amounts less than $500,000, a borrower (s) must have a minimum twelve (12) months' established credit history with a minimum of two (2) open trades lines, one (1) with a minimum twelve (12) months' credit history and paid as agreed and one with a minimum of six (6) months' reported history and paid as agreed. In addition, borrower must document a minimum twelve (12) months' Mortgage or Rental History. For Stated Documentation, a Borrower(s) must have a minimum twenty-four (24) month established credit history with three (3) open tradelines, one (1) with a minimum twenty-four (24) month credit history and paid as agreed and two (2) additional tradelines, each with a minimum of six (6) months' reported history and paid as agreed. In addition, borrower must document a minimum twelve (12) months' Mortgage or Rental History. Collections, Charge-offs and Judgments do not count as Trade Lines. Authorized User Accounts do not count as Trade Lines.

         Rolling Mortgage/Rental Delinquency. The Five Star Expanded(TM) Program offers credit graded for borrowers defined by the mortgagor's pay history on the mortgage or rent for the previous twelve (12) months. The grades are as follows:
"AA" Credit Grade for borrowers with no mortgage or rental late in last twelve
(12) months; "A" Credit Grade for borrowers with one thirty-day late for their mortgage or rental late in last twelve (12) months and "A-" Credit Grade with full or limited documentation for owner occupied where a borrower has had up to three (3) thirty-day late payments on their mortgage or rental in the last twelve (12) months and with stated documentation for owner occupied with two (2) thirty-day mortgage or rental lates in the last twelve (12) months. For second home and investment properties, generally all documentation types allow for two
(2) thirty-day lates on their mortgage or rental within the last twelve (12) months. To determine the credit grade with mortgage/rental rolling lates, the following is the definition: six (6) consecutive thirty-day (30) delinquencies are considered (1x30) one thirty-day late; twelve (12) consecutive thirty-day delinquencies are considered two thirty-day lates. A rolling delinquency is permitted for thirty-day delinquencies only. For loans that are thirty-days delinquent and then sixty-days delinquent and then thirty-days delinquent again, the loan is determined to be two thirty-day (30) lates with one sixty-day (60) late. Generally, delinquencies which exceed the above stated requirements are not eligible.

         Mortgage/Rental History. A verification of Mortgage/Rental is required on all loans. Borrowers unable to provide a complete twelve (12) month mortgage/rental history or who have no rental history (lived w/relatives, military, etc.) or borrowers with free and clear homes with no mortgage activity in the last thirty-six (36) months are eligible. Minimum credit score of 600 and limited to a maximum loan amount of $500,000 for single family, owner occupied only, generally two-to-four properties are not allowed). May be graded "AA", with a minimum twenty-four (24) month credit history, with at least two (2) accounts, one (1) with a minimum twenty-four (24) month credit history and paid as agreed and one additional trade with a minimum six (6) month reported history and paid as agreed. Borrower (s) who have a minimum credit score of 580-599 are limited to a maximum loan amount of $500,000 for single family, owner occupied. Generally, two-to-four unit properties are not allowed. Generally, the loan will be graded "A-," with a minimum twenty-four (24) month credit history, with at least two (2) accounts, one with a minimum twenty-four (24) month credit history and paid as agreed and one additional trade with a minimum six (6) month reported history and paid as agreed. Full and Limited documentation types are allowed. Generally, Stated Documentation is not available. In the case of a recent refinance, a combination of payment performance from multiple lenders for the same collateral may be used to complete the twelve (12) month history requirement. For recent purchase, a combination of payment performance from a prior property or rental payments can be used to complete the twelve (12) month history. Gaps in history of up to six
(6) months are allowed by obtaining the most recent eighteen (18) month history.

         Determining Representative Credit Score. A full residential mortgage credit report or tri-merged credit report is required to establish a valid representative credit score. A minimum of two credit scores is required for each borrower- use the lower score. The representative credit score for each borrower is defined as the lower of two, or the middle of three, scores. When a borrower has three scores and two of them are identical, one of the identical scores is considered the middle score. The representative credit score for transactions involving more than one borrower is the lower of two or middle of three for the primary wage earner. If there are multiple borrowers and none of the borrowers earn 51% of the total income, the middle of three or lower of two credit scores of each borrower and then the lowest scoring borrower's selected score is used. Generally, all borrowers must meet the minimum credit score requirement, however exceptions are approved on a case-by-case basis. Borrowers with no credit score are not eligible.

         Public Records, Judgments, Liens, Collections, Civil Suits & Disputed Trade. Borrowers generally are required to pay off all delinquent credit, including delinquent taxes, judgments, delinquent child support payments, charged-off accounts, tax liens, and material mechanic liens or any other potential item that would affect lien position. Generally, all state, IRS, property tax liens and judgments are required to be paid whether or not they currently affect title. Typically, adverse credit, including charge-offs, collections, and disputed trade lines generally will be paid prior to or at closing when time elapsed since occurrence is less than twenty-four (24) months and aggregate balances exceed $1500 for "AA" credit grade; $2500 for "A" credit grade; and $3500 for "A-" credit grades. Exceptions may be granted on a case-by-case basis. Charge-offs, collections, and disputed trade lines that are seasoned more than twenty-four (24) months or are less than the aggregate balance calculation and do not affect title, then no payoff is required. Medical accounts will not be required to be paid. Generally, current ninety (90) day or more delinquent accounts will be brought current prior to or at closing. Civil Suits must be paid off or verified through the court that they are closed or dismissed. Documented third party disputed trade lines, collections or charge-offs may be left open.

         Debts, Bankruptcies and Foreclosures: The Credit Score is viewed as representative of the borrower's overall credit pattern. For grades "AA" and "A", Chapter 7 & 13 Bankruptcy must be discharged 2 or more years. For grade "A-", Chapter 7 Bankruptcy must be discharged 2 or more years and for grade "A-", Chapter 13 Bankruptcy must be 1 or more years since filing. A minimum of a twelve (12) month rating reflecting paid as agreed along with written approval of the refinance loan terms from the Bankruptcy trustee are required. The Chapter 13 Bankruptcy must be paid in from loan proceeds. If a mortgage is included in the Chapter 13 Bankruptcy plan, the trustee rating will be treated as the mortgage rating. Exceptions may be granted on a case-by-case basis for lesser time periods for all credit grade levels. Generally, for grades "AA" and "A", no foreclosure in the last three years are allowed. For grade "A-" generally, no foreclosures are allowed in the last two years. The allowable total debt-to-income ratio is 50% for all credit grades including all loans under interest-only terms. Allowances for a higher debt-to-income ratio are acceptable for all credit grades and terms if one compensating factor is present. Examples are: a loan-to-value less than seventy-five percent (75%), Borrower's own equity reduces the loan-to-value below program maximum; housing payment and total debt is less than Borrower's current payment levels; borrower is able to document three (3) months' reserve; residual income of $2,000;

Borrower demonstrates an excellent housing payment history for the past 24 months. Borrowers are qualified at the Note rate for both fixed and adjustable rate mortgage programs.

Provident Savings Bank

         Provident Financial Holdings, Inc., a Delaware corporation, was organized in January 1996 for the purpose of becoming the holding company for Provident Savings Bank, F.S.B. ("Provident") upon the Bank's conversion from a federal mutual to a federal stock savings bank. The conversion was completed on June 27, 1996. At March 31, 2005, the Corporation had total assets of $1.6 billion, total deposits of $943.5 million and total stockholders' equity of $119.5 million. The Corporation has not engaged in any significant activity other than holding the stock of the Bank.

         The Bank, founded in 1956, is a federally chartered stock savings bank headquartered in Riverside, California. The Bank is regulated by the Office of Thrift Supervision ("OTS"), its primary federal regulator, and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposits. The Bank's deposits are federally insured up to applicable limits by the FDIC under the Savings Association Insurance Fund ("SAIF"). The Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1956.

         Provident Financial Holdings, Inc. is the holding company of Provident Savings Bank F.S.B. (the "Bank"), a federally chartered savings bank. The Bank is a financial services company committed to servicing consumers and small to mid-sized businesses in the Inland Empire region of Southern California. The Bank conducts its business operations as Provident Bank, Provident Bank Mortgage and through its subsidiary, Provident Financial Corp. Business activities consist of community banking, mortgage banking, investment services and real estate operations. There are ten (10) loan offices located in southern California.

         Approximately 8.51% of the initial mortgage loans were underwritten pursuant to, or in accordance with, the standards of Provident's Select Alt "A" Arm and Select Alt "A" Fixed Product guidelines for first lien mortgage loans.

Program Details of Provident

         Select Alt "A" Arm and Select Alt "A" Fixed Product Programs

         General. The underwriting guidelines utilized in the Select Alt "A" Arm and Fixed Product guidelines, as developed by Provident, are intended to evaluate an applicant's credit score, credit history, financial condition, and repayment ability as well as to evaluate the adequacy of the mortgaged property as collateral for the loan. Provident generally performs a pre-funding audit on each mortgage loan originated through their wholesale channel. This includes a review for compliance with the related program parameters and accuracy of the legal documents with verbal audits of the borrowers' income or employment. Provident also includes in its origination process a 10% random sample post-closing quality control review and re-verification of income, liquid assets and employment that the borrower used to qualify for the mortgage loan, as well as procedures to detect evidence of fraudulent documentation and/or imprudent behavior or activity during the processing and funding of the mortgage loan.

         Exceptions. The following program parameters that are used by Provident are guidelines only. Provident, on a case-by-case basis, may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. Exceptions may be granted if the loan application reflects certain compensating factors. Typically, exceptions that may be granted are for loans not meeting the minimum credit score requirements and for allowing interest only on non-owner occupied residences. Compensating factors may include a substantial net worth to suggest that the repayment of the loan is within the prospective mortgagor's ability and/or the borrower has demonstrated an ability to maintain a debt-free position and the value of the mortgaged property as collateral for the loan is adequate.

         Appraisals. Each appraisal is completed on the applicable Fannie Mae Uniform Residential Appraisal Report along with applicable schedules and addendums if required. Each appraiser must be a state licensed or certified appraiser and meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of l989, regardless of whether the Seller is subject to those regulations. In addition, each appraiser must be actively engaged in appraisal work, must be experienced, and must subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         In addition, all appraisals must conform to the current Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Generally, each appraisal is reviewed in detail for completeness, accuracy and appraising logic in accordance with Fannie Mae guidelines. Provident also maintains an approved appraiser list.

         With regards to Provident's Select Alt "A" guidelines, in general one full appraisal is required on each loan. In addition, generally, on purchase, rate and term refinances where the loan amount is less than or equal to $1,000,000, a standard appraisal form is acceptable from the PBM's approved appraiser list or for non-approved appraisers, a standard appraisal plus an Automated Value Model from a designated approved company with a minimum confidence score of 85% or a standard appraisal plus enhanced desk review from a PBM-approved appraiser. On cash-out refinance transactions, with loan amounts less than or equal to $650,000, a standard appraisal is required or for non-approved appraisers, a standard appraisal plus an automated value model by a designated company with a minimum confidence score of 85% or a standard appraisal plus an enhanced desk review from a PBM-approved appraiser. For loan amounts greater than $650,000, two appraisal reports are required. One report is a standard appraisal and the second must be from an PBM-approved appraiser using either a Standard 1004 or a 2055 interior or for non-approved appraisers, two standard appraisals plus an enhanced desk review from a PBM-approved appraiser. Additional requirements are interior photos required for loan amounts of $500,000 and greater. Properties listed for sale within the last six months may be ineligible for financing. At the underwriter's discretion, the underwriter may order an additional field review.

         Provident underwrites one-to-four family mortgage loans with loan-to-value ratios at origination of up to 100% depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio. The Select Alt "A" products offers thirty-year fixed rate loans and two (2), three (3), five (5) and seven (7) year fixed adjustable LIBOR mortgages for purchases, rate and term refinances and cash-out transactions.

         The borrowers have an option to include an interest-only feature for a maximum period of ten years on fixed rate loan products. For adjustable-rate mortgage loans with interest only features, interest-only payments can be made during the initial fixed period.

         Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The Select Alt "A" products allow for approval of an application pursuant to various documentation types as defined: (a) Full Doc,
(b) Alt Doc, (c) Stated Income/Verified Asset (SIVA), (d) Stated Income/Stated Asset (SISA), (e) No Doc.

         The Full Doc/Alt Doc requires a Uniform Residential Loan Application, a Statement of Assets and Liabilities and a Uniform Residential Appraisal Report on the appropriate Fannie Mae or Freddie

Mac forms, a credit report, verification of income with a complete, two-year employment history, verification of deposits for all liquid assets, and verification of minimum cash reserves as required by the product guidelines. Full/Alternative documentation allows for the use of certain alternative documents in lieu of the some of these forms. Self-employed borrowers must provide federal tax returns for the previous two years, additional documents and a signed IRS Form 4506 (Request for Copy of Tax Returns). Borrowers who typically file the Schedule C portion of the IRS 1040 are eligible for a loan where the income is calculated using the borrower's bank statements. Twenty-four months' consecutive, personal bank statements may verify self-employed income. In those cases, the income is calculated by taking 75% of an average of the deposits for the twenty-four months.

          Stated Income, Verified Assets (SIVA). Two-year employment and income history stated on loan application is required. Verbal employment is generally verified by Provident and the borrower's assets are also fully disclosed on the application (1003) to include institutions' name, address, account number and balance. Provident obtains the prospective borrower's verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. Verifications of mortgage and/or rental are required as well. Under this program, the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated generally not to exceed 50%. However, income is not verified.

         Stated Income/Stated Assets (SISA). Under this documentation type, the borrower(s) must have a two-year employment history and will state income and assets on the mortgage loan application, none of which are verified; however, verbal employment verification is required.

         No Income/No Assets (NINA). Under this documentation type, the borrower provides no income, employment or asset information on the mortgage loan application.

         For Full, Alt, and Stated Income/Verified Assets, the borrower must contribute a minimum of 5% of the down payment from their own funds (excluding 100% CLTV loans). On all loans, two months housing payment for cash reserves is required. Gifts as reserves are allowed. For non-owner occupied loans, funds for the down payment and closing costs must be from the borrowers own funds and gifts are not allowed. Verification of funds for closing required including a paper trail of large deposits showing an average balance for sixty (60) days. All assets must be disclosed on the original loan application. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower.

         Under the Select Product guidelines, the borrower can elect to have primary mortgage insurance coverage when the loan-to-value will be greater than 80.00%.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF CENLAR

         Based solely upon information provided by Cenlar, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans serviced by Cenlar. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered "30 days" delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

         This table is only in respect of those mortgage loans currently being serviced by Cenlar, and includes information for all credit grades of mortgage loans, not just the mortgage loans included in the Trust. This information is also for a limited time period, and for a small number of mortgage loans. AS A RESULT, THE LOSS AND DELINQUENCY EXPERIENCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND MAY BE SIGNIFICANTLY DIFFERENT THAN THE LIMITED INFORMATION INCLUDED IN THIS TABLE.


                                         CENLAR - DELINQUENCY AND FORECLOSURE EXPERIENCE - ENTIRE SERVICED PORTFOLIO
                          --------------------------------------------------------------------------------------------------------
                          AS OF DECEMBER 31, 2002    AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004     AS OF JUNE 30, 2005
                          -----------------------    -----------------------   -----------------------     -------------------
                          NUMBER OF    PRINCIPAL     NUMBER OF     PRINCIPAL   NUMBER OF    PRINCIPAL     NUMBER OF     PRINCIPAL
                           LOANS        BALANCE        LOANS        BALANCE     LOANS        BALANCE        LOANS        BALANCE
                          -------  ---------------   -------  ---------------  -------  ---------------   -------   --------------
Total Portfolio.......... 165,582  $22,086,030,777   147,206  $23,407,734,933  187,159  $37,756,002,462   250,669   $51,167,918,068

Period of Delinquency(1).
  30 days................   4,533     $482,230,537      3,567    $359,758,083    4,689     $606,378,524     5,567      $745,867,484
 Percent Delinquent......   2.74%            2.18%      2.42%           1.54%    2.51%            1.61%     2.22%             1.46%
  60 days................   1,242     $111,618,376      1,224    $119,068,795    1,232     $127,540,922     1,378      $157,940,376
 Percent Delinquent......   0.75%            0.51%      0.83%           0.51%    0.66%            0.34%     0.55%             0.31%
  90 days or more........   1,863     $136,193,101      1,643    $106,709,763    1,890     $148,093,149     1,724      $133,593,279
 Percent Delinquent......   1.13%            0.62%      1.12%           0.46%    1.01%            0.39%     0.69%             0.26%
Total Delinquencies......   7,638     $703,042,014      6,434    $585,536,641    7,811     $882,012,595     8,669    $1,037,401,139
Total Delinquencies by %
of total portfolio.......   4.61%            3.31%      4.37%           2.50%    4.17%            2.34%     3.46%             2.03%

Foreclosure((2)).........   1,778     $158,244,229      1,227    $119,180,578    1,260     $139,111,759     1,361      $160,156,661
Bankruptcy((3))((4)).....   1,476     $108,910,523      1,108     $76,985,631    1,315     $103,547,706     1,391      $122,440,199
Total Foreclosures
and Bankruptcies.........   3,254     $267,154,752      2,335    $196,166,209    2,575     $242,659,465     2,752      $282,596,860
Real Estate Owned((5))...       0               $0          0              $0        0               $0         0                $0
Percent of Total
Portfolio in Foreclosure
 or Bankruptcy...........   1.97%            1.21%      1.59%           0.84%    1.38%            0.64%     1.10%             0.55%

(1) Delinquency data source is Alltel / Fidelity system T3001-30L & 30M reports (30L is loan principal balances delinquent & 30M is loan counts). Loan servicing system delinquency reports are also reconciled to a Busch analytics fidelity system master file download of all loans. Loan record master file includes paid through dates and default status conditions of all loans managed. Delinquency numbers in Section (1) exclude loan foreclosure totals from the Section below.

(2) Foreclosure data is from the same source reports as the delinquency data above and from the loan record master file reconciled to the Fidelity system control reports.

(3) Bankruptcy data is from Alltel / Fidelity S3001-2T4 - Bankruptcy Trial Balance Report.

(4) Bankruptcy counts and balances have been added to delinquency totals, based on actual paid through date of loans. 69% of all bankruptcy loans are delinquent, 31% are current. Loan Data is also cross referenced and reconciled to the Loan Servicing System Master File from Alltel / Fidelity.


(5) No material REO loans are owned by Cenlar. REO's are owned and managed by GSE's (Fannie & Freddie), or in the process of being conveyed to FHA or VA and are in either case counted in the foreclosure totals above by the Alltel / Fidelity system control reports.

Note: Loan status data is as of close of business June 30, 2005 or also the opening of business July 1, 2005

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Company deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

         Within 15 days of the end of the Funding Period, tables reflecting the composition of the final pool of mortgage loans in each loan group will be filed on Form 8-K with the Commission.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 2005-4 Certificates will consist of twenty classes of certificates, sixteen of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

         The Class M-10 Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $9,252,000 and will be entitled to interest and principal distributions as described in this prospectus supplement.

         The Class X Certificates and Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Class A Certificates and Class M Certificates. The Certificate Principal Balance of the Class X Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans plus amounts on deposit in the Pre-Funding Accounts minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

         The Class P Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of (i) a pool of mortgage loans with an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due whether or not received, of approximately $1,146,871,180 and (ii) amounts on deposit in the Pre-Funding Accounts. Distributions of principal and interest on the Class I-A Certificates are expected to be based primarily on amounts available for distribution in respect of the Group I Loans as well as amounts available in the related pre-funding account, and distributions of principal and interest on the Class II-A1 Certificates are expected to be based primarily on amounts available for distribution in respect of the Group II Loans as well as amounts available in the related pre-funding account. Distributions of principal and interest to the Class I-A Certificates are expected to be made first from the Group I Loans, and distributions of principal and interest to the Class II-A1 Certificates are expected to be made first from the Group II Loans. Distributions of principal and interest on the Class M Certificates will be based on amounts available for distribution in respect of the Group I Loans and the Group II Loans as well as amounts available in the related pre-funding account.

         Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-4 hereof and will have the Pass-Through Rate as defined under "Glossary" in this prospectus supplement. The Pass-Through Rate on each class of the Offered Certificates will be limited to the related Net WAC Rate. In addition, the Certificate Margin on each class of the Offered Certificates, other than the Class II-A1 Certificates, will be subject to increase on and after the Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of certain payments from the Interest Rate Swap Agreement and available Net Monthly Excess Cashflow deposited in the reserve fund as provided in "--Overcollateralization Provisions" below.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC (in the United States) or Euroclear (in Europe) and their participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof.

         The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. Euroclear will hold omnibus positions on behalf of its participants through customers' securities accounts in Euroclear's name on the books of its depository which in turn will hold the positions in customers' securities accounts in the depositary's name on the books of DTC. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at c/o Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention:
Corporate Trust Services - Opteum 2005-4, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Payments on Book-Entry Certificates held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's rules and procedures, to the extent received by the depositary. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

         The Company, the Master Servicer, the Servicer, the Securities Administrator, the Trustee and the Underwriters will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Company advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Company is unable to locate a qualified successor, (2) the Company notifies the Securities Administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, holders of the Book-Entry Certificates agree to initiate such termination, or (3) after the occurrence of an event of default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Securities Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Additionally, after the occurrence of an event of default, any Certificate Owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing that Certificate Owner's percentage interest in the related class of Certificates.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Class A Certificates and Class M Certificates will be made on each distribution date from the Available Distribution Amount.

         Interest Distributions on the Class A Certificates and Class M Certificates

         On each distribution date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount for such distribution date, and shall pay such amount in the following amounts and order of priority:

         (1) first, to each class of Class A Certificates, the Accrued Certificate Interest thereon and any Interest Carry Forward Amount for that class, concurrently on a pro rata basis based on the respective amounts of interest accrued on such class of Class A Certificates for such distribution date; and

         (2) second, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Accrued Certificate Interest for that class for such distribution date.

         With respect to each class of Class A Certificates and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such class of Class A Certificates for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date and any Relief Act Shortfalls allocated as described herein from the sources and in the priority as follows:

         (1) first, from the Interest Remittance Amount derived from the related sub-group;

         (2) second, from the Interest Remittance Amount derived from the non-related sub-group after taking into account any payments in respect of interest on the other classes of Class A Certificates made in first above;

         (3) third, from the Principal Remittance Amount derived from the related sub-group; and

         (4) fourth, from the Principal Remittance Amount derived from the non-related sub-group after taking into account any payments in respect of interest on the other classes of Class A Certificates made in third above.

         On any distribution date, any Relief Act Shortfalls or Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or Subservicer will be allocated, first, in reduction of amounts otherwise distributable to the Class X Certificates and Class R Certificates, and thereafter, to Accrued Certificate Interest with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will not be entitled to reimbursement for any such interest shortfalls.

         In addition, during the Funding Period, amounts on deposit in the Pre-Funding Accounts will earn a limited amount of interest which will primarily be available to the Certificateholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust. Any such shortfalls may be covered by the Interest Coverage Accounts as described in "-- Interest Coverage Accounts" below.

         Principal Distributions on the Class A Certificates and Class M Certificates

         On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount remaining after distribution of interest to the Class A Certificates in the following amounts and order of priority:

         (1) first, to the Class A Certificates, as provided below, until the Certificate Principal Balance thereof has been reduced to zero; and

         (2) second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount remaining after distribution of interest to the Class A Certificates in the following amounts and order of priority:

         (1) first, the Class A Principal Distribution Amount shall be distributed to the Class A Certificates as provided below, until the Certificate Principal Balances thereof have been reduced to zero;

         (2) second, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (3) third, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (4) fourth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (5) fifth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (6) sixth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (7) seventh, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (8) eighth, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (9) ninth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (10) tenth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (11) eleventh, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         Distributions of principal to the holders of each class of Class A Certificates from the Principal Distribution Amount or Class A Principal Distribution Amount as described in the two preceding paragraphs will be distributed to the Class A Certificates as follows:

         (1) first, concurrently, (i) the Class I-A Principal Distribution Amount will be distributed on each distribution date, concurrently, on a pro rata basis, (A) to the Class I-APT Certificates, (B) to the Class I-A1 Certificates and (C) to the Class I-A2 Certificates, in each case in reduction of the Certificate Principal Balances thereof, with any amounts payable to the Class I-A1 Certificates being paid to the Class I-A1A, Class I-A1B, Class I-A1C and Class I-A1D Certificates, in that order, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero; except that on any distribution date on or after the Credit Support Depletion Date, amounts payable to the Class I-A1 Certificates shall be paid to the Class I-A1 Certificates concurrently, on a pro rata basis, and (ii) the Class II-A1 Principal Distribution Amount will be distributed on each distribution date to the Class II-A1 Certificates, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero; and

         (2) second, (a) prior to the Stepdown Date or if a Trigger Event has occurred, the remaining Class I-A Principal Distribution Amount will be distributed to the Class II-A1 Certificates until the Certificate Principal Balance of such class has been reduced to zero; and any remaining Class II-A1 Principal Distribution Amount will be distributed to the remaining classes of Class I-A Certificates, in the order and priority set forth in clause (1) above, in each case until the Certificate Principal Balance of that class has been reduced to zero and (b) on or after the Stepdown Date if a Trigger Event is not in effect, the remaining Class I-A Principal Distribution Amount will be distributed to the Class II-A1 Certificates, up to a maximum amount equal to any remaining Class II-A1 Principal Distribution Amount undistributed from clause (1) above, until the Certificate Principal Balance of such class has been reduced to zero; and any remaining Class II-A1 Principal Distribution Amount will be distributed to the remaining classes of Class I-A Certificates, up to a maximum amount equal to any remaining Class I-A Principal Distribution Amount undistributed from clause (1) above, in the order and priority set forth in clause (1) above, in each case until the Certificate Principal Balance of that class has been reduced to zero.

         The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates. Increasing the respective percentage interest in the trust of the Class M Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates.

CALCULATION OF ONE-MONTH LIBOR FOR THE CLASS A CERTIFICATES AND CLASS M CERTIFICATES

         On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Class A Certificates and Class M Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Class A Certificates and Class M Certificates will be established by the Securities Administrator as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Class A Certificates and Class M Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         LIBOR for the first accrual period will be 3.64%.

OVERCOLLATERALIZATION PROVISIONS

         Interest collections on the mortgage loans (including, during the Funding Period, interest contributed by the related Interest Coverage Account) are expected to be generated in excess of the fees and expenses payable by the trust and the amount of interest payable to the holders of the Class A Certificates and Class M Certificates. Any such excess will be applied in the manner and to the extent described below, commencing after the Spread Holiday Period. The Agreement requires that on each Distribution Date during the Spread Holiday Period, the Net Monthly Excess Cashflow, if any, will be allocated first, to cover any Realized Losses, and then as set forth in clauses (2) through (6) below. The Agreement requires that on each distribution date after the Spread Holiday Period, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows, in each case to the extent of the remaining Net Monthly Excess Cashflow:

         (1) first, to the Class A Certificates and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, payable as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the Class A Certificates and Class M Certificates" above;

         (2) second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes;

         (3) third, sequentially to the Class I-A2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes;

         (4) fourth, to a reserve fund, to pay the Class A Certificates and Class M Certificates as follows: first, to the Class A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk Shortfall Carry-Forward Amounts for such classes of Class A Certificates remaining unpaid, as described in this prospectus supplement, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such distribution date, as described in this prospectus supplement;

         (5) fifth, to the Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

         (6) sixth, to the holders of the Class X, Class P and Class R Certificates as provided in the Agreement.

         Allocated Realized Loss Amounts and Basis Risk Shortfall Carry-Forward Amounts will be payable to each class of the Class A Certificates and Class M Certificates, as applicable, even after its Certificate Principal Balance has been reduced to zero.

THE INTEREST RATE SWAP AGREEMENT

         HSBC Bank USA, National Association, as trustee on behalf of a separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust"), will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider"). On each distribution date, the Securities Administrator, on behalf of the Supplemental Interest Trust, may receive certain net amounts from the Swap Provider, from which distributions to the trust will be made as described in this prospectus supplement in respect of Prepayment Interest Shortfalls (not covered by Compensating Interest), Basis Risk Shortfall Carry-Forward Amounts, and amounts necessary to maintain the required level of overcollateralization and to cover Realized Losses, in each case to the extent not covered by Net Monthly Excess Cashflow. The Supplemental Interest Trust will not be an asset of any REMIC.
         Under the Interest Rate Swap Agreement, on each distribution date beginning October 25, 2005 through each distribution date on or prior to the distribution date in April 2014, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.76% per annum, (y) the Notional Amount (as defined below) for that distribution date multiplied by 250, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, (y) the Notional Amount (as defined below) for that distribution date multiplied by 250, and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on each such distribution date (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the Floating Swap Payment for such distribution date exceeds the Fixed Swap Payment for such distribution date. On each distribution date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the lesser of (i) the calculation amount specified in the table below for such distribution date, and (ii) the sum of the aggregate Stated Principal Balance of the Group I Loans and amounts deposited in the Group I Pre-Funding Account at the beginning of the related calculation period divided by 250 (such lesser amount, the "Notional Amount"). The Interest Rate Swap Agreement will terminate immediately following the distribution date in April 2014, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                          CALCULATION AMOUNT OF INTEREST RATE SWAP AGREEMENT ($)
      DISTRIBUTION DATE   ------------------------------------------------------
      September 2005                                    0.00
      October 2005                              4,117,362.50
      November 2005                             3,959,404.96
      December 2005                             3,831,341.02
      January 2006                              3,744,602.94
      February 2006                             3,649,835.93
      March 2006                                3,544,366.14
      April 2006                                3,428,690.52
      May 2006                                  3,303,430.32
      June 2006                                 3,169,648.41
      July 2006                                 3,032,401.96
      August 2006                               2,901,356.83

                          CALCULATION AMOUNT OF INTEREST RATE SWAP AGREEMENT ($)
      DISTRIBUTION DATE   ------------------------------------------------------
      September 2006                            2,776,248.95
      October 2006                              2,656,801.06
      November 2006                             2,542,749.05
      December 2006                             2,433,841.39
      January 2007                              2,329,838.48
      February 2007                             2,230,512.10
      March 2007                                2,135,644.86
      April 2007                                2,045,029.70
      May 2007                                  1,947,813.59
      June 2007                                 1,801,016.93
      July 2007                                 1,244,783.22
      August 2007                               1,194,531.13
      September 2007                            1,148,079.02
      October 2007                              1,103,575.29
      November 2007                             1,060,933.44
      December 2007                             1,020,070.92
      January 2008                                980,909.02
      February 2008                               943,372.62
      March 2008                                  907,390.08
      April 2008                                  872,269.46
      May 2008                                    833,352.76
      June 2008                                   751,842.74
      July 2008                                   720,399.34
      August 2008                                 694,012.58
      September 2008                              668,677.68
      October 2008                                644,349.63
      November 2008                               620,985.46
      December 2008                               598,544.11
      January 2009                                576,986.38
      February 2009                               556,274.82
      March 2009                                  536,373.65
      April 2009                                  517,248.70
      May 2009                                    498,867.32
      June 2009                                   481,198.30
      July 2009                                   464,211.82
      August 2009                                 447,879.41
      September 2009                              432,173.83
      October 2009                                417,069.05
      November 2009                               402,540.19
      December 2009                               388,563.46
      January 2010                                375,116.14
      February 2010                               362,176.47
      March 2010                                  349,723.67
      April 2010                                  337,624.78
      May 2010                                    323,460.93
      June 2010                                   279,644.76
      July 2010                                   217,539.77
      August 2010                                 211,464.02
      September 2010                              205,562.53
      October 2010                                199,830.06
      November 2010                               194,261.53
      December 2010                               188,852.03
      January 2011                                183,596.83
      February 2011                               178,491.32
      March 2011                                  173,531.04
      April 2011                                  168,711.70
      May 2011                                    164,029.11
      June 2011                                   159,479.24
      July 2011                                   155,058.17
      August 2011                                 150,762.10
      September 2011                              146,587.38

                          CALCULATION AMOUNT OF INTEREST RATE SWAP AGREEMENT ($)
      DISTRIBUTION DATE   ------------------------------------------------------
      October 2011                                142,530.43
      November 2011                               138,587.82
      December 2011                               134,756.19
      January 2012                                131,032.33
      February 2012                               127,413.08
      March 2012                                  123,895.41
      April 2012                                  120,476.37
      May 2012                                    117,153.10
      June 2012                                   113,216.45
      July 2012                                   108,298.22
      August 2012                                 105,326.28
      September 2012                              102,476.42
      October 2012                                 99,703.60
      November 2012                                97,005.72
      December 2012                                94,380.75
      January 2013                                 91,826.70
      February 2013                                89,341.65
      March 2013                                   86,923.73
      April 2013                                   84,571.11
      May 2013                                     82,282.02
      June 2013                                    80,054.74
      July 2013                                    77,887.60
      August 2013                                  75,778.95
      September 2013                               73,727.23
      October 2013                                 71,730.88
      November 2013                                69,788.41
      December 2013                                67,898.36
      January 2014                                 66,059.31
      February 2014                                64,269.89
      March 2014                                   62,528.74
      April 2014                                   60,834.57
      May 2014                                          0.00

         The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

         o "Failure to Pay or Deliver" (which generally relates to the failure of either party to the interest rate swap agreement to perform its payment obligations under the Interest Rate Swap Agreement),

         o "Bankruptcy" which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the Interest Rate Swap Agreement (as amended in the Interest Rate Swap Agreement) and

         o "Merger without Assumption" which generally relates to the merger, consolidation or transfer of substantially all of the assets of the Swap Provider without the assumption of obligations under the Interest Rate Swap Agreement by the surviving entity, as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

         o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

         o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust's obligation to pay amounts in respect of such Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates.

         A "Swap Provider Trigger Event" shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or

(iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each Rating Agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

The Swap Provider

         The Swap Provider is Bear Stearns Financial Products Inc. The Swap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Swap Provider is an affiliate of Bear, Stearns & Co. Inc.

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On each distribution date, such amounts will be distributed by the trust to the Supplemental Interest Trust, and paid by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the Supplemental Interest Trust as set forth in the pooling and servicing agreement.

         Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust will be deposited by the Securities Administrator in the Supplemental Interest Trust. On each distribution date, to the extent required, the Securities Administrator will withdraw the following amounts from the Supplemental Interest Trust for distribution to the certificates in the following order of priority:

         (1) first, to the Class A Certificates, pro rata, based on entitlement, in an amount equal to any Interest Carry Forward Amount for such class or classes to the extent not covered by the Interest Remittance Amount on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

         (2) second, to the Class A Certificates and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the Principal Distribution Amount for that distribution date;

         (3) third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes to the extent not covered by the Net Monthly Excess Cashflow on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

         (4) fourth, sequentially to the Class I-A2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date;

         (5) fifth, to a reserve fund, to pay the Class A Certificates and Class M Certificates as follows: first, to the Class A Certificates, on a pro rata basis, based on the aggregate amount of Basis Risk Shortfall Carry-Forward Amounts for such classes of Class A Certificates remaining unpaid, as described in this prospectus supplement, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such distribution date, as described in this prospectus supplement, in each case to the extent not covered by the Net Monthly Excess Cashflow on that distribution date; and

         (6) sixth, to pay to the parties named in the Agreement any remaining amounts.

CREDIT ENHANCEMENT

         Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow and to any Net Swap Payments or Swap Termination Payments, through an increased distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, until reduced to zero, and third, to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero. After the aggregate Certificate Principal Balance of the Class M Certificates is reduced to zero, any additional Realized Losses on the Group I Loans will be allocated to the Class I-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         The Agreement does not permit the allocation of Realized Losses to the Class A Certificates other than the Class I-A2 Certificates. Investors in these Class A Certificates should note that under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans to pay these Class A Certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust fund or the exercise by the Servicer or the Master Servicer of its optional termination right, there may be insufficient amounts available to pay these Class A Certificates in full.

         Although Realized Losses may reduce the Certificate Principal Balances of the Class I-A2 Certificates and the Class M Certificates, Allocated Realized Loss Amounts may be paid to the holders of the Class I-A2 Certificates and the Class M Certificates from available Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above, after the application of the proceeds (if any) pursuant to the Interest Rate Swap Agreement.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

         In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class A Certificates on each distribution date, holders of the Class A Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each distribution date, holders of the Class M Certificates have a right to distribution of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates and Class M Certificates on each distribution date.

         If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class M Certificates or Class I-A2 Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

INTEREST COVERAGE ACCOUNTS

         On the Closing Date, the company will deliver to the Securities Administrator for deposit in the Group I Interest Coverage Account or the Group II Interest Coverage Account, respectively, a cash amount as specified in the Agreement, if any. On each distribution date during the Funding Period and on the distribution date immediately following the termination of the Funding Period, any funds on deposit in the Interest Coverage Accounts will be applied by the Securities Administrator, on behalf of the Trustee, to cover shortfalls in the amount of interest generated by the related assets in the trust attributable to the pre-funding feature. The Agreement permits any funds in the Interest Coverage Accounts, to the extent that they will not be needed to fund any shortfall of the kind described above, to be released by the Securities Administrator, on behalf of the Trustee, to the company or its designee on the first distribution date following the termination of the Funding Period (after the distribution on the certificates to be made on such distribution date). The Interest Coverage Account will not be an asset of any REMIC.

P&I ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each distribution date from its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advance for such distribution date.

         P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Subservicer or the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Subservicer and the Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the Servicer or the Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the Subservicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Subservicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Master Servicer will be obligated to make any such advance, to the extent required in the Agreement.

                            YIELD ON THE CERTIFICATES

GENERAL

         The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

         (1) The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

         (2) The allocation of principal payments among the various classes of certificates;

         (3) The rate and timing of realized losses and interest shortfalls on the mortgage loans related to each sub-group;

         (4)      The pass-through rate on the Offered Certificates; and

         (5)      The purchase price paid for the Offered Certificates.

         For additional considerations relating to the yields on the Offered Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates related to each sub-group, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of the related mortgage loans and by the rate and timing of principal prepayments on the related mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the related mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 70.76% and 72.45% of the initial Group I Loans and the initial Group II Loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge. The rate of principal prepayments on the mortgage loans with prepayment charges may be influenced by whether or not the penalty is a "hard" or "soft" prepayment penalty. All prepayment charges will be payable to the Class P Certificates and will not be part of the Available Funds for such distribution date.

         The fixed rate mortgage loans typically contain due-on-sale clauses. The terms of the Servicing Agreements generally require the Servicer or the Subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The adjustable rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Servicer or the Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of the related Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the Offered Certificates will be affected by the allocation of principal payments among the Class A Certificates and Class M Certificates. The Offered Certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Offered Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on the Class A Certificates and Class M Certificates.

         As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans will be allocated among the Class A Certificates. Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

         As described under "Description of the Certificates--Credit Enhancement" and "--P&I Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if such delinquencies or losses cause a Trigger Event.

         The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate payments of principal on the Offered Certificates. In addition, the amount of the Extra Principal Distribution Amount paid to the Class A Certificates and Class M Certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the related Net WAC Rate. See "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer or the Subservicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a principal prepayment in full or a partial principal prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. None of the Servicers or the Subservicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage Loans-- Servicemembers Relief Act" in the prospectus. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions."

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults on the related mortgage loans resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Class A Certificates and Class M Certificates could significantly affect the yield to an investor in the Class A Certificates and Class M Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to those Offered Certificates.

         If the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. Furthermore, because principal distributions are paid to some classes of Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

         As described under "Description of the Certificates--Credit Enhancement", amounts otherwise distributable to holders of the Class M Certificates may be made available to protect the holders of the

Class A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class M Certificates with a higher numerical class designation may be made available to protect the holders of Class M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Class M Certificates if it delays the Stepdown Date. See "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Company expects that the Servicer or the Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus.

PASS-THROUGH RATES

         The yields to maturity on the Offered Certificates will be affected by the Class A Certificates' and Class M Certificates' Pass-Through Rates. The Offered Certificates, other than the Class II-A1 Certificates, may not always receive interest at a rate equal to One-Month LIBOR plus the related Certificate Margin. If the Net WAC Rate on any class of Offered Certificates, other than the Class II-A1 Certificates, is less than One-Month LIBOR plus the related Certificate Margin, the Pass-Through Rate on that class of Offered Certificates will be limited to the related Net WAC Rate. Thus, the yields to investors in the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the related Net WAC Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Offered Certificates. In addition, if prepayments on the mortgage loans occur at a rate slower than anticipated, the interest rate swap agreement may not provide sufficient funds to cover such shortfalls with respect to the Class A Certificates and Class M Certificates. If on any distribution date the application of the related Net WAC Rate results in an interest payment lower than One-Month LIBOR plus the related Certificate Margin on any class of Offered Certificates during the related Interest Accrual Period, the value of that class of Offered Certificates may be temporarily or permanently reduced.

         Investors in the Offered Certificates should be aware that some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in Six-Month LIBOR, any periodic caps, maximum and minimum rates, and the related gross margins and may be less than the interest that would accrue on the

Offered Certificates, other than the Class II-A1 Certificates, at the rate of One-Month LIBOR plus the related Certificate Margin. In addition, some of the mortgage loans have fixed interest rates or will have fixed interest rates for a significant period of time prior to allowing for any rate adjustment. In a rising interest rate environment, the Offered Certificates may receive interest at the related Net WAC Rate for a protracted period of time. In addition, in this situation, there would be little or no Net Monthly Excess Cashflow to cover losses and to restore overcollateralization.

         To the extent the related Net WAC Rate is paid on any class of the Class A Certificates, other than the Class II-A1 Certificates, and Class M Certificates, the difference between the related Net WAC Rate and One-Month LIBOR plus the related Certificate Margin will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Net Monthly Excess Cashflow and the Interest Rate Swap Agreement. These shortfalls may remain unpaid on the optional termination date and final distribution date.

PURCHASE PRICE

         In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Class A Certificates and Class M Certificates is the distribution date in November 2035, which is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after the first distribution date on which the aggregate unpaid principal balance of the mortgage loans are less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date plus the Original Pre-Funded Amount. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the Cut-off Date. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Agreements--Termination; Retirement of the Securities" in the prospectus.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under "The Mortgage Pool."

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" were determined assuming that:

         (1) the mortgage pools were aggregated into assumed mortgage loans having the characteristics set forth in the "Assumed Mortgage Loan Characteristics" table below,

         (2) the closing date for the Offered Certificates occurs on August 25, 2005,

         (3) distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in September 2005,

         (4) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in August 2005, and include 30 days' interest thereon, except for the pre-funded mortgage loans which begin in September 2005,

         (5) none of the Company, the Seller, the Master Servicer, the Servicer or any other person purchases from the trust fund any mortgage loan pursuant to any obligation or option under the Agreement and, except as indicated in the row for each table entitled "Weighted Average Life in years (to Call)," no optional termination is exercised by the Servicer or the Master Servicer. The row for each table entitled "Weighted Average Life in years (to Call)" assumes that the Certificates are called on the first possible optional termination date by the Servicer,

         (6) scheduled payments for all mortgage loans are received on the first day of each month commencing in September 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls due to the application of the Relief Act are incurred, except for the pre-funded mortgage loans which begin in October 2005,

         (7) the Net Mortgage Rate will be the Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the Lender-Paid Primary Insurance Rate,

         (8) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to stated maturity and for each interest only loan, beginning after its interest only term,

         (9) the mortgage rate on all of the adjustable rate mortgage loans adjusts based on an index equal to Six-Month LIBOR,

         (10) One-Month LIBOR and Six-Month LIBOR are equal to 3.62% and 4.04% per annum, respectively,

         (11) the Certificate Principal Balance of the Class P Certificates is equal to zero,

         (12) with respect to any adjustable rate mortgage loan during the initial fixed rate period, the Servicing Fee Rate will be equal to the initial Servicing Fee and following the first rate adjustment date, the Servicing Fee rate will be equal to the subsequent Servicing Fee Rate, and

         (13)     no Swap Early Termination events occur.

Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions. Based on the foregoing assumptions, the tables following the "Assumed Mortgage Loan Characteristics" table indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the distribution dates shown, at various constant percentages of the Prepayment Assumption.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                  ORIGINAL
                                                                                     REMAINING    INTEREST
                                                                                    AMORTIZATION    ONLY
                                                            PRINCIPAL     MORTGAGE      TERM        TERM     SEASONING  MARGIN
LOAN NUMBER  GROUP          PRODUCT TYPE                   BALANCE ($)    RATE (%)    (MONTHS)    (MONTHS)   (MONTHS)     (%)
     1        1       Six Month Libor Arm - 0- 0            712,971.00     5.8123       356           0          4       2.6496
     2        1       Six Month Libor Arm - 0-12            987,438.27     6.2200       356           0          4       3.5276
     3        1       Six Month Libor Arm - 0-60            158,740.34     5.6250       356           0          4       3.5000
     4        1       Six Month Libor Arm (IO)- 60- 0       650,000.00     6.2500       358          60          2       4.0000
     5        1       Six Month Libor Arm (IO)- 60-12     1,773,761.00     5.3013       356          60          4       3.1191
     6        1       Six Month Libor Arm (IO)- 60-24       706,500.00     5.5410       356          60          4       3.1253
     7        1       Six Month Libor Arm (IO)-120- 0    10,604,507.00     6.0272       357         120          3       3.1578
     8        1       Six Month Libor Arm (IO)-120- 6     1,077,950.00     5.8713       357         120          3       2.9492
     9        1       Six Month Libor Arm (IO)-120-12     8,264,831.00     5.6482       356         120          4       3.2436
    10        1       Six Month Libor Arm (IO)-120-24     2,670,803.00     5.3095       356         120          4       3.2093
    11        1       Six Month Libor Arm (IO)-120-36     2,868,404.00     5.1698       356         120          4       2.8848
    12        1       Six Month Libor Arm (IO)-120-60     1,710,479.00     5.5241       356         120          4       3.1227
    13        1       2/6 Arm - 0- 0                     30,459,925.51     6.8500       358           0          2       5.5712
    14        1       2/6 Arm - 0-12                        851,310.20     7.3892       359           0          1       5.9314
    15        1       2/6 Arm - 0-24                     13,752,044.21     6.6966       357           0          3       4.9786
    16        1       2/6 Arm - 0-36                        669,569.95     6.9011       357           0          3       5.5661
    17        1       2/6 Arm - 0-60                        526,310.57     6.0000       357           0          3       2.3750
    18        1       2/6 Arm (IO) - 24- 0                  523,600.00     7.2419       357          24          3       3.9708
    19        1       2/6 Arm (IO) - 24-12                  404,000.00     6.0000       356          24          4       4.2500
    20        1       2/6 Arm (IO) - 24-24                1,499,750.00     6.3418       356          24          4       4.5706
    21        1       2/6 Arm (IO) - 60- 0               17,491,550.00     6.7415       358          60          2       5.7333
    22        1       2/6 Arm (IO) - 60-12                2,328,605.00     6.0635       356          60          4       3.7585
    23        1       2/6 Arm (IO) - 60-24               12,975,315.00     6.2682       357          60          3       4.8278
    24        1       2/6 Arm (IO) - 60-36                2,248,306.00     6.1001       357          60          3       5.8186
    25        1       2/6 Arm (IO) - 60-60                  900,900.00     5.8750       356          60          4       3.7123
    26        1       2/6 Arm (IO) -120- 0               35,637,863.00     6.5266       358         120          2       3.5781
    27        1       2/6 Arm (IO) -120- 6                1,208,000.00     7.1180       357         120          3       3.8495
    28        1       2/6 Arm (IO) -120-12               16,748,875.00     6.3806       358         120          2       3.0599
    29        1       2/6 Arm (IO) -120-24              123,421,299.00     5.9575       358         120          2       3.1338
    30        1       2/6 Arm (IO) -120-36               12,568,776.00     6.0790       358         120          2       3.0253
    31        1       2/6 Arm (IO) -120-60                2,264,118.00     6.8385       358         120          2       3.0118
    32        1       3/6 Arm - 0- 0                      3,579,964.93     6.5862       357           0          3       4.7347
    33        1       3/6 Arm - 0-12                        659,082.53     6.4746       357           0          3       2.2500
    34        1       3/6 Arm - 0-24                        262,231.88     7.1250       358           0          2       3.2500
    35        1       3/6 Arm - 0-36                      2,653,038.27     6.6873       357           0          3       3.7898
    36        1       3/6 Arm - 0-60                        188,361.56     6.8750       358           0          2       2.5000
    37        1       3/6 Arm (IO) - 24-24                  300,667.00     5.8750       355          24          5       2.2500
    38        1       3/6 Arm (IO) - 36- 0                4,595,600.00     6.5429       356          36          4       2.9806
    39        1       3/6 Arm (IO) - 36-24                  295,250.00     5.3750       356          36          4       2.2500
    40        1       3/6 Arm (IO) - 36-36                2,383,800.00     6.0052       357          36          3       3.0902
    41        1       3/6 Arm (IO) - 60- 0                2,352,900.00     6.6290       358          60          2       5.5852
    42        1       3/6 Arm (IO) - 60-12                  251,500.00     6.9000       356          60          4       5.9000
    43        1       3/6 Arm (IO) - 60-24                  239,750.00     6.0000       355          60          5       3.2500
    44        1       3/6 Arm (IO) - 60-36                3,873,804.00     6.2222       357          60          3       4.7443
    45        1       3/6 Arm (IO) -120- 0                8,393,745.00     5.9493       357         120          3       2.4422
    46        1       3/6 Arm (IO) -120- 6                  598,000.00     5.5690       358         120          2       2.2500
    47        1       3/6 Arm (IO) -120-12                1,350,000.00     5.6250       357         120          3       3.2500
    48        1       3/6 Arm (IO) -120-24                4,359,834.00     6.2931       357         120          3       2.5821
    49        1       3/6 Arm (IO) -120-36               17,144,272.00     5.9626       357         120          3       2.6479
    50        1       3/6 Arm (IO) -120-60                  386,500.00     5.7500       357         120          3       2.2500
    51        1       5/6 Arm - 0- 0                      3,050,472.57     6.5605       357           0          3       2.8798
    52        1       5/6 Arm - 0- 6                      1,566,703.25     5.6485       357           0          3       2.2500
    53        1       5/6 Arm - 0-12                      2,359,076.52     6.1715       357           0          3       2.2500

                MONTHS TO      INTEREST
                  NEXT           RATE
              INTEREST RATE     CHANGE                                                                             SERVICING FEE
                 CHANGE        FREQUENCY   INITIAL RATE    PERIODIC RATE     LIFE        LIFE        AGGREGATE     INCREASE AT
LOAN NUMBER       DATE         (MONTHS)      CAP (%)         CAP (%)       FLOOR (%)    CAP (%)       FEES (%)     FIRST RESET (%)
     1              2           6.0000        1.0000          1.0000        2.6496      11.8123       0.2500           0.1250
     2              2           6.0000        4.8974          1.0000        3.5276      16.8969       0.2500           0.1250
     3              2           6.0000        6.0000          1.0000        3.5000      17.6250       0.2500           0.1250
     4              4           6.0000        1.0000          1.0000        4.0000      12.2500       0.2500           0.1250
     5              2           6.0000        1.7301          1.0000        3.1191      11.3013       0.2500           0.1250
     6              2           6.0000        1.0000          1.0000        3.1253      11.5410       0.2500           0.1250
     7              3           6.0000        1.1690          1.0000        3.1578      12.0098       0.2658           0.1250
     8              3           6.0000        6.0000          1.0000        2.9492      15.2274       0.2500           0.1250
     9              2           6.0000        1.6567          1.0000        3.2436      12.3064       0.2500           0.1250
    10              2           6.0000        2.4447          1.0000        3.2093      12.8282       0.2500           0.1250
    11              2           6.0000        1.0000          1.0000        2.8848      11.1698       0.3392           0.1250
    12              2           6.0000        1.0000          1.0000        3.1227      11.5241       0.3437           0.1250
    13             22           6.0000        3.0000          1.0000        6.4404      12.8272       0.2500           0.1250
    14             23           6.0000        3.0000          1.0000        6.6889      13.3892       0.2500           0.1250
    15             21           6.0000        2.9321          1.0000        5.5217      12.7393       0.2500           0.1250
    16             21           6.0000        2.2966          1.0000        5.5661      13.6044       0.2500           0.1250
    17             21           6.0000        3.0000          1.0000        2.3750      12.0000       0.2500           0.1250
    18             21           6.0000        3.0000          1.0000        3.9708      13.2419       0.2500           0.1250
    19             20           6.0000        3.0000          1.0000        4.2500      12.0000       0.2500           0.1250
    20             20           6.0000        3.0000          1.0000        4.5530      12.3418       0.2500           0.1250
    21             22           6.0000        3.0000          1.0000        6.6859      12.7415       0.2500           0.1250
    22             20           6.0000        2.8930          1.0000        3.9728      12.0635       0.2500           0.1250
    23             21           6.0000        2.8393          1.0000        5.3813      12.3533       0.2500           0.1250
    24             21           6.0000        1.6724          1.0000        5.8990      13.0197       0.2500           0.1250
    25             20           6.0000        3.0000          1.0000        3.7123      11.8750       0.2500           0.1250
    26             22           6.0000        3.0000          1.0000        3.7617      12.5266       0.2765           0.1250
    27             21           6.0000        2.5695          1.4305        3.8495      13.1180       0.2500           0.1250
    28             22           6.0000        3.0484          1.0000        3.1060      12.3806       0.2589           0.1250
    29             22           6.0000        3.0152          1.0000        3.1711      11.9734       0.2833           0.1250
    30             22           6.0000        3.0000          1.0000        3.0253      12.0790       0.3146           0.1250
    31             22           6.0000        3.0000          1.0000        3.0118      12.8385       0.3573           0.1250
    32             33           6.0000        3.4817          1.0000        5.3705      12.5569       0.2500           0.1250
    33             33           6.0000        4.9221          1.0000        2.2500      12.1153       0.2500           0.1250
    34             34           6.0000        3.0000          1.0000        3.2500      12.1250       0.2500           0.1250
    35             33           6.0000        3.1992          1.0000        3.8597      12.5027       0.2500           0.1250
    36             34           6.0000        3.0000          1.0000        2.5000      11.8750       0.2500           0.1250
    37             31           6.0000        3.0000          1.0000        2.2500      10.8750       0.2500           0.1250
    38             32           6.0000        2.3631          1.0000        2.9806      12.5011       0.2500           0.1250
    39             32           6.0000        3.0000          1.0000        2.2500      10.3750       0.2500           0.1250
    40             33           6.0000        2.6548          1.0000        3.0313      11.9538       0.2500           0.1250
    41             34           6.0000        2.8985          1.0000        6.2597      12.6290       0.2500           0.1250
    42             32           6.0000        3.0000          1.0000        6.9000      12.9000       0.2500           0.1250
    43             31           6.0000        3.0000          1.0000        3.2500      12.0000       0.2500           0.1250
    44             33           6.0000        2.5237          1.0000        5.0089      12.2222       0.2500           0.1250
    45             33           6.0000        4.2909          1.0000        2.4613      11.7719       0.2500           0.1250
    46             34           6.0000        6.0000          1.0000        2.2500      11.5690       0.2500           0.1250
    47             33           6.0000        3.0000          1.0000        3.2500      11.6250       0.2500           0.1250
    48             33           6.0000        2.8086          1.0000        2.5821      11.4845       0.2971           0.1250
    49             33           6.0000        3.3234          1.0000        2.6755      11.3227       0.2691           0.1250
    50             33           6.0000        2.0000          1.0000        2.2500      11.7500       0.7100           0.1250
    51             57           6.0000        5.2152          1.0000        2.8798      11.7757       0.2667           0.1250
    52             57           6.0000        6.0000          1.0000        2.2500      11.6485       0.2500           0.1250
    53             57           6.0000        5.1263          1.0000        2.2500      11.2978       0.2500           0.1250


                                                                                                  ORIGINAL
                                                                                     REMAINING    INTEREST
                                                                                    AMORTIZATION    ONLY
                                                            PRINCIPAL     MORTGAGE      TERM        TERM     SEASONING  MARGIN
LOAN NUMBER  GROUP          PRODUCT TYPE                   BALANCE ($)    RATE (%)    (MONTHS)    (MONTHS)   (MONTHS)     (%)
    54        1       5/6 Arm - 0-24                      2,007,377.93     6.5575       357           0          3       2.6130
    55        1       5/6 Arm - 0-36                      4,128,255.06     6.1989       357           0          3       2.5483
    56        1       5/6 Arm - 0-60                        548,106.99     6.3069       357           0          3       2.5984
    57        1       5/6 Arm (IO) - 36-24                  359,650.00     5.7500       356          36          4       2.2500
    58        1       5/6 Arm (IO) - 36-36                  225,000.00     6.3750       357          36          3       2.7500
    59        1       5/6 Arm (IO) - 60- 0               20,557,475.00     6.2194       357          60          3       2.7250
    60        1       5/6 Arm (IO) - 60-12                  725,700.00     6.6238       358          60          2       3.2140
    61        1       5/6 Arm (IO) - 60-24               14,875,600.00     5.8959       357          60          3       2.4764
    62        1       5/6 Arm (IO) - 60-36                7,272,100.00     6.0159       356          60          4       2.6818
    63        1       5/6 Arm (IO) - 60-60                  321,300.00     5.7500       355          60          5       2.2500
    64        1       5/6 Arm (IO) -120- 0               48,111,152.00     6.3116       357         120          3       2.3288
    65        1       5/6 Arm (IO) -120- 6                4,338,240.00     5.7959       358         120          2       2.2500
    66        1       5/6 Arm (IO) -120-12               16,442,360.00     6.1287       358         120          2       2.4899
    67        1       5/6 Arm (IO) -120-24               33,847,909.00     6.4753       358         120          2       2.3860
    68        1       5/6 Arm (IO) -120-36               78,402,011.00     6.0584       358         120          2       2.3543
    69        1       5/6 Arm (IO) -120-60               24,294,618.00     5.7690       358         120          2       2.2798
    70        1       7/6 Arm - 0- 0                      1,331,182.85     6.0177       358           0          2       2.6784
    71        1       7/6 Arm - 0-24                        336,198.62     5.6250       357           0          3       2.2500
    72        1       7/6 Arm - 0-60                        455,533.20     5.3376       359           0          1       2.2500
    73        1       7/6 Arm (IO) - 84- 0                  585,900.00     5.6954       357          84          3       2.2500
    74        1       7/6 Arm (IO) - 84-24                3,086,300.00     5.6620       357          84          3       2.3070
    75        1       7/6 Arm (IO) - 84-36                2,119,950.00     5.7533       357          84          3       2.2500
    76        1       7/6 Arm (IO) -120- 0                2,934,200.00     6.0139       358         120          2       2.3550
    77        1       7/6 Arm (IO) -120- 6                  690,000.00     6.3750       358         120          2       2.2500
    78        1       7/6 Arm (IO) -120-12                2,659,400.00     6.1861       358         120          2       2.2500
    79        1       7/6 Arm (IO) -120-24                  772,900.00     6.0963       357         120          3       2.4567
    80        1       7/6 Arm (IO) -120-36                5,420,700.00     5.6526       358         120          2       2.3109
    81        1       7/6 Arm (IO) -120-60                4,923,756.00     5.4027       358         120          2       2.2500
    82        1       10/6 Arm (IO) -120- 0               3,312,050.00     5.7474       357         120          3       2.2500
    83        1       10/6 Arm (IO) -120-12               1,090,000.00     5.4633       358         120          2       2.2500
    84        1       10/6 Arm (IO) -120-36                 232,050.00     5.3023       357         120          3       2.2500
    85        1       10/6 Arm (IO) -120-60               6,843,358.00     5.6795       357         120          3       2.2500
    86        1       15 Year Fixed Amort - 0- 0          4,082,076.07     5.9012       177           0          3
    87        1       15 Year Fixed Amort - 0-12          1,703,158.24     5.8637       177           0          3
    88        1       15 Year Fixed Amort - 0-24            476,749.92     6.7094       178           0          2
    89        1       15 Year Fixed Amort - 0-36          7,346,546.17     5.7577       178           0          2
    90        1       15 Year Fixed Amort - 0-60            666,054.44     5.5780       177           0          3
    91        1       15 Year Fixed Amort (IO)-120- 0     1,880,000.00     4.7500       177         120          3
    92        1       20 Year Fixed Amort - 0- 0            996,394.70     6.3642       238           0          2
    93        1       20 Year Fixed Amort - 0-12          1,572,112.67     5.9730       237           0          3
    94        1       20 Year Fixed Amort - 0-36          1,193,074.13     5.7188       238           0          2
    95        1       30 Year Fixed Amort - 0- 0         13,222,280.09     6.3745       358           0          2
    96        1       30 Year Fixed Amort - 0-12          9,561,566.76     6.2349       357           0          3
    97        1       30 Year Fixed Amort - 0-24          3,769,012.23     6.1308       358           0          2
    98        1       30 Year Fixed Amort - 0-36         20,117,877.70     5.7488       358           0          2
    99        1       30 Year Fixed Amort - 0-60          3,359,721.12     5.9037       358           0          2
   100        1       30 Year Fixed Amort (IO)- 60- 0       555,000.00     6.4000       357          60          3
   101        1       30 Year Fixed Amort (IO)- 60-12       400,000.00     6.7500       357          60          3
   102        1       30 Year Fixed Amort (IO)- 60-24       740,000.00     6.3750       357          60          3
   103        1       30 Year Fixed Amort (IO)-120- 0    28,724,950.00     6.3982       357         120          3
   104        1       30 Year Fixed Amort (IO)-120- 6     1,847,250.00     5.9415       357         120          3
   105        1       30 Year Fixed Amort (IO)-120-12    12,141,960.00     6.4886       358         120          2
   106        1       30 Year Fixed Amort (IO)-120-24     8,764,546.00     6.5004       357         120          3
   107        1       30 Year Fixed Amort (IO)-120-36    49,699,700.00     5.8690       358         120          2
   108        1       30 Year Fixed Amort (IO)-120-60     9,574,979.00     5.8769       358         120          2
   109        2       30 Year Fixed Amort - 0- 0         33,894,042.55     6.4789       357           0          3

                MONTHS TO      INTEREST
                  NEXT           RATE
              INTEREST RATE     CHANGE                                                                           SERVICING FEE
                 CHANGE        FREQUENCY   INITIAL RATE    PERIODIC RATE     LIFE        LIFE      AGGREGATE     INCREASE AT
LOAN NUMBER       DATE         (MONTHS)      CAP (%)         CAP (%)       FLOOR (%)    CAP (%)     FEES (%)     FIRST RESET (%)
    54            57           6.0000        5.0000          1.0000        2.6130       11.5575     0.2985         0.1250
    55            57           6.0000        5.1660          1.0000        2.5483       11.3649     0.2500         0.1250
    56            57           6.0000        5.2787          1.0000        2.5984       11.5856     0.2500         0.1250
    57            56           6.0000        5.0000          1.0000        2.2500       10.7500     0.2500         0.1250
    58            57           6.0000        5.0000          1.0000        2.7500       12.3750     0.2500         0.1250
    59            57           6.0000        5.0119          1.0000        2.7250       11.2314     0.2500         0.1250
    60            58           6.0000        5.0000          1.0000        3.2140       12.0531     0.2500         0.1250
    61            57           6.0000        4.9798          1.0000        2.4764       10.9060     0.2500         0.1250
    62            56           6.0000        4.8518          1.0000        2.6818       11.1478     0.2500         0.1250
    63            55           6.0000        5.0000          1.0000        2.2500       10.7500     0.2500         0.1250
    64            57           6.0000        5.2832          1.0000        2.3288       11.5948     0.2585         0.1250
    65            58           6.0000        6.0000          1.0000        2.2500       11.7175     0.2500         0.1250
    66            58           6.0000        5.0525          1.0000        2.4899       11.3882     0.2570         0.1250
    67            58           6.0000        4.9832          1.0000        2.3860       11.5114     0.2673         0.1250
    68            58           6.0000        5.1347          1.0000        2.3543       11.1955     0.2936         0.1250
    69            58           6.0000        5.0119          1.0000        2.2798       10.7809     0.2854         0.1250
    70            82           6.0000        5.2703          1.0000        2.6784       11.2880     0.2500         0.1250
    71            81           6.0000        5.0000          1.0000        2.2500       10.6250     0.2500         0.1250
    72            83           6.0000        6.0000          1.0000        2.2500       11.3376     0.2500         0.1250
    73            81           6.0000        5.0000          1.0000        2.2500       10.6954     0.2500         0.1250
    74            81           6.0000        5.0000          1.0000        2.3070       10.6620     0.2500         0.1250
    75            81           6.0000        5.0000          1.0000        2.2500       10.7533     0.2500         0.1250
    76            82           6.0000        5.6128          1.0000        2.3550       11.6267     0.2875         0.1250
    77            82           6.0000        6.0000          1.0000        2.2500       12.3750     0.2500         0.1250
    78            82           6.0000        5.7285          1.0000        2.2500       12.1861     0.2500         0.1250
    79            81           6.0000        5.5382          1.0000        2.4567       11.9101     0.2500         0.1250
    80            82           6.0000        5.5718          1.0000        2.3109       11.2244     0.3294         0.1250
    81            82           6.0000        6.0000          1.0000        2.2500       11.4027     0.2920         0.1250
    82           117           6.0000        6.0000          1.0000        2.2500       11.7474     0.2500         0.1250
    83           118           6.0000        6.0000          1.0000        2.2500       11.4633     0.2500         0.1250
    84           117           6.0000        6.0000          1.0000        2.2500       11.3023     0.2500         0.1250
    85           117           6.0000        6.0000          1.0000        2.2500       11.6795     0.2760         0.1250
    86             0                                                                                0.2500         0.0000
    87             0                                                                                0.2500         0.0000
    88             0                                                                                0.2500         0.0000
    89             0                                                                                0.2500         0.0000
    90             0                                                                                0.2500         0.0000
    91             0                                                                                0.2500         0.0000
    92             0                                                                                0.2500         0.0000
    93             0                                                                                0.2500         0.0000
    94             0                                                                                0.2500         0.0000
    95             0                                                                                0.2500         0.0000
    96             0                                                                                0.2500         0.0000
    97             0                                                                                0.2500         0.0000
    98             0                                                                                0.2500         0.0000
    99             0                                                                                0.2500         0.0000
   100             0                                                                                0.2500         0.0000
   101             0                                                                                0.2500         0.0000
   102             0                                                                                0.2500         0.0000
   103             0                                                                                0.2688         0.0000
   104             0                                                                                0.2500         0.0000
   105             0                                                                                0.2500         0.0000
   106             0                                                                                0.2500         0.0000
   107             0                                                                                0.2610         0.0000
   108             0                                                                                0.2833         0.0000
   109             0                                                                                0.2500         0.0000


                                                                                                  ORIGINAL
                                                                                     REMAINING    INTEREST
                                                                                    AMORTIZATION    ONLY
                                                            PRINCIPAL     MORTGAGE      TERM        TERM     SEASONING  MARGIN
LOAN NUMBER  GROUP          PRODUCT TYPE                   BALANCE ($)    RATE (%)    (MONTHS)    (MONTHS)   (MONTHS)     (%)
   110        2       30 Year Fixed Amort - 0- 6            443,890.08     5.7849       357           0          3
   111        2       30 Year Fixed Amort - 0-12         14,046,472.59     6.4844       357           0          3
   112        2       30 Year Fixed Amort - 0-24          9,346,752.27     6.4621       358           0          2
   113        2       30 Year Fixed Amort - 0-36         46,652,114.66     6.3316       358           0          2
   114        2       30 Year Fixed Amort - 0-60          4,519,887.84     6.2945       357           0          3
   115        2       30 Year Fixed Amort (IO)- 60- 0       576,200.00     6.5123       358          60          2
   116        2       30 Year Fixed Amort (IO)- 60-12     1,316,960.00     5.9771       357          60          3
   117        2       30 Year Fixed Amort (IO)- 60-24       195,000.00     6.2500       357          60          3
   118        2       30 Year Fixed Amort (IO)-120- 0    28,694,389.00     6.6850       357         120          3
   119        2       30 Year Fixed Amort (IO)-120- 6       628,450.00     5.7414       357         120          3
   120        2       30 Year Fixed Amort (IO)-120-12     7,187,115.00     6.6052       358         120          2
   121        2       30 Year Fixed Amort (IO)-120-24    11,377,182.00     6.5656       357         120          3
   122        2       30 Year Fixed Amort (IO)-120-36    56,522,601.00     6.3661       358         120          2
   123        2       30 Year Fixed Amort (IO)-120-60    11,180,549.00     6.2773       358         120          2
   124 *      1       Six Month Libor Arm - 0- 0            166,311.87     5.8123       356           0          4       2.6496
   125 *      1       Six Month Libor Arm - 0-12            230,335.74     6.2200       356           0          4       3.5276
   126 *      1       Six Month Libor Arm - 0-60             37,028.72     5.6250       356           0          4       3.5000
   127 *      1       Six Month Libor Arm (IO)- 60- 0       151,622.88     6.2500       358          60          2       4.0000
   128 *      1       Six Month Libor Arm (IO)- 60-12       413,758.07     5.3013       356          60          4       3.1191
   129 *      1       Six Month Libor Arm (IO)- 60-24       164,802.40     5.5410       356          60          4       3.1253
   130 *      1       Six Month Libor Arm (IO)-120- 0     2,473,670.56     6.0272       357         120          3       3.1578
   131 *      1       Six Month Libor Arm (IO)-120- 6       251,449.05     5.8713       357         120          3       2.9492
   132 *      1       Six Month Libor Arm (IO)-120-12     1,927,903.78     5.6482       356         120          4       3.2436
   133 *      1       Six Month Libor Arm (IO)-120-24       623,007.44     5.3095       356         120          4       3.2093
   134 *      1       Six Month Libor Arm (IO)-120-36       669,101.03     5.1698       356         120          4       2.8848
   135 *      1       Six Month Libor Arm (IO)-120-60       398,996.53     5.5241       356         120          4       3.1227
   136 *      1       2/6 Arm - 0- 0                      7,105,263.92     6.8500       358           0          2       5.5712
   137 *      1       2/6 Arm - 0-12                        198,581.70     7.3892       359           0          1       5.9314
   138 *      1       2/6 Arm - 0-24                      3,207,883.87     6.6966       357           0          3       4.9786
   139 *      1       2/6 Arm - 0-36                        156,187.88     6.9011       357           0          3       5.5661
   140 *      1       2/6 Arm - 0-60                        122,770.34     6.0000       357           0          3       2.3750
   141 *      1       2/6 Arm (IO) - 24- 0                  122,138.06     7.2419       357          24          3       3.9708
   142 *      1       2/6 Arm (IO) - 24-12                   94,239.45     6.0000       356          24          4       4.2500
   143 *      1       2/6 Arm (IO) - 24-24                  349,840.63     6.3418       356          24          4       4.5706
   144 *      1       2/6 Arm (IO) - 60- 0                4,080,183.29     6.7415       358          60          2       5.7333
   145 *      1       2/6 Arm (IO) - 60-12                  543,184.29     6.0635       356          60          4       3.7585
   146 *      1       2/6 Arm (IO) - 60-24                3,026,699.38     6.2682       357          60          3       4.8278
   147 *      1       2/6 Arm (IO) - 60-36                  524,453.27     6.1001       357          60          3       5.8186
   148 *      1       2/6 Arm (IO) - 60-60                  210,149.31     5.8750       356          60          4       3.7123
   149 *      1       2/6 Arm (IO) -120- 0                8,313,100.51     6.5266       358         120          2       3.5781
   150 *      1       2/6 Arm (IO) -120- 6                  281,785.29     7.1180       357         120          3       3.8495
   151 *      1       2/6 Arm (IO) -120-12                3,906,942.49     6.3806       358         120          2       3.0599
   152 *      1       2/6 Arm (IO) -120-24               28,789,988.43     5.9575       358         120          2       3.1338
   153 *      1       2/6 Arm (IO) -120-36                2,931,867.66     6.0790       358         120          2       3.0253
   154 *      1       2/6 Arm (IO) -120-60                  528,141.67     6.8385       358         120          2       3.0118
   155 *      1       3/6 Arm - 0- 0                        835,083.97     6.5862       357           0          3       4.7347
   156 *      1       3/6 Arm - 0-12                        153,741.52     6.4746       357           0          3       2.2500
   157 *      1       3/6 Arm - 0-24                         61,169.77     7.1250       358           0          2       3.2500
   158 *      1       3/6 Arm - 0-36                        618,863.53     6.6873       357           0          3       3.7898
   159 *      1       3/6 Arm - 0-60                         43,938.34     6.8750       358           0          2       2.5000
   160 *      1       3/6 Arm (IO) - 24-24                   70,135.38     5.8750       355          24          5       2.2500
   161 *      1       3/6 Arm (IO) - 36- 0                1,071,997.07     6.5429       356          36          4       2.9806
   162 *      1       3/6 Arm (IO) - 36-24                   68,871.78     5.3750       356          36          4       2.2500
   163 *      1       3/6 Arm (IO) - 36-36                  556,059.41     6.0052       357          36          3       3.0902
   164 *      1       3/6 Arm (IO) - 60- 0                  548,851.49     6.6290       358          60          2       5.5852
   165 *      1       3/6 Arm (IO) - 60-12                   58,666.39     6.9000       356          60          4       5.9000


                MONTHS TO      INTEREST
                  NEXT           RATE
              INTEREST RATE     CHANGE                                                                           SERVICING FEE
                 CHANGE        FREQUENCY   INITIAL RATE    PERIODIC RATE     LIFE        LIFE      AGGREGATE     INCREASE AT
LOAN NUMBER       DATE         (MONTHS)      CAP (%)         CAP (%)       FLOOR (%)    CAP (%)     FEES (%)     FIRST RESET (%)

   110            0                                                                                0.2500         0.0000
   111            0                                                                                0.2500         0.0000
   112            0                                                                                0.2611         0.0000
   113            0                                                                                0.2725         0.0000
   114            0                                                                                0.2772         0.0000
   115            0                                                                                0.2500         0.0000
   116            0                                                                                0.2500         0.0000
   117            0                                                                                0.2500         0.0000
   118            0                                                                                0.2668         0.0000
   119            0                                                                                0.2500         0.0000
   120            0                                                                                0.2500         0.0000
   121            0                                                                                0.2918         0.0000
   122            0                                                                                0.2800         0.0000
   123            0                                                                                0.2663         0.0000
   124 *          2           6.0000        1.0000          1.0000        2.6496       11.8123     0.2500         0.1250
   125 *          2           6.0000        4.8974          1.0000        3.5276       16.8969     0.2500         0.1250
   126 *          2           6.0000        6.0000          1.0000        3.5000       17.6250     0.2500         0.1250
   127 *          4           6.0000        1.0000          1.0000        4.0000       12.2500     0.2500         0.1250
   128 *          2           6.0000        1.7301          1.0000        3.1191       11.3013     0.2500         0.1250
   129 *          2           6.0000        1.0000          1.0000        3.1253       11.5410     0.2500         0.1250
   130 *          3           6.0000        1.1690          1.0000        3.1578       12.0098     0.2658         0.1250
   131 *          3           6.0000        6.0000          1.0000        2.9492       15.2274     0.2500         0.1250
   132 *          2           6.0000        1.6567          1.0000        3.2436       12.3064     0.2500         0.1250
   133 *          2           6.0000        2.4447          1.0000        3.2093       12.8282     0.2500         0.1250
   134 *          2           6.0000        1.0000          1.0000        2.8848       11.1698     0.3392         0.1250
   135 *          2           6.0000        1.0000          1.0000        3.1227       11.5241     0.3437         0.1250
   136 *         22           6.0000        3.0000          1.0000        6.4404       12.8272     0.2500         0.1250
   137 *         23           6.0000        3.0000          1.0000        6.6889       13.3892     0.2500         0.1250
   138 *         21           6.0000        2.9321          1.0000        5.5217       12.7393     0.2500         0.1250
   139 *         21           6.0000        2.2966          1.0000        5.5661       13.6044     0.2500         0.1250
   140 *         21           6.0000        3.0000          1.0000        2.3750       12.0000     0.2500         0.1250
   141 *         21           6.0000        3.0000          1.0000        3.9708       13.2419     0.2500         0.1250
   142 *         20           6.0000        3.0000          1.0000        4.2500       12.0000     0.2500         0.1250
   143 *         20           6.0000        3.0000          1.0000        4.5530       12.3418     0.2500         0.1250
   144 *         22           6.0000        3.0000          1.0000        6.6859       12.7415     0.2500         0.1250
   145 *         20           6.0000        2.8930          1.0000        3.9728       12.0635     0.2500         0.1250
   146 *         21           6.0000        2.8393          1.0000        5.3813       12.3533     0.2500         0.1250
   147 *         21           6.0000        1.6724          1.0000        5.8990       13.0197     0.2500         0.1250
   148 *         20           6.0000        3.0000          1.0000        3.7123       11.8750     0.2500         0.1250
   149 *         22           6.0000        3.0000          1.0000        3.7617       12.5266     0.2765         0.1250
   150 *         21           6.0000        2.5695          1.4305        3.8495       13.1180     0.2500         0.1250
   151 *         22           6.0000        3.0484          1.0000        3.1060       12.3806     0.2589         0.1250
   152 *         22           6.0000        3.0152          1.0000        3.1711       11.9734     0.2833         0.1250
   153 *         22           6.0000        3.0000          1.0000        3.0253       12.0790     0.3146         0.1250
   154 *         22           6.0000        3.0000          1.0000        3.0118       12.8385     0.3573         0.1250
   155 *         33           6.0000        3.4817          1.0000        5.3705       12.5569     0.2500         0.1250
   156 *         33           6.0000        4.9221          1.0000        2.2500       12.1153     0.2500         0.1250
   157 *         34           6.0000        3.0000          1.0000        3.2500       12.1250     0.2500         0.1250
   158 *         33           6.0000        3.1992          1.0000        3.8597       12.5027     0.2500         0.1250
   159 *         34           6.0000        3.0000          1.0000        2.5000       11.8750     0.2500         0.1250
   160 *         31           6.0000        3.0000          1.0000        2.2500       10.8750     0.2500         0.1250
   161 *         32           6.0000        2.3631          1.0000        2.9806       12.5011     0.2500         0.1250
   162 *         32           6.0000        3.0000          1.0000        2.2500       10.3750     0.2500         0.1250
   163 *         33           6.0000        2.6548          1.0000        3.0313       11.9538     0.2500         0.1250
   164 *         34           6.0000        2.8985          1.0000        6.2597       12.6290     0.2500         0.1250
   165 *         32           6.0000        3.0000          1.0000        6.9000       12.9000     0.2500         0.1250


                                                                                                  ORIGINAL
                                                                                     REMAINING    INTEREST
                                                                                    AMORTIZATION    ONLY
                                                            PRINCIPAL     MORTGAGE      TERM        TERM     SEASONING  MARGIN
LOAN NUMBER  GROUP          PRODUCT TYPE                   BALANCE ($)    RATE (%)    (MONTHS)    (MONTHS)   (MONTHS)     (%)

   166 *      1       3/6 Arm (IO) - 60-24                   55,925.52     6.0000       355          60          5       3.2500
   167 *      1       3/6 Arm (IO) - 60-36                  903,626.63     6.2222       357          60          3       4.7443
   168 *      1       3/6 Arm (IO) -120- 0                1,957,975.03     5.9493       357         120          3       2.4422
   169 *      1       3/6 Arm (IO) -120- 6                  139,493.05     5.5690       358         120          2       2.2500
   170 *      1       3/6 Arm (IO) -120-12                  314,909.05     5.6250       357         120          3       3.2500
   171 *      1       3/6 Arm (IO) -120-24                1,017,000.89     6.2931       357         120          3       2.5821
   172 *      1       3/6 Arm (IO) -120-36                3,999,175.15     5.9626       357         120          3       2.6479
   173 *      1       3/6 Arm (IO) -120-60                   90,157.30     5.7500       357         120          3       2.2500
   174 *      1       5/6 Arm - 0- 0                        711,571.43     6.5605       357           0          3       2.8798
   175 *      1       5/6 Arm - 0- 6                        365,458.55     5.6485       357           0          3       2.2500
   176 *      1       5/6 Arm - 0-12                        550,292.26     6.1715       357           0          3       2.2500
   177 *      1       5/6 Arm - 0-24                        468,252.95     6.5575       357           0          3       2.6130
   178 *      1       5/6 Arm - 0-36                        962,981.40     6.1989       357           0          3       2.5483
   179 *      1       5/6 Arm - 0-60                        127,854.71     6.3069       357           0          3       2.5984
   180 *      1       5/6 Arm (IO) - 36-24                   83,894.10     5.7500       356          36          4       2.2500
   181 *      1       5/6 Arm (IO) - 36-36                   52,484.84     6.3750       357          36          3       2.7500
   182 *      1       5/6 Arm (IO) - 60- 0                4,795,359.25     6.2194       357          60          3       2.7250
   183 *      1       5/6 Arm (IO) - 60-12                  169,281.11     6.6238       358          60          2       3.2140
   184 *      1       5/6 Arm (IO) - 60-24                3,469,971.19     5.8959       357          60          3       2.4764
   185 *      1       5/6 Arm (IO) - 60-36                1,696,333.43     6.0159       356          60          4       2.6818
   186 *      1       5/6 Arm (IO) - 60-60                   74,948.35     5.7500       355          60          5       2.2500
   187 *      1       5/6 Arm (IO) -120- 0               11,222,694.31     6.3116       357         120          3       2.3288
   188 *      1       5/6 Arm (IO) -120- 6                1,011,963.74     5.7959       358         120          2       2.2500
   189 *      1       5/6 Arm (IO) -120-12                3,835,442.97     6.1287       358         120          2       2.4899
   190 *      1       5/6 Arm (IO) -120-24                7,895,565.16     6.4753       358         120          2       2.3860
   191 *      1       5/6 Arm (IO) -120-36               18,288,520.77     6.0584       358         120          2       2.3543
   192 *      1       5/6 Arm (IO) -120-60                5,667,107.52     5.7690       358         120          2       2.2798
   193 *      1       7/6 Arm - 0- 0                        310,519.65     6.0177       358           0          2       2.6784
   194 *      1       7/6 Arm - 0-24                         78,423.70     5.6250       357           0          3       2.2500
   195 *      1       7/6 Arm - 0-60                        106,260.39     5.3376       359           0          1       2.2500
   196 *      1       7/6 Arm (IO) - 84- 0                  136,670.53     5.6954       357          84          3       2.2500
   197 *      1       7/6 Arm (IO) - 84-24                  719,928.75     5.6620       357          84          3       2.3070
   198 *      1       7/6 Arm (IO) - 84-36                  494,512.18     5.7533       357          84          3       2.2500
   199 *      1       7/6 Arm (IO) -120- 0                  684,448.99     6.0139       358         120          2       2.3550
   200 *      1       7/6 Arm (IO) -120- 6                  160,953.52     6.3750       358         120          2       2.2500
   201 *      1       7/6 Arm (IO) -120-12                  620,347.51     6.1861       358         120          2       2.2500
   202 *      1       7/6 Arm (IO) -120-24                  180,291.26     6.0963       357         120          3       2.4567
   203 *      1       7/6 Arm (IO) -120-36                1,264,464.82     5.6526       358         120          2       2.3109
   204 *      1       7/6 Arm (IO) -120-60                1,148,544.70     5.4027       358         120          2       2.2500
   205 *      1       10/6 Arm (IO) -120- 0                 772,588.54     5.7474       357         120          3       2.2500
   206 *      1       10/6 Arm (IO) -120-12                 254,259.90     5.4633       358         120          2       2.2500
   207 *      1       10/6 Arm (IO) -120-36                  54,129.37     5.3023       357         120          3       2.2500
   208 *      1       10/6 Arm (IO) -120-60               1,596,322.51     5.6795       357         120          3       2.2500
   209 *      1       15 Year Fixed Amort - 0- 0            952,209.41     5.9012       177           0          3
   210 *      1       15 Year Fixed Amort - 0-12            397,288.85     5.8637       177           0          3
   211 *      1       15 Year Fixed Amort - 0-24            111,209.53     6.7094       178           0          2
   212 *      1       15 Year Fixed Amort - 0-36          1,713,699.18     5.7577       178           0          2
   213 *      1       15 Year Fixed Amort - 0-60            155,367.83     5.5780       177           0          3
   214 *      1       15 Year Fixed Amort (IO)-120- 0       438,540.01     4.7500       177         120          3
   215 *      1       20 Year Fixed Amort - 0- 0            232,424.97     6.3642       238           0          2
   216 *      1       20 Year Fixed Amort - 0-12            366,720.38     5.9730       237           0          3
   217 *      1       20 Year Fixed Amort - 0-36            278,303.59     5.7188       238           0          2
   218 *      1       30 Year Fixed Amort - 0- 0          3,084,307.93     6.3745       358           0          2
   219 *      1       30 Year Fixed Amort - 0-12          2,230,388.10     6.2349       357           0          3
   220 *      1       30 Year Fixed Amort - 0-24            879,182.28     6.1308       358           0          2
   221 *      1       30 Year Fixed Amort - 0-36          4,692,816.16     5.7488       358           0          2

                MONTHS TO      INTEREST
                  NEXT           RATE
              INTEREST RATE     CHANGE                                                                           SERVICING FEE
                 CHANGE        FREQUENCY   INITIAL RATE    PERIODIC RATE     LIFE        LIFE      AGGREGATE     INCREASE AT
LOAN NUMBER       DATE         (MONTHS)      CAP (%)         CAP (%)       FLOOR (%)    CAP (%)     FEES (%)     FIRST RESET (%)

   166 *            31           6.0000        3.0000          1.0000        3.2500       12.0000     0.2500         0.1250
   167 *            33           6.0000        2.5237          1.0000        5.0089       12.2222     0.2500         0.1250
   168 *            33           6.0000        4.2909          1.0000        2.4613       11.7719     0.2500         0.1250
   169 *            34           6.0000        6.0000          1.0000        2.2500       11.5690     0.2500         0.1250
   170 *            33           6.0000        3.0000          1.0000        3.2500       11.6250     0.2500         0.1250
   171 *            33           6.0000        2.8086          1.0000        2.5821       11.4845     0.2971         0.1250
   172 *            33           6.0000        3.3234          1.0000        2.6755       11.3227     0.2691         0.1250
   173 *            33           6.0000        2.0000          1.0000        2.2500       11.7500     0.7100         0.1250
   174 *            57           6.0000        5.2152          1.0000        2.8798       11.7757     0.2667         0.1250
   175 *            57           6.0000        6.0000          1.0000        2.2500       11.6485     0.2500         0.1250
   176 *            57           6.0000        5.1263          1.0000        2.2500       11.2978     0.2500         0.1250
   177 *            57           6.0000        5.0000          1.0000        2.6130       11.5575     0.2985         0.1250
   178 *            57           6.0000        5.1660          1.0000        2.5483       11.3649     0.2500         0.1250
   179 *            57           6.0000        5.2787          1.0000        2.5984       11.5856     0.2500         0.1250
   180 *            56           6.0000        5.0000          1.0000        2.2500       10.7500     0.2500         0.1250
   181 *            57           6.0000        5.0000          1.0000        2.7500       12.3750     0.2500         0.1250
   182 *            57           6.0000        5.0119          1.0000        2.7250       11.2314     0.2500         0.1250
   183 *            58           6.0000        5.0000          1.0000        3.2140       12.0531     0.2500         0.1250
   184 *            57           6.0000        4.9798          1.0000        2.4764       10.9060     0.2500         0.1250
   185 *            56           6.0000        4.8518          1.0000        2.6818       11.1478     0.2500         0.1250
   186 *            55           6.0000        5.0000          1.0000        2.2500       10.7500     0.2500         0.1250
   187 *            57           6.0000        5.2832          1.0000        2.3288       11.5948     0.2585         0.1250
   188 *            58           6.0000        6.0000          1.0000        2.2500       11.7175     0.2500         0.1250
   189 *            58           6.0000        5.0525          1.0000        2.4899       11.3882     0.2570         0.1250
   190 *            58           6.0000        4.9832          1.0000        2.3860       11.5114     0.2673         0.1250
   191 *            58           6.0000        5.1347          1.0000        2.3543       11.1955     0.2936         0.1250
   192 *            58           6.0000        5.0119          1.0000        2.2798       10.7809     0.2854         0.1250
   193 *            82           6.0000        5.2703          1.0000        2.6784       11.2880     0.2500         0.1250
   194 *            81           6.0000        5.0000          1.0000        2.2500       10.6250     0.2500         0.1250
   195 *            83           6.0000        6.0000          1.0000        2.2500       11.3376     0.2500         0.1250
   196 *            81           6.0000        5.0000          1.0000        2.2500       10.6954     0.2500         0.1250
   197 *            81           6.0000        5.0000          1.0000        2.3070       10.6620     0.2500         0.1250
   198 *            81           6.0000        5.0000          1.0000        2.2500       10.7533     0.2500         0.1250
   199 *            82           6.0000        5.6128          1.0000        2.3550       11.6267     0.2875         0.1250
   200 *            82           6.0000        6.0000          1.0000        2.2500       12.3750     0.2500         0.1250
   201 *            82           6.0000        5.7285          1.0000        2.2500       12.1861     0.2500         0.1250
   202 *            81           6.0000        5.5382          1.0000        2.4567       11.9101     0.2500         0.1250
   203 *            82           6.0000        5.5718          1.0000        2.3109       11.2244     0.3294         0.1250
   204 *            82           6.0000        6.0000          1.0000        2.2500       11.4027     0.2920         0.1250
   205 *           117           6.0000        6.0000          1.0000        2.2500       11.7474     0.2500         0.1250
   206 *           118           6.0000        6.0000          1.0000        2.2500       11.4633     0.2500         0.1250
   207 *           117           6.0000        6.0000          1.0000        2.2500       11.3023     0.2500         0.1250
   208 *           117           6.0000        6.0000          1.0000        2.2500       11.6795     0.2760         0.1250
   209 *             0                                                                                0.2500         0.0000
   210 *             0                                                                                0.2500         0.0000
   211 *             0                                                                                0.2500         0.0000
   212 *             0                                                                                0.2500         0.0000
   213 *             0                                                                                0.2500         0.0000
   214 *             0                                                                                0.2500         0.0000
   215 *             0                                                                                0.2500         0.0000
   216 *             0                                                                                0.2500         0.0000
   217 *             0                                                                                0.2500         0.0000
   218 *             0                                                                                0.2500         0.0000
   219 *             0                                                                                0.2500         0.0000
   220 *             0                                                                                0.2500         0.0000
   221 *             0                                                                                0.2500         0.0000

                                                                                                  ORIGINAL
                                                                                     REMAINING    INTEREST
                                                                                    AMORTIZATION    ONLY
                                                            PRINCIPAL     MORTGAGE      TERM        TERM     SEASONING  MARGIN
LOAN NUMBER  GROUP          PRODUCT TYPE                   BALANCE ($)    RATE (%)    (MONTHS)    (MONTHS)   (MONTHS)     (%)
   222 *      1       30 Year Fixed Amort - 0-60            783,708.59     5.9037       358           0          2
   223 *      1       30 Year Fixed Amort (IO)- 60- 0       129,462.61     6.4000       357          60          3
   224 *      1       30 Year Fixed Amort (IO)- 60-12        93,306.39     6.7500       357          60          3
   225 *      1       30 Year Fixed Amort (IO)- 60-24       172,616.81     6.3750       357          60          3
   226 *      1       30 Year Fixed Amort (IO)-120- 0     6,700,553.19     6.3982       357         120          3
   227 *      1       30 Year Fixed Amort (IO)-120- 6       430,900.55     5.9415       357         120          3
   228 *      1       30 Year Fixed Amort (IO)-120-12     2,832,306.02     6.4886       358         120          2
   229 *      1       30 Year Fixed Amort (IO)-120-24     2,044,470.28     6.5004       357         120          3
   230 *      1       30 Year Fixed Amort (IO)-120-36    11,593,248.49     5.8690       358         120          2
   231 *      1       30 Year Fixed Amort (IO)-120-60     2,233,516.72     5.8769       358         120          2
   232 *      2       30 Year Fixed Amort - 0- 0          7,906,326.55     6.4789       357           0          3
   233 *      2       30 Year Fixed Amort - 0- 6            103,544.45     5.7849       357           0          3
   234 *      2       30 Year Fixed Amort - 0-12          3,276,563.99     6.4844       357           0          3
   235 *      2       30 Year Fixed Amort - 0-24          2,180,279.19     6.4621       358           0          2
   236 *      2       30 Year Fixed Amort - 0-36         10,882,350.55     6.3316       358           0          2
   237 *      2       30 Year Fixed Amort - 0-60          1,054,336.00     6.2945       357           0          3
   238 *      2       30 Year Fixed Amort (IO)- 60- 0       134,407.85     6.5123       358          60          2
   239 *      2       30 Year Fixed Amort (IO)- 60-12       307,201.95     5.9771       357          60          3
   240 *      2       30 Year Fixed Amort (IO)- 60-24        45,486.86     6.2500       357          60          3
   241 *      2       30 Year Fixed Amort (IO)-120- 0     6,693,424.34     6.6850       357         120          3
   242 *      2       30 Year Fixed Amort (IO)-120- 6       146,596.00     5.7414       357         120          3
   243 *      2       30 Year Fixed Amort (IO)-120-12     1,676,509.32     6.6052       358         120          2
   244 *      2       30 Year Fixed Amort (IO)-120-24     2,653,909.34     6.5656       357         120          3
   245 *      2       30 Year Fixed Amort (IO)-120-36    13,184,799.08     6.3661       358         120          2
   246 *      2       30 Year Fixed Amort (IO)-120-60     2,608,041.55     6.2773       358         120          2

                MONTHS TO      INTEREST
                  NEXT           RATE
              INTEREST RATE     CHANGE                                                                           SERVICING FEE
                 CHANGE        FREQUENCY   INITIAL RATE    PERIODIC RATE     LIFE        LIFE      AGGREGATE     INCREASE AT
LOAN NUMBER       DATE         (MONTHS)      CAP (%)         CAP (%)       FLOOR (%)    CAP (%)     FEES (%)     FIRST RESET (%)
   222 *            0                                                                                0.2500         0.0000
   223 *            0                                                                                0.2500         0.0000
   224 *            0                                                                                0.2500         0.0000
   225 *            0                                                                                0.2500         0.0000
   226 *            0                                                                                0.2688         0.0000
   227 *            0                                                                                0.2500         0.0000
   228 *            0                                                                                0.2500         0.0000
   229 *            0                                                                                0.2500         0.0000
   230 *            0                                                                                0.2610         0.0000
   231 *            0                                                                                0.2833         0.0000
   232 *            0                                                                                0.2500         0.0000
   233 *            0                                                                                0.2500         0.0000
   234 *            0                                                                                0.2500         0.0000
   235 *            0                                                                                0.2611         0.0000
   236 *            0                                                                                0.2725         0.0000
   237 *            0                                                                                0.2772         0.0000
   238 *            0                                                                                0.2500         0.0000
   239 *            0                                                                                0.2500         0.0000
   240 *            0                                                                                0.2500         0.0000
   241 *            0                                                                                0.2668         0.0000
   242 *            0                                                                                0.2500         0.0000
   243 *            0                                                                                0.2500         0.0000
   244 *            0                                                                                0.2918         0.0000
   245 *            0                                                                                0.2800         0.0000
   246 *            0                                                                                0.2663         0.0000


         * Indicates a Pre-Funded Loan

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-APT CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................    100          89          78          67          55
     August 25, 2007...................................     99          75          54          35          20
     August 25, 2008...................................     99          63          37          17           5
     August 25, 2009...................................     99          53          27          13           5
     August 25, 2010...................................     98          45          20           8           2
     August 25, 2011...................................     98          38          15           5           *
     August 25, 2012...................................     97          33          11           3           0
     August 25, 2013...................................     97          28           8           1           0
     August 25, 2014...................................     96          24           6           1           0
     August 25, 2015...................................     95          21           4           *           0
     August 25, 2016...................................     92          17           3           0           0
     August 25, 2017...................................     89          15           2           0           0
     August 25, 2018...................................     86          12           1           0           0
     August 25, 2019...................................     83          10           1           0           0
     August 25, 2020...................................     79           8           *           0           0
     August 25, 2021...................................     76           7           0           0           0
     August 25, 2022...................................     72           6           0           0           0
     August 25, 2023...................................     68           5           0           0           0
     August 25, 2024...................................     63           4           0           0           0
     August 25, 2025...................................     58           3           0           0           0
     August 25, 2026...................................     53           2           0           0           0
     August 25, 2027...................................     48           2           0           0           0
     August 25, 2028...................................     43           1           0           0           0
     August 25, 2029...................................     38           1           0           0           0
     August 25, 2030...................................     32           *           0           0           0
     August 25, 2031...................................     26           0           0           0           0
     August 25, 2032...................................     20           0           0           0           0
     August 25, 2033...................................     14           0           0           0           0
     August 25, 2034...................................      6           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....    20.79        6.15        3.20        2.04        1.40
     Weighted Average Life in years (to Call)**........    20.73        5.89        3.03        1.95        1.36

-------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-A1A CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100          100         100
     August 25, 2006...................................     99          73          47           20           0
     August 25, 2007...................................     98          40           0            0           0
     August 25, 2008...................................     98          12           0            0           0
     August 25, 2009...................................     97           0           0            0           0
     August 25, 2010...................................     96           0           0            0           0
     August 25, 2011...................................     95           0           0            0           0
     August 25, 2012...................................     93           0           0            0           0
     August 25, 2013...................................     92           0           0            0           0
     August 25, 2014...................................     90           0           0            0           0
     August 25, 2015...................................     88           0           0            0           0
     August 25, 2016...................................     81           0           0            0           0
     August 25, 2017...................................     74           0           0            0           0
     August 25, 2018...................................     67           0           0            0           0
     August 25, 2019...................................     59           0           0            0           0
     August 25, 2020...................................     50           0           0            0           0
     August 25, 2021...................................     41           0           0            0           0
     August 25, 2022...................................     32           0           0            0           0
     August 25, 2023...................................     22           0           0            0           0
     August 25, 2024...................................     12           0           0            0           0
     August 25, 2025...................................      *           0           0            0           0
     August 25, 2026...................................      0           0           0            0           0
     August 25, 2027...................................      0           0           0            0           0
     August 25, 2028...................................      0           0           0            0           0
     August 25, 2029...................................      0           0           0            0           0
     August 25, 2030...................................      0           0           0            0           0
     August 25, 2031...................................      0           0           0            0           0
     August 25, 2032...................................      0           0           0            0           0
     August 25, 2033...................................      0           0           0            0           0
     August 25, 2034...................................      0           0           0            0           0
     August 25, 2035...................................      0           0           0            0           0
     Weighted Average Life in years (to Maturity)**....  14.40        1.78        1.00         0.73        0.59
     Weighted Average Life in years (to Call)**........  14.40        1.78        1.00         0.73        0.59

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-A1B CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................    100         100         100         100          91
     August 25, 2007...................................    100         100          88          38           0
     August 25, 2008...................................    100         100          41           0           0
     August 25, 2009...................................    100          86          15           0           0
     August 25, 2010...................................    100          62           0           0           0
     August 25, 2011...................................    100          44           0           0           0
     August 25, 2012...................................    100          30           0           0           0
     August 25, 2013...................................    100          17           0           0           0
     August 25, 2014...................................    100           7           0           0           0
     August 25, 2015...................................    100           0           0           0           0
     August 25, 2016...................................    100           0           0           0           0
     August 25, 2017...................................    100           0           0           0           0
     August 25, 2018...................................    100           0           0           0           0
     August 25, 2019...................................    100           0           0           0           0
     August 25, 2020...................................    100           0           0           0           0
     August 25, 2021...................................    100           0           0           0           0
     August 25, 2022...................................    100           0           0           0           0
     August 25, 2023...................................    100           0           0           0           0
     August 25, 2024...................................    100           0           0           0           0
     August 25, 2025...................................    100           0           0           0           0
     August 25, 2026...................................     87           0           0           0           0
     August 25, 2027...................................     72           0           0           0           0
     August 25, 2028...................................     58           0           0           0           0
     August 25, 2029...................................     44           0           0           0           0
     August 25, 2030...................................     29           0           0           0           0
     August 25, 2031...................................     13           0           0           0           0
     August 25, 2032...................................      0           0           0           0           0
     August 25, 2033...................................      0           0           0           0           0
     August 25, 2034...................................      0           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   23.56        6.01        2.99        1.90        1.41
     Weighted Average Life in years (to Call)**........   23.56        6.01        2.99        1.90        1.41

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-A1C CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................    100         100         100         100         100
     August 25, 2007...................................    100         100         100         100          89
     August 25, 2008...................................    100         100         100          69           0
     August 25, 2009...................................    100         100         100          37           0
     August 25, 2010...................................    100         100          87           0           0
     August 25, 2011...................................    100         100          49           0           0
     August 25, 2012...................................    100         100          20           0           0
     August 25, 2013...................................    100         100           0           0           0
     August 25, 2014...................................    100         100           0           0           0
     August 25, 2015...................................    100          92           0           0           0
     August 25, 2016...................................    100          69           0           0           0
     August 25, 2017...................................    100          49           0           0           0
     August 25, 2018...................................    100          31           0           0           0
     August 25, 2019...................................    100          17           0           0           0
     August 25, 2020...................................    100           4           0           0           0
     August 25, 2021...................................    100           0           0           0           0
     August 25, 2022...................................    100           0           0           0           0
     August 25, 2023...................................    100           0           0           0           0
     August 25, 2024...................................    100           0           0           0           0
     August 25, 2025...................................    100           0           0           0           0
     August 25, 2026...................................    100           0           0           0           0
     August 25, 2027...................................    100           0           0           0           0
     August 25, 2028...................................    100           0           0           0           0
     August 25, 2029...................................    100           0           0           0           0
     August 25, 2030...................................    100           0           0           0           0
     August 25, 2031...................................    100           0           0           0           0
     August 25, 2032...................................     90           0           0           0           0
     August 25, 2033...................................     41           0           0           0           0
     August 25, 2034...................................      0           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   27.86       12.17        6.12        3.75        2.33
     Weighted Average Life in years (to Call)**........   27.85       12.17        6.12        3.75        2.33

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-A1D CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................    100         100         100         100         100
     August 25, 2007...................................    100         100         100         100         100
     August 25, 2008...................................    100         100         100         100          60
     August 25, 2009...................................    100         100         100         100          59
     August 25, 2010...................................    100         100         100          99          23
     August 25, 2011...................................    100         100         100          59           5
     August 25, 2012...................................    100         100         100          34           0
     August 25, 2013...................................    100         100         100          19           0
     August 25, 2014...................................    100         100          73           9           0
     August 25, 2015...................................    100         100          53           1           0
     August 25, 2016...................................    100         100          37           0           0
     August 25, 2017...................................    100         100          25           0           0
     August 25, 2018...................................    100         100          17           0           0
     August 25, 2019...................................    100         100          10           0           0
     August 25, 2020...................................    100         100           4           0           0
     August 25, 2021...................................    100          89           0           0           0
     August 25, 2022...................................    100          73           0           0           0
     August 25, 2023...................................    100          59           0           0           0
     August 25, 2024...................................    100          48           0           0           0
     August 25, 2025...................................    100          38           0           0           0
     August 25, 2026...................................    100          29           0           0           0
     August 25, 2027...................................    100          22           0           0           0
     August 25, 2028...................................    100          16           0           0           0
     August 25, 2029...................................    100          10           0           0           0
     August 25, 2030...................................    100           4           0           0           0
     August 25, 2031...................................    100           0           0           0           0
     August 25, 2032...................................    100           0           0           0           0
     August 25, 2033...................................    100           0           0           0           0
     August 25, 2034...................................     82           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   29.35       19.44       10.70        6.71        4.11
     Weighted Average Life in years (to Call)**........   28.67       16.12        8.54        5.45        3.51

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS I-A2 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................    100          89          78          67          55
     August 25, 2007...................................     99          75          54          35          20
     August 25, 2008...................................     99          63          37          17           5
     August 25, 2009...................................     99          53          27          13           5
     August 25, 2010...................................     98          45          20           8           2
     August 25, 2011...................................     98          38          15           5           *
     August 25, 2012...................................     97          33          11           3           0
     August 25, 2013...................................     97          28           8           1           0
     August 25, 2014...................................     96          24           6           1           0
     August 25, 2015...................................     95          21           4           *           0
     August 25, 2016...................................     92          17           3           0           0
     August 25, 2017...................................     89          15           2           0           0
     August 25, 2018...................................     86          12           1           0           0
     August 25, 2019...................................     83          10           1           0           0
     August 25, 2020...................................     79           8           *           0           0
     August 25, 2021...................................     76           7           0           0           0
     August 25, 2022...................................     72           6           0           0           0
     August 25, 2023...................................     68           5           0           0           0
     August 25, 2024...................................     63           4           0           0           0
     August 25, 2025...................................     58           3           0           0           0
     August 25, 2026...................................     53           2           0           0           0
     August 25, 2027...................................     48           2           0           0           0
     August 25, 2028...................................     43           1           0           0           0
     August 25, 2029...................................     38           1           0           0           0
     August 25, 2030...................................     32           *           0           0           0
     August 25, 2031...................................     26           0           0           0           0
     August 25, 2032...................................     20           0           0           0           0
     August 25, 2033...................................     14           0           0           0           0
     August 25, 2034...................................      6           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   20.79        6.15        3.20        2.04        1.40
     Weighted Average Life in years (to Call)**........   20.73        5.89        3.03        1.95        1.36

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS II-A1 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................    100         100         100         100         100
     August 25, 2006...................................     99          92          85          77          70
     August 25, 2007...................................     99          82          67          53          41
     August 25, 2008...................................     98          73          53          36          22
     August 25, 2009...................................     97          65          44          30          22
     August 25, 2010...................................     96          58          36          23          16
     August 25, 2011...................................     95          52          30          17          12
     August 25, 2012...................................     95          47          25          13           8
     August 25, 2013...................................     94          43          21          11           4
     August 25, 2014...................................     93          39          17           8           1
     August 25, 2015...................................     91          35          14           7           0
     August 25, 2016...................................     89          31          12           4           0
     August 25, 2017...................................     86          28          10           2           0
     August 25, 2018...................................     83          25           8           1           0
     August 25, 2019...................................     80          22           7           0           0
     August 25, 2020...................................     76          20           6           0           0
     August 25, 2021...................................     73          17           5           0           0
     August 25, 2022...................................     69          15           3           0           0
     August 25, 2023...................................     65          14           2           0           0
     August 25, 2024...................................     60          12           1           0           0
     August 25, 2025...................................     56          10           0           0           0
     August 25, 2026...................................     51           9           0           0           0
     August 25, 2027...................................     46           8           0           0           0
     August 25, 2028...................................     40           7           0           0           0
     August 25, 2029...................................     36           6           0           0           0
     August 25, 2030...................................     30           5           0           0           0
     August 25, 2031...................................     25           4           0           0           0
     August 25, 2032...................................     19           2           0           0           0
     August 25, 2033...................................     12           0           0           0           0
     August 25, 2034...................................      5           0           0           0           0
     August 25, 2035...................................      0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   20.10        8.76        4.99        3.38        2.50
     Weighted Average Life in years (to Call)**........   20.05        7.79        4.16        2.74        1.96

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-1 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24          11
     August 25, 2011...................................   100          91          40          16           5
     August 25, 2012...................................   100          79          30          11           0
     August 25, 2013...................................   100          69          23           8           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53          14           0           0
     August 25, 2016...................................   100          45          11           0           0
     August 25, 2017...................................   100          39           8           0           0
     August 25, 2018...................................   100          33           4           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          17           0           0           0
     August 25, 2023...................................   100          14           0           0           0
     August 25, 2024...................................   100          12           0           0           0
     August 25, 2025...................................   100          10           0           0           0
     August 25, 2026...................................   100           8           0           0           0
     August 25, 2027...................................   100           7           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................    14           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.48       11.64        6.15        4.44        4.15
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        4.08        3.88

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-2 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24          11
     August 25, 2011...................................   100          91          40          16           0
     August 25, 2012...................................   100          79          30          11           0
     August 25, 2013...................................   100          69          23           4           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53          14           0           0
     August 25, 2016...................................   100          45          11           0           0
     August 25, 2017...................................   100          39           7           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          17           0           0           0
     August 25, 2023...................................   100          14           0           0           0
     August 25, 2024...................................   100          12           0           0           0
     August 25, 2025...................................   100          10           0           0           0
     August 25, 2026...................................   100           7           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................    14           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.46       11.57        6.10        4.36        3.95
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        4.04        3.72

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-3 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24          11
     August 25, 2011...................................   100          91          40          16           0
     August 25, 2012...................................   100          79          30          11           0
     August 25, 2013...................................   100          69          23           0           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53          14           0           0
     August 25, 2016...................................   100          45          11           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          17           0           0           0
     August 25, 2023...................................   100          14           0           0           0
     August 25, 2024...................................   100          12           0           0           0
     August 25, 2025...................................   100          10           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................    14           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.45       11.50        6.04        4.28        3.81
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        4.00        3.61

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-4 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24           6
     August 25, 2011...................................   100          91          40          16           0
     August 25, 2012...................................   100          79          30           7           0
     August 25, 2013...................................   100          69          23           0           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53          14           0           0
     August 25, 2016...................................   100          45           5           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          17           0           0           0
     August 25, 2023...................................   100          14           0           0           0
     August 25, 2024...................................   100          12           0           0           0
     August 25, 2025...................................   100           1           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................    14           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.44       11.41        5.98        4.24        3.71
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        4.00        3.54

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-5 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24           0
     August 25, 2011...................................   100          91          40          16           0
     August 25, 2012...................................   100          79          30           0           0
     August 25, 2013...................................   100          69          23           0           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53          12           0           0
     August 25, 2016...................................   100          45           0           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          17           0           0           0
     August 25, 2023...................................   100          14           0           0           0
     August 25, 2024...................................   100           2           0           0           0
     August 25, 2025...................................   100           0           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................    11           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.43       11.29        5.90        4.14        3.61
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        3.96        3.48

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-6 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37          19
     August 25, 2010...................................   100         100          52          24           0
     August 25, 2011...................................   100          91          40          10           0
     August 25, 2012...................................   100          79          30           0           0
     August 25, 2013...................................   100          69          23           0           0
     August 25, 2014...................................   100          60          18           0           0
     August 25, 2015...................................   100          53           0           0           0
     August 25, 2016...................................   100          45           0           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          20           0           0           0
     August 25, 2022...................................   100          15           0           0           0
     August 25, 2023...................................   100           1           0           0           0
     August 25, 2024...................................   100           0           0           0           0
     August 25, 2025...................................   100           0           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................     0           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.40       11.13        5.79        4.07        3.51
     Weighted Average Life in years (to Call)**........   26.36       10.88        5.62        3.96        3.44

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-7 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37           5
     August 25, 2010...................................   100         100          52          24           0
     August 25, 2011...................................   100          91          40           0           0
     August 25, 2012...................................   100          79          30           0           0
     August 25, 2013...................................   100          69          23           0           0
     August 25, 2014...................................   100          60           2           0           0
     August 25, 2015...................................   100          53           0           0           0
     August 25, 2016...................................   100          45           0           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          24           0           0           0
     August 25, 2021...................................   100          14           0           0           0
     August 25, 2022...................................   100           0           0           0           0
     August 25, 2023...................................   100           0           0           0           0
     August 25, 2024...................................   100           0           0           0           0
     August 25, 2025...................................   100           0           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................     0           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.36       10.91        5.65        3.97        3.42
     Weighted Average Life in years (to Call)**........   26.35       10.86        5.61        3.95        3.41

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-8 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          37           0
     August 25, 2010...................................   100         100          52          11           0
     August 25, 2011...................................   100          91          40           0           0
     August 25, 2012...................................   100          79          30           0           0
     August 25, 2013...................................   100          69           7           0           0
     August 25, 2014...................................   100          60           0           0           0
     August 25, 2015...................................   100          53           0           0           0
     August 25, 2016...................................   100          45           0           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          33           0           0           0
     August 25, 2019...................................   100          28           0           0           0
     August 25, 2020...................................   100          10           0           0           0
     August 25, 2021...................................   100           0           0           0           0
     August 25, 2022...................................   100           0           0           0           0
     August 25, 2023...................................   100           0           0           0           0
     August 25, 2024...................................   100           0           0           0           0
     August 25, 2025...................................   100           0           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................    29           0           0           0           0
     August 25, 2034...................................     0           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.29       10.60        5.45        3.81        3.28
     Weighted Average Life in years (to Call)**........   26.29       10.60        5.45        3.81        3.28

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS M-9 CERTIFICATES
                                                         -------------------------------------------------------
     PREPAYMENT ASSUMPTION (%)                             0%         50%         100%        150%        200%
     -------------------------                           ------     -------      -------    --------     -------
     DISTRIBUTION DATE
     -----------------
     Initial Percentage................................   100         100         100         100         100
     August 25, 2006...................................   100         100         100         100         100
     August 25, 2007...................................   100         100         100         100         100
     August 25, 2008...................................   100         100         100         100         100
     August 25, 2009...................................   100         100          68          32           0
     August 25, 2010...................................   100         100          52           0           0
     August 25, 2011...................................   100          91          40           0           0
     August 25, 2012...................................   100          79           9           0           0
     August 25, 2013...................................   100          69           0           0           0
     August 25, 2014...................................   100          60           0           0           0
     August 25, 2015...................................   100          53           0           0           0
     August 25, 2016...................................   100          45           0           0           0
     August 25, 2017...................................   100          39           0           0           0
     August 25, 2018...................................   100          19           0           0           0
     August 25, 2019...................................   100           1           0           0           0
     August 25, 2020...................................   100           0           0           0           0
     August 25, 2021...................................   100           0           0           0           0
     August 25, 2022...................................   100           0           0           0           0
     August 25, 2023...................................   100           0           0           0           0
     August 25, 2024...................................   100           0           0           0           0
     August 25, 2025...................................   100           0           0           0           0
     August 25, 2026...................................   100           0           0           0           0
     August 25, 2027...................................   100           0           0           0           0
     August 25, 2028...................................    94           0           0           0           0
     August 25, 2029...................................    83           0           0           0           0
     August 25, 2030...................................    71           0           0           0           0
     August 25, 2031...................................    58           0           0           0           0
     August 25, 2032...................................    44           0           0           0           0
     August 25, 2033...................................     6           0           0           0           0
     August 25, 2034...................................     0           0           0           0           0
     August 25, 2035...................................     0           0           0           0           0
     Weighted Average Life in years (to Maturity)**....   26.14       10.10        5.15        3.62        3.17
     Weighted Average Life in years (to Call)**........   26.14       10.10        5.15        3.62        3.17

---------------
(*)      Indicates a number greater than zero but less than 0.5%, if applicable.
(**) The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

       There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                           THE SELLER AND THE SERVICER

GENERAL

         The Seller was founded in 1998 as a privately held Delaware limited liability company. The Seller is headquartered in Paramus, New Jersey, and has retail, wholesale and conduit divisions. The Seller originates mortgage loans nationwide and has offices throughout the United States. The Seller is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, and interest only mortgage loans. As of November 30, 2004, the Seller's audited financial statements reflected assets of approximately $1.295 billion, liabilities of approximately $1.195 billion and members' equity of approximately $76.1 million.

         The Seller, in its capacity as the Servicer, has limited servicing capability, and has no material loss and delinquency experience with respect to its servicing activities. The Servicer will have the ability, subject to the terms of the Servicing Agreements, to engage subservicers to provide the primary servicing of the mortgage loans. In addition, the Servicer will have the primary obligation to make P&I Advances with respect to the mortgage loans.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Company with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans, (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), (3) the amounts on deposit in any Certificate Account (as defined in the prospectus), (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer, the Servicer and the Subservicer in respect of the mortgage loans and the Lender-Paid Primary Insurance Policy, (5) an assignment of the Company's rights under the Mortgage Loan Purchase Agreement and the Servicing Agreements, (6) the Pre-Funding Accounts and the Interest Coverage Accounts and (7) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located in Minneapolis, Minnesota. The Company will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Opteum Mortgage Acceptance Corporation, W. 115 Century Road, Paramus, New Jersey 07652 and its phone number is (201) 225-2000.

THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER

         HSBC Bank USA, National Association will act as Trustee pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Opteum. Wells Fargo Bank, N.A., a national banking association, will act as Master Servicer, will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services - Opteum 2005-4.

         J.P. Morgan Trust Company, National Association will act as Custodian pursuant to the custodial agreement.

         Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default under a Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days) for the transfer of actual servicing to such successor servicer.

         The Agreement will provide that for so long as the Master Servicer and the Securities Administrator are the same person, then at any time either such party resigns or is terminated in its respective capacity, the other party in its respective capacity will likewise be removed.

         The Company, the Master Servicer, the Custodian, the Securities Administrator and any director, officer, employee or agent of the Company, the Master Servicer, the Custodian or the Securities Administrator shall be indemnified and held harmless by the trust fund against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates or the Mortgage Loans (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or related to the Master Servicer's obligations under the Agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Company, the Master Servicer, the Custodian or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company, the Master Servicer, the Custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

         The Trustee shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the trust fund) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties under the Agreement or of the Trustee. Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the trust fund against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee's performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

         The Master Servicer shall indemnify the Company, the Trustee, the Custodian and the Securities Administrator and any director, officer, employee or agent of the Company, the Trustee, the Custodian or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties under the Agreement.

         The amount of any indemnification for the Master Servicer, the Custodian, the Trustee or the Securities Administrator may be capped as provided in the Agreement.

         For additional information regarding the Trustee and its rights and obligations under the Agreement, see "The Agreements" in the prospectus.

THE SUPPLEMENTAL INTEREST TRUST

         HSBC Bank USA, National Association will be the trustee of the Supplemental Interest Trust. The Securities Administrator will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Securities Administrator will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Securities Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         Any resignation or removal of HSBC Bank USA, National Association as Trustee will also result in the resignation or removal, as applicable, of HSBC Bank USA, National Association as the trustee of the Supplemental Interest Trust.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders" available on its website which may be obtained by calling the Securities Administrator at (301) 846-8130.

THE SERVICER AND THE SUBSERVICER

         All of the mortgage loans will be serviced by the Servicer pursuant to two separate Servicing Agreements, one between the Servicer and the Company, and the other among the Seller, the Servicer and the Master Servicer, which will be assigned to the Trust. In addition, the Servicer will enter into a subservicing agreement with Cenlar. The Subservicer will be the primary servicer of the mortgage loans as of the Cut-off Date, but may be terminated at any time by the Servicer in accordance with the subservicing agreement. The Servicer will be ultimately responsible for the servicing of the mortgage loans.

         Cenlar

         Cenlar is a wholesale bank headquartered in Ewing, New Jersey. Cenlar focuses primarily on the subservicing of residential mortgage loans. Cenlar will serve as the Subservicer for the Mortgage Loans pursuant to the related Subservicing Agreement. Cenlar subservices in all 50 states and has subserviced for over 40 years.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be any interest or other income earned on funds held in the Certificate Account. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. The Subservicer will be compensated in accordance with the subservicing agreement. As additional servicing compensation, the Master Servicer, the Servicer or any Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. None of the Master Servicer, the Servicer or any Subservicer is entitled to retain any prepayment charges or penalties; these will be distributed to the holders of the Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such distribution date. Cenlar is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of its subservicing fee for such distribution date. The Master Servicer, the Servicer or the Subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer, the Servicer or the Subservicer in connection with its responsibilities under the Agreement, the related Servicing Agreement or the related subservicing agreement. However, the Master Servicer, the Servicer or the Subservicer is entitled to reimbursement therefor as provided in the Agreement, the Servicing Agreement or the related subservicing agreement. The trust may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreements.

VOTING RIGHTS

         At all times 96% of all Voting Rights will be allocated among the holders of the Class A Certificates and Class M Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all Voting Rights will be allocated to the holders of each of the Class X, Class P and Class R Certificates. The Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The Servicer will have the option on or after any distribution date on which the aggregate unpaid principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period) is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date plus the Original Pre-Funded Amount, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. In addition, the Master Servicer will have the option on or after any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates.

         Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the appraised value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such appraised value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In addition, in connection with an optional termination of the trust, any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option shall be paid. In the event the Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding certificate principal balance of the Offered Certificates, plus

         (ii) one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled plus

         (iv) any Allocated Realized Loss Amounts with respect to the Class M Certificates plus

         (v) any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the appraised value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which is delinquent in payment by 90 days or more, the Seller at its option and in accordance with the terms of the Agreement, purchase such mortgage loan from the trust fund at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for purposes of the Trigger Event or for any other purpose.

AMENDMENT

         The Agreement may be amended under the circumstances set forth under "The Agreements--Amendment" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Elections will be made to treat the trust fund, exclusive of the reserve fund, the Pre-Funding Accounts, the Interest Coverage Accounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement, as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund, exclusive of the reserve fund, the Supplemental Interest Trust, and the Interest Rate Swap Agreement, will consist of multiple REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust fund and (ii) the Class A Certificates and Class M Certificates (exclusive of any right to receive payments from the reserve fund or the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), Class P Certificates and Class X Certificates will represent ownership of the "regular interests" in a REMIC, which generally will be treated as debt instruments of a REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the prospectus.

         For federal income tax reporting purposes, based on expected issue prices, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

         Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

         Each holder of a Class A Certificate or Class M Certificate (together, the "Carryover Certificates") is deemed to own an undivided beneficial ownership interest in, a REMIC regular interest and the right to receive payments in respect of the reserve fund and the Supplemental Interest Trust and the obligation to make payments to the Supplemental Interest Trust. The treatment of amounts received by a holder of a Carryover Certificate under such certificateholder's right to receive the Basis Risk Shortfall Carry-Forward Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount in accordance with the relative fair market values of each property right. The Securities Administrator intends to treat payments made to the holders of the Carryover Certificates with respect to the Basis Risk Shortfall Carry-Forward Amount as includible in income based on the tax regulations relating to notional principal contracts. In addition, it is possible in certain circumstances that amounts payable in respect of a Carryover Certificate may differ from the amount deemed paid in respect of the REMIC regular interest ownership of which is represented by such Carryover Certificate. The Securities Administrator intends to treat any such difference as paid to the holder of that Carryover Certificate pursuant to a notional principal contract or as received by the holder of that Carryover Certificate and then paid by such holder pursuant to a notional principal contract. The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For federal tax return and information reporting, the value of the right of the Holders of the Carryover Certificates to receive payments from the reserve fund in respect of any Basis Risk Shortfall Carry-Forward Amount, if any, may be obtained from the Trustee upon request. Such information will be provided to the Trustee by the Underwriters on or prior to the Closing Date. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amount as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the Securities Administrator's treatment of Basis Risk Shortfall Carry-Forward Amount is respected, ownership of the right to the Basis Risk Shortfall Carry-Forward Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the Basis Risk Shortfall Carry-Forward Amount under the notional principal contract regulations.

         Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Basis Risk Shortfall Carry-Forward Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Carryover Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Basis Risk Shortfall Carry-Forward Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Shortfall Carry-Forward Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

         Because a beneficial owner of any Basis Risk Shortfall Carry-Forward Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Carryover Certificate may have income that exceeds cash distributions on the Carryover Certificate, in any period and over the term of the Carryover Certificate. As a result, the Carryover Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Basis Risk Shortfall Carry-Forward Amounts would be subject to the limitations described above.

         Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount.

         Gain or loss realized upon the termination of the right to receive payments from the reserve fund and the Supplemental Interest Trust in respect of the Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Basis Risk Shortfall Carry-Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carry-Forward Amount. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

         The REMIC regular interest component of each Carryover Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under
Section 7701(a)(19)(C) of the Code.

         Because the Basis Risk Shortfall Carry-Forward Amount is treated as separate rights of the Carryover Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the reserve fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement (3) by the Class R Certificateholder to the extent of any funds distributed to such Certificateholders or (4) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See "Description of the Certificates-- General" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                                   OTHER TAXES

         The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated August 23, 2005, UBS Securities LLC and Bear, Stearns & Co. Inc. have agreed to purchase 85% and 15% of each class of Offered Certificates, respectively, and the Company has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about August 25, 2005, against payment therefor in immediately available funds.

         The Offered Certificates will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Certificates are expected to be approximately 100.17% of the aggregate initial Certificate Principal Balance of the Offered Certificates, before deducting expenses. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the Company and the Seller will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company and the Seller against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Company by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that each class of Class A Certificates be rated "AAA" by S&P and "Aaa" by Moody's, that the Class M-1 Certificates be rated at least "AA+" by S&P and "Aa1" by Moody's, that the Class M-2 Certificates be rated at least "AA" by S&P and "Aa2" by Moody's, that the Class M-3 Certificates be rated at least "AA-" by S&P and "Aa3" by Moody's, that the Class M-4 Certificates be rated at least "A+" by S&P and "A1" by Moody's, that the Class M-5 Certificates be rated at least "A" by S&P and "A2" by Moody's, that the Class M-6 Certificates be rated at least "A-" by S&P and "A3" by Moody's, that the Class M-7 Certificates be rated at least "BBB+" by S&P and "Baa1" by Moody's, that the Class M-8 Certificates be rated at least "BBB" by S&P and "Baa2" by Moody's and that the Class M-9 Certificates be rated at least "BBB-" by S&P and "Baa3" by Moody's.

         The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Company has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The Class A, Class M-1, Class M-2 and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balances of the Pre-Funding Accounts have been reduced to zero. At such time, the Class A, Class M-1, Class M-2 and Class M-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Company makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the

Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be "BBB-" or higher at the time of purchase.

         ERISA Considerations While the Supplemental Interest Trust is in Existence

         For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

         After Termination of the Supplemental Interest Trust

         Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

         Each beneficial owner of a subordinated certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Company, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                    GLOSSARY

ACCRUAL PERIOD -- For any class of the Class A Certificates and Class M Certificates, other than the Class II-A1 Certificates, the period from and including the preceding distribution date (or from and including the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date. For the Class II-A1 Certificates, the prior calendar month.

ACCRUED CERTIFICATE INTEREST -- For any distribution date and each class of the Class A Certificates and Class M Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Servicer or Cenlar and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of the Class A Certificates and Class M Certificates as described under "Description of the Certificates--Allocation of Available Funds--Interest Distributions on the Class A Certificates and Class M Certificates" in this prospectus supplement). The Accrued Certificate Interest on the Class A Certificates and Class M Certificates, other than the Class II-A1 Certificates, will be calculated on the basis of a 360-day year and the number of days in the related Accrual Period. The Accrued Certificate Interest on the Class II-A1 Certificates, will be calculated on the basis of a 360-day year and twelve 30-day months.

AGREEMENT -- The pooling and servicing agreement, dated as of the Cut-off Date, among Opteum Mortgage Acceptance Corporation, as company, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee.

ALLOCATED REALIZED LOSS AMOUNT -- With respect to the Class M Certificates and the Class I-A2 Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

ALLOWABLE CLAIM -- For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

APPRAISED VALUE -- The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

AVAILABLE DISTRIBUTION AMOUNT -- For any distribution date and each sub-group, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period, (2) any amounts transferred from the Interest Coverage Accounts and, at the end of the Funding Period, any excess amounts transferred from the Pre-Funding Accounts, (3) interest earned on amounts on deposit in the Pre-Funding Accounts and (4) any unscheduled payments and receipts, including mortgagor prepayments on such related mortgage loans, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Custodian and any Subservicer and reduced by Servicing Fees, and any amounts in respect of the premiums payable to United Guaranty under the Lender-Paid Primary Insurance Policy.

BASIC PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the excess, if any, of (x) the Principal Remittance Amount for such distribution date, over (y) the Overcollateralization Release Amount.

BASIS RISK SHORTFALL -- With respect to any class of the Class I-A Certificates, on each distribution date where clause (iii) of the definition of "Pass-Through Rate" is lesser than clause (i) or clause (ii) of the definition of "Pass-Through Rate," the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to the lesser of clause (i) or clause (ii) of the definition of "Pass-Through Rate" over (y) interest accrued on the related mortgage loans at the related Net WAC Rate. With respect to any class of the Class II-A1 Certificates and Class M Certificates, on each distribution date where clause (ii) of the definition of "Pass-Through Rate" is less than clause (i) of the definition of "Pass-Through Rate," the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such distribution date calculated pursuant to clause (i) of the definition of "Pass-Through Rate" over (y) interest accrued on the related mortgage loans at the related Net WAC Rate.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT -- With respect to each class of the Class A Certificates and Class M Certificates and any distribution date, as determined separately for each such class of the Class A Certificates and Class M Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such distribution date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior distribution dates, plus interest thereon at the related Pass-Through Rate for such distribution date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Supplemental Interest Trust.

BOOK-ENTRY CERTIFICATES -- Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

CERTIFICATE MARGIN -- With respect to the Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C, Class I-A1D, Class I-A2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, on any distribution date prior to the Step-Up Date, 0.310%, 0.170%, 0.280%, 0.410%, 0.450%, 0.390%, 0.490%, 0.500%, 0.510%, 0.650%, 0.700%,
0.780%, 1.250%, 1.350%, 1.900% and 1.950% per annum, respectively, and on any distribution date on and after the Step-Up Date, 0.620%, 0.340%, 0.560%, 0.820%, 0.900%, 0.780%, 0.735%, 0.750%, 0.765%, 0.975%, 1.050%, 1.170%, 1.875%, 2.025%,
2.850% and 2.925% per annum, respectively.

CERTIFICATE OWNERS -- Persons acquiring beneficial ownership interests in the Book-Entry Certificates.

CERTIFICATE PRINCIPAL BALANCE -- With respect to any Class A Certificates and Class M Certificates as of any date of determination, the initial Certificate Principal Balance thereof, in the case of any Class M Certificates, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Class A Certificate or Class M Certificate and (b) in the case of any Class M Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

CENLAR -- Cenlar FSB.

CLASS A CERTIFICATES -- The Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C, Class I-A1D, Class I-A2 and Class II-A1 Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 82.10% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS I-A CERTIFICATES -- The Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C, Class I-A1D, Class I-A2 Certificates.

CLASS I-A1 CERTIFICATES -- The Class I-A1A, Class I-A1B, Class I-A1C and Class I-A1D Certificates.

CLASS II-A CERTIFICATES -- The Class II-A1 Certificates.

CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT -- On any distribution date (a) prior to the Stepdown Date or on which a Trigger Event is in effect, (i) the Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date and (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, (i) the Class A Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date.

CLASS II-A1 PRINCIPAL DISTRIBUTION AMOUNT -- On any distribution date (a) prior to the Stepdown Date or on which a Trigger Event is in effect, (i) the Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date and (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, (i) the Class A Principal Distribution Amount multiplied by (ii) a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that distribution date and the denominator of which the is Principal Remittance Amount for all of the mortgage loans for that distribution date.

CLASS M CERTIFICATES -- The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized

Losses incurred during the related Prepayment Period) multiplied by approximately 85.20% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of
(a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 88.20% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of
(a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 89.80% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related

Prepayment Period) multiplied by approximately 91.50% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 93.00% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 94.30% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 96.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.40% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT -- For any applicable distribution date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution

Amounts on such distribution date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.80% and (b) the amount, if any, by which (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor Amount.

CODE -- The Internal Revenue Code of 1986.

COMPANY -- Opteum Mortgage Acceptance Corporation.

COMPENSATING INTEREST -- Any payments made by the Servicer or Cenlar, as applicable, from its own funds to cover Prepayment Interest Shortfalls.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT SCORE -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

CREDIT SUPPORT DEPLETION DATE -- Any distribution date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Class I-A2 Certificates has been reduced to zero.

CUT-OFF DATE -- August 1, 2005.

DETERMINATION DATE -- With respect to any distribution date, is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

DTC -- The Depository Trust Company.

DUE DATE -- With respect to all of the initial mortgage loans, the first day of the month.

DUE PERIOD -- With respect to any distribution date, commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

EUROCLEAR -- Euroclear System.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution after the Spread Holiday Period, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the Net Monthly Excess Cashflow Amount for such distribution date and (2) amounts available from the Interest Rate Swap Agreement to pay principal as provided in "Description of the Certificates--The Interest Rate Swap Agreement".

EXEMPTION -- A prohibited transaction exemption that is substantially similar to Prohibited Transaction Exemption 2002-41 (67 F.R. 54487)(2002), as amended, issued by the U.S. Department of Labor to an underwriter.

FINAL DISPOSITION -- With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the Subservicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or the Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

FITCH RATINGS -- Fitch, Inc.

FUNDING PERIOD -- The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Accounts are reduced to less than $10,000 or (ii) September 30, 2005.

GROUP I ORIGINAL PRE-FUNDED AMOUNT -- The amount deposited in the Group I Pre-Funding Account on the Closing Date by the Securities Administrator.

GROUP I PRE-FUNDED AMOUNT -- The amount on deposit in the Group I Pre-Funding Account on any date of determination.

GROUP I PRE-FUNDING ACCOUNT -- An account established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the company with the Group I Original Pre-Funded Amount.

GROUP I INTEREST COVERAGE ACCOUNT -- An account established by the Securities Administrator for the benefit of the Certificateholders and funded on the Closing Date by the company with the Group I Original Pre-Funded Amount.

GROUP II INTEREST COVERAGE ACCOUNT -- A trust account that the Securities Administrator, on behalf of the Trustee, will establish for the benefit of the Certificateholders.

GROUP II ORIGINAL PRE-FUNDED AMOUNT -- The amount deposited in the Group II Pre-Funding Account on the Closing Date by the Securities Administrator.

GROUP II PRE-FUNDED AMOUNT -- The amount on deposit in the Group II Pre-Funding Account on any date of determination.

GROUP II PRE-FUNDING ACCOUNT -- An account established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the company with the Group II Original Pre-Funded Amount.

GROUP II INTEREST COVERAGE ACCOUNT -- An account established by the Securities Administrator for the benefit of the Certificateholders and funded on the Closing Date by the company with the Group II Original Pre-Funded Amount.

INTEREST COVERAGE ACCOUNT -- Either of the Group I Interest Coverage Account or Group II Interest Coverage Account.

INTEREST CARRY FORWARD AMOUNT -- With respect to each Class of the Class A Certificates and Class M Certificates and each distribution date, the excess of
(a) the Accrued Certificate Interest for such Class with respect to prior distribution dates, over (b) the amount actually distributed to such Class with respect to interest on such prior distribution dates, with interest on such excess at the related Pass-Through Rate.

INTEREST DETERMINATION DATE -- With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related distribution date on which such Accrual Period commences.

INTEREST RATE SWAP AGREEMENT -- an interest rate swap agreement, dated as of August 25, 2005, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and Bear Stearns Financial Products Inc., as swap provider.

INTEREST REMITTANCE AMOUNT -- For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the mortgage loans in the related sub-group, less any Net Swap Payments or Swap Termination Payments, not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider.

IRS -- The Internal Revenue Service.

LENDER-PAID INSURED LOANS -- The mortgage loans covered by the Lender-Paid Primary Insurance Policy.

LENDER-PAID PRIMARY INSURANCE POLICY -- A Primary Insurance Policy issued by a LPMI Provider in accordance with a letter between the Seller and the related LPMI Provider.

LENDER-PAID PRIMARY INSURANCE RATE -- With respect to each Lender-Paid Insured Loan covered by the Lender-Paid Primary Insurance Policy, the per annum rate payable to under the Lender-Paid Primary Insurance Policy.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LPMI PROVIDER -- United Guaranty Corporation or PMI Mortgage Insurance Company.

MASTER SERVICER -- Wells Fargo Bank, N.A., in its capacity as master servicer under the Agreement.

MOODY'S -- Moody's Investors Service, Inc.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Company, whereby the mortgage loans are being sold to the Company.

NET MONTHLY EXCESS CASHFLOW -- For any distribution date, the excess of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of (A) the aggregate Accrued Certificate Interest for the Class A Certificates and Class M Certificates, (B) the aggregate Interest Carry Forward Amount for the Class A Certificates and (C) the Principal Remittance Amount.

NET MORTGAGE RATE -- On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate and (2) the related Lender-Paid Primary Insurance Rate, if such mortgage loan is a Lender-Paid Insured Loan.

NET WAC RATE -- With respect to any distribution date, a per annum rate equal to the excess, if any, of (A) (1) with respect to the Class I-A Certificates, the weighted average of the Net Mortgage Rates of the Group I Loans as of the first day of the calendar month preceding the month in which the distribution date occurs; (2) with respect to the Class II-A1 Certificates, the weighted average of the Net Mortgage Rates of the Group II Loans as of the first day of the calendar month preceding the month in which the distribution date occurs; and
(3) with respect to the Class M Certificates, the weighted average of the weighted average of the Net Mortgage Rates of the mortgage loans in each loan group as of the first day of the calendar month preceding the month in which the distribution date occurs, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the Certificate Principal Balance of the related Class A Certificates, in each case over (B) the sum of (1) a per annum rate equal to the Net Swap Payment payable to the Swap Provider on such distribution date, and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the first day of the calendar month preceding the month in which the distribution date occurs multiplied by 12. The Net WAC Rate for the Class A Certificates and the Class M Certificates, other than the Class II-A1 Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

OFFERED CERTIFICATES -- The Class A Certificates and Class M Certificates (other than the Class M-10 Certificates).

OID REGULATIONS -- Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

ORIGINAL PRE-FUNDED AMOUNT - Collectively, the Group I Original Pre-Funded Amount and the Group II Original Pre-Funded Amount.

ORIGINATORS -- Opteum Financial Services, LLC, Provident Savings Bank and other originators of the mortgage loans, none of which has originated more than 10% of the mortgage loans in the aggregate.

OVERCOLLATERALIZATION DEFICIENCY AMOUNT -- With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount (calculated for the purpose of this definition only, solely after giving effect to distributions in respect of the Principal Remittance Amount on such distribution date) on such distribution date.

OVERCOLLATERALIZATION FLOOR AMOUNT -- An amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date plus the Original Pre-Funded Amount.

OVERCOLLATERALIZATION RELEASE AMOUNT -- With respect to any distribution date, an amount equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount to be made on such distribution date) for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any distribution date,
(a) prior to the Stepdown Date, approximately 0.60% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date plus the Original Pre-Funded Amount, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) 1.20% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (ii) the

Overcollateralization Floor Amount or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

OVERCOLLATERALIZED AMOUNT -- For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), plus the amounts on deposit in the Pre-Funding Accounts, exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates as of such distribution date (after giving effect to distributions on such distribution date).

P&I ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, if the Subservicer or the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced or serviced by it and that were delinquent on the related Determination Date.

PASS-THROUGH RATE -- With respect to each distribution date and each class of the Class I-A Certificates, a floating rate equal to the least of (i) One-Month LIBOR plus the related Certificate Margin, (ii) 12.00% per annum and (iii) the related Net WAC Rate with respect to such distribution date. With respect to each distribution date and the Class II-A1 Certificates, the lesser of (i) 6.00% per annum and (ii) the related Net WAC Rate. With respect to the Class M Certificates a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin, and (ii) the related Net WAC Rate with respect to such distribution date.

PLAN -- Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

PLAN ASSETS -- The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PRE-FUNDED AMOUNT -- Any of the Group I Pre-Funded Amount or Group II Pre-Funded Amount.

PRE-FUNDING ACCOUNT -- Any of the Group I Pre-Funding Account or Group II Pre-Funding Account.

PREPAYMENT ASSUMPTION -- A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 26% CPR for the next eleven months, and 30% CPR thereafter and (ii) with respect to the fixed rate mortgage loans, 4% CPR for the first month, an additional 1/11th of 14% CPR for the next eleven months, and 18% CPR thereafter.

PREPAYMENT INTEREST SHORTFALLS -- With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

PREPAYMENT PERIOD -- With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

PRINCIPAL DISTRIBUTION AMOUNT -- For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

PRINCIPAL REMITTANCE AMOUNT -- For any distribution date and to the extent of the Available Distribution Amount, the sum of

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

                  (2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month;

                  (3) any amount remaining on deposit in the related Pre-Funding Accounts at the end of the Funding Period; and

                  (4) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal; minus

                  (5) any amounts required to be reimbursed to the Supplemental Interest Trust as provided in the Agreement and

                  (6) any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider, to the extent not paid from the Interest Remittance Amount.

RATING AGENCIES -- S&P and Moody's.

REALIZED LOSS -- The excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the Servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

RECORD DATE -- With respect to any Book-Entry Certificates, other than the Class II-A1 Certificates and any distribution date, the close of business on the Business Day immediately preceding such distribution date. With respect to the Class II-A1 Certificates and any Certificates that are not Book-Entry Certificates, the close of business on the last Business Day of the calendar month preceding such distribution date.

REFERENCE BANKS -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

REMIC -- A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC REGULATIONS -- Treasury regulations under Sections 860A to 860G of the Code generally addressing the treatment of REMICs.

RELIEF ACT SHORTFALL -- For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

RESERVE INTEREST RATE -- With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

SECURITIES ADMINISTRATOR -- Wells Fargo Bank, National Association, in its capacity as securities administrator under the Agreement.

SELLER -- Opteum Financial Services, LLC, in its capacity as seller under the Mortgage Loan Purchase Agreement.

SENIOR ENHANCEMENT PERCENTAGE -- For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates prior to the distribution of the Principal Distribution Amount on such distribution date, and (ii) the related Overcollateralized Amount, by (y) the aggregate Stated Principal Balance of the mortgage loans, plus the Pre-Funding Amounts if any, after giving effect to distributions to be made on that distribution date.

SERVICER -- Opteum Financial Services, LLC, in its capacity as servicer under the Servicing Agreements. SERVICING AGREEMENTS -- The two agreements dated as of March 5, 2004, one between the Servicer and the Company, and the other among the Seller, the Servicer and the Master Servicer, which provide for the servicing of the mortgage loans.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

SERVICING FEE RATE -- With respect to each mortgage loan, the servicing fee rate set forth in the mortgage loan schedule. With respect to each fixed rate mortgage loan, the Servicing Fee Rate will equal 0.25% per annum. With respect to each adjustable rate mortgage loan, the Servicing Fee Rate will equal 0.25% per annum; provided that, on and after the first interest rate adjustment date, for any such adjustable rate Mortgage Loan, the Servicing Fee will equal 0.375% per annum.

SIX-MONTH LIBOR -- The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date.

SPREAD HOLIDAY PAYMENT -- (i) with respect to each Distribution Date occurring during the Spread Holiday Period, an amount equal to the Net Monthly Excess Cashflow (remaining after any Realized Losses are allocated thereto) for such Distribution Date and (ii) with respect to each Distribution Date occurring after the Spread Holiday Period, zero.

SPREAD HOLIDAY PERIOD -- The period from and including the Distribution Date occurring in September 2005 to and including the Distribution Date occurring in February 2006.

STATED PRINCIPAL BALANCE -- With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

STEP-UP DATE -- The first distribution date following the first distribution date on which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date plus the Original Pre-Funded Amount.

STEPDOWN DATE -- The later to occur of (x) the distribution date occurring in September 2008 and (y) the first distribution date for which the Senior Enhancement Percentage is greater than or equal to approximately 17.90%.

STRUCTURING ASSUMPTIONS -- The structuring assumptions set forth in "Yield on the Certificates-Weighted Average Lives" in this prospectus supplement.

SUBSEQUENT CUT-OFF DATE -- With respect to any subsequent mortgage loan, the date, as designated by the company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such subsequent mortgage loan, as the cut-off date with respect to the related subsequent mortgage loan.

SUBSEQUENT RECOVERIES -- Any liquidation proceeds received after the final liquidation of a mortgage loan.

SUBSEQUENT TRANSFER DATE -- With respect to any subsequent mortgage loan, the applicable date upon which such mortgage loan was purchased from the Seller with amounts on deposit in the Group I Pre-Funding Account or Group II Pre-Funding Account, as applicable.

SUBSEQUENT TRANSFER INSTRUMENT -- With respect to the subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between the company and the Trustee, or such other instrument as agreed upon by the company and the Trustee.

SUBSERVICER -- Any subservicer appointed by the Servicer pursuant to a Servicing Agreement. Initially, Cenlar.

TELERATE SCREEN PAGE 3750 -- The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TRIGGER EVENT -- A Trigger Event is in effect with respect to any distribution date if

                  (1) the three-month rolling average of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month equals or exceeds 35.0% of the Senior Enhancement Percentage; or

                  (2) in the case of any distribution date after the 36th distribution date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below with respect to such distribution date of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date:

             September 2005 to August 2008.....................      N/A
             September 2008 to August 2009.....................     0.90%
             September 2009 to August 2010.....................     1.35%
             September 2010 to August 2011.....................     1.75%
             September 2011 and thereafter.....................     2.05%

TRUSTEE -- HSBC Bank USA, National Association.

UNDERWRITERS -- UBS Securities LLC and Bear, Stearns & Co. Inc.

UNITED GUARANTY -- United Guaranty Corporation.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Opteum Asset-Backed Pass-Through Certificates, Series 2005-4 Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C, Class I-A1D, Class I-A2, Class II-A1, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

         Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of a 360-day year and the actual days in the related accrual period or a year consisting of twelve 30-day months, as applicable. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

                  (a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     OPTEUM MORTGAGE ACCEPTANCE CORPORATION


                                     Company

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


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  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
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THE OFFERED SECURITIES
The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o mortgage loans where the borrower has little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

     o manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired or purchased by the company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 23, 2005.

                                TABLE OF CONTENTS


Caption                                                                     Page
-------                                                                     ----

INTRODUCTION ................................................................  3
   GENERAL ..................................................................  3
THE MORTGAGE POOLS ..........................................................  4
   GENERAL ..................................................................  4
   THE MORTGAGE LOANS .......................................................  6
   UNDERWRITING STANDARDS ................................................... 10
   QUALIFICATIONS OF ORIGINATORS AND SELLERS ................................ 13
   REPRESENTATIONS BY SELLERS ............................................... 13
   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS ............................ 16
SERVICING OF MORTGAGE LOANS ................................................. 16
   GENERAL .................................................................. 16
   THE MASTER SERVICER ...................................................... 16
   COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE
      LOAN MODIFICATIONS .................................................... 17
   SUBSERVICERS ............................................................. 19
   SPECIAL SERVICERS ........................................................ 19
   REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS ..................... 19
   SERVICING AND OTHER COMPENSATION AND PAYMENT OF
     EXPENSES; RETAINED INTEREST ............................................ 22
   EVIDENCE AS TO COMPLIANCE ................................................ 23
DESCRIPTION OF THE SECURITIES ............................................... 24
   GENERAL .................................................................. 24
   FORM OF SECURITIES ....................................................... 26
   GLOBAL SECURITIES ........................................................ 27
   ASSIGNMENT OF TRUST FUND ASSETS .......................................... 30
   CERTIFICATE ACCOUNT ...................................................... 33
   DISTRIBUTIONS ............................................................ 37
   DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES ................ 37
   PRE-FUNDING ACCOUNT ...................................................... 38
   DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS ........ 39
   ALLOCATION OF LOSSES AND SHORTFALLS ...................................... 39
   ADVANCES ................................................................. 39
   REPORTS TO SECURITYHOLDERS ............................................... 40
DESCRIPTION OF CREDIT ENHANCEMENT ........................................... 41
   GENERAL .................................................................. 41
   SUBORDINATE SECURITIES ................................................... 42
   CROSS-COLLATERALIZATION .................................................. 42
   OVERCOLLATERALIZATION .................................................... 43
   FINANCIAL GUARANTY INSURANCE POLICY ...................................... 43
   MORTGAGE POOL INSURANCE POLICIES ......................................... 43
   LETTER OF CREDIT ......................................................... 44
   SPECIAL HAZARD INSURANCE POLICIES ........................................ 44
   RESERVE FUNDS ............................................................ 45
   CASH FLOW AGREEMENTS ..................................................... 45
   MAINTENANCE OF CREDIT ENHANCEMENT ........................................ 46
   REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT .......................... 47
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES ....................... 48
   SWAPS AND YIELD SUPPLEMENT AGREEMENTS .................................... 48
   PURCHASE OBLIGATIONS ..................................................... 48
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; ................ 49
   GENERAL .................................................................. 49
   PRIMARY MORTGAGE INSURANCE POLICIES ...................................... 49
   HAZARD INSURANCE POLICIES ................................................ 50
   FHA MORTGAGE INSURANCE ................................................... 52
   VA MORTGAGE GUARANTY ..................................................... 52
THE COMPANY ................................................................. 53
THE AGREEMENTS .............................................................. 53
   GENERAL .................................................................. 53
   CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY ...........  54
   EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT .........................  55
   AMENDMENT ...............................................................  58
   TERMINATION; RETIREMENT OF SECURITIES ...................................  60
   THE TRUSTEE .............................................................  61
   DUTIES OF THE TRUSTEE ...................................................  61
   SOME MATTERS REGARDING THE TRUSTEE ......................................  61
   RESIGNATION AND REMOVAL OF THE TRUSTEE ..................................  62
YIELD CONSIDERATIONS .......................................................  62
MATURITY AND PREPAYMENT CONSIDERATIONS .....................................  65
LEGAL ASPECTS OF MORTGAGE LOANS ............................................  66
   MORTGAGES ...............................................................  66
   COOPERATIVE MORTGAGE LOANS ..............................................  67
   TAX ASPECTS OF COOPERATIVE OWNERSHIP ....................................  68
   LEASES AND RENTS ........................................................  69
   CONTRACTS ...............................................................  69
   FORECLOSURE ON MORTGAGES AND SOME CONTRACTS .............................  71
   FORECLOSURE ON SHARES OF COOPERATIVES ...................................  72
   REPOSSESSION WITH RESPECT TO CONTRACTS ..................................  74
   RIGHTS OF REDEMPTION ....................................................  75
   ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS ............  76
   ENVIRONMENTAL LEGISLATION ...............................................  77
   CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS ......................  78
   HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS ................................  79
   ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS ..........  79
   ENFORCEABILITY OF SOME PROVISIONS .......................................  80
   SUBORDINATE FINANCING ...................................................  81
   INSTALLMENT CONTRACTS ...................................................  81
   APPLICABILITY OF USURY LAWS .............................................  82
   ALTERNATIVE MORTGAGE INSTRUMENTS ........................................  83
   FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS .......................  83
   SERVICEMEMBERS CIVIL RELIEF ACT .........................................  84
   FORFEITURES IN DRUG AND RICO PROCEEDINGS ................................  84
   JUNIOR MORTGAGES ........................................................  85
   NEGATIVE AMORTIZATION LOANS .............................................  85
FEDERAL INCOME TAX CONSEQUENCES ............................................  86
   GENERAL .................................................................  86
   REMICS ..................................................................  87
   NOTES ................................................................... 104
   GRANTOR TRUST FUNDS ..................................................... 104
STATE AND OTHER TAX CONSEQUENCES ........................................... 114
ERISA CONSIDERATIONS ....................................................... 114
   OTHER EXEMPTIONS ........................................................ 120
   ERISA CONSIDERATIONS RELATING TO NOTES .................................. 123
   TAX EXEMPT INVESTORS .................................................... 123
   CONSULTATION WITH COUNSEL ............................................... 123
LEGAL INVESTMENT MATTERS ................................................... 124
USE OF PROCEEDS ............................................................ 125
METHODS OF DISTRIBUTION .................................................... 126
LEGAL MATTERS .............................................................. 127
FINANCIAL INFORMATION ...................................................... 127
RATING ..................................................................... 127
AVAILABLE INFORMATION ...................................................... 127
REPORTS TO SECURITYHOLDERS ................................................. 128
INCORPORATION OF INFORMATION BY REFERENCE .................................. 128
GLOSSARY ................................................................... 129

                                  INTRODUCTION

           ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE
                              GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the company. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired or purchased by the company from one or more affiliated or unaffiliated sellers. See "The Company" and "The Mortgage Pools." The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The company's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the related series of securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac for their "A-quality" mortgage loan purchase programs. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because of the credit characteristics of the related mortgagor, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the company or its affiliates for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired or purchased by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired or purchased. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired or purchased by the company pursuant to a

Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

     o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

     o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

     o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

     o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

     o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

     o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

     o    the aggregate principal balance of the mortgage loans,

     o    the type of property securing the mortgage loans,

     o    the original or modified terms to maturity of the mortgage loans,

     o the range of principal balances of the mortgage loans at origination or modification,

     o the earliest origination or modification date and latest maturity date of the mortgage loans,

     o    the Loan-to-Value Ratios of the mortgage loans,

     o the mortgage rate or range of mortgage rates borne by the mortgage loans,

     o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

     o    the geographical distribution of the mortgage loans,

     o    the percentage of buydown mortgage loans, if applicable, and

     o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The company will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the company from its parent, Opteum Financial Services, LLC, or may be purchased directly or indirectly from other Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the company or its affiliates and generally described below and in the related prospectus supplement. Any mortgage loan not directly underwritten by the company or its affiliates may be reunderwritten by the company or its affiliates. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

         The underwriting standards to be used in originating the mortgage loans are generally intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan. Important considerations in underwriting a mortgage loan may be (1) whether the mortgagor has sufficient monthly income available to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the home (including property taxes and hazard insurance) and/or (2) the mortgagor's credit history. The mortgagor's credit history will be more important in limited or no document programs. The Loan-to-Value Ratio of the mortgage loan is another critical factor. The type and use of the mortgaged property are also considerations in the underwriting of the mortgage loans.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

     o any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company;

     o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the company, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

     o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

     o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

     o to the best of the Seller's knowledge, the related mortgaged property is free from damage and in good repair;

     o there are no delinquent tax or assessment liens against the related mortgaged property;

     o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

     o the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         The company will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the company).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

     o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

     o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

     o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

     o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and

     o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the company nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the company or the master servicer may have a repurchase or substitution obligation.
Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A Form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Retained Interest" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and
(2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the company, an affiliate of the company, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee (and to the master servicer if such statement is being furnished with respect to a subservicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy Seller or the company. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

     o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

     o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

     o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

     o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

     o the rights of the company under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

     o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

     o    a single class of securities;

     o two or more classes of securities, one or more classes of which will be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

     o two or more classes of securities, one or more classes of which will be Strip Securities;

     o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the company elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the

United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the company will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

     o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

     o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

     o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

     o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

     o if applicable, any riders or modifications to the mortgage note and mortgage, and

     o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the company and between the company and the trustee.

         As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

     o the original Contract endorsed, without recourse, to the order of the trustee,

     o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

     o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The company will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the company. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the company and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

CERTIFICATE ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

     o all payments on account of principal, including principal prepayments, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

     o    all payments on the mortgage securities;

     o    all Insurance Proceeds and Liquidation Proceeds;

     o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

     o    any advances made as described under "--Advances" below;

     o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

     o any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

     o to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

     o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     o any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds)for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1) to make distributions to the related securityholders on each distribution date;

(2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4) to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6) to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

(7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

(9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(10) to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

(12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14) to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

(17) to clear and terminate the Certificate Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances maybe secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

     o    the amount, if any, of the distribution allocable to principal;

     o    the amount, if any, of the distribution allocable to interest;

     o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

     o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

     o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

     o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

     o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     o the balance of the reserve fund, if any, at the close of business on the distribution date;

     o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

     o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

     o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses,

Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the company.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the company or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series, the trustee will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for ultimate deposit to the related Certificate Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the company to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

     o    the insured percentage of the Primary Insurance Covered Loss;

     o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE COMPANY

         The company is Opteum Mortgage Acceptance Corporation. The company was incorporated in the State of Delaware on July 2, 2003 as a wholly-owned subsidiary of Opteum Financial Services, LLC, a Delaware limited liability company. The company was organized for the purpose of serving as a private secondary mortgage market conduit. The company does not have, nor is it expected in the future to have, any significant assets.

         The company maintains its principal office at W. 115 Century Road, Paramus, New Jersey 07652. Its telephone number is (201) 225-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the company, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The company will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and

(2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances."

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the company or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the company or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the company and with the company's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

     o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

     o    any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

     o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the company or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the indenture; or

     o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders 66 of 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the Note Balances of that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o    to cure any ambiguity,

     o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

     o to change the timing and/or nature of deposits in the Certificate Account, provided that (1) the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (2) the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable Rating Agency,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the company has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

     o to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the company, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the company or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or
(b)if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee. The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, teamster servicer, the company or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that

Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the company did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

     o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

     o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the Secured Contracts. Neither the company nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by

Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF SOME PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which This discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

     o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

     o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

     o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the company, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual

Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

     o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Inducement Fees. On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular

Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip

Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund, including transactions incidental to the operation of the trust, might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include the instrument evidencing the interest held by a Plan, and if the interest is an equity interest (such as a certificate or a note with "substantial equity features") and no exception under the DOL Regulations applies, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are treated as an "equity interest" for such purposes, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a Party in Interest with respect to a Plan that acquires securities. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than the Underwriter. The Restricted Group consists of the trustee, any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption to protect the assets of the issuer from creditors.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the amendment will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

     o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

     o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

     o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

     o    either:

                                    (1) the characteristics of the additional
                           mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the company; or

                                    (2) an independent accountant retained by
                           the company must provide the company with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

     o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

     o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                                    (1) be direct obligations of, or obligations
                           fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                                    (2) have been rated (or the obligor has been
                           rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

     o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period; and

     o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

         The Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) relates to a class or classes of securities that may be purchased only by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Class Exemptions. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. Plans and persons investing Plan Assets should consult with their advisors regarding the specific scope, terms and conditions of an exemption before relying on that exemption's availability.

         Class Exemptions for Purchases and Sales of Securities. The following exemptions may apply to a purchase or sale of securities between a Plan and a Party in Interest:

     o PTCE 84 14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager, or QPAM.

     o PTCE 86 128, which exempts certain transactions between a Plan and certain broker dealers.

     o PTCE 90 1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

     o PTCE 91 38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

     o PTCE 96 23, which exempts certain transaction approved on behalf of a Plan by an in house investment manager, or INHAM.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. There is no assurance that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non exempt prohibited transactions.

         Class Exemptions for Purchases and Sales of Securities and Transactions Incidental to the Operation of the Trust. The following exemptions may apply to a purchase or sale of securities between a Plan and a Party in Interest, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

     o PTCE 95 60, which exempts certain transactions involving insurance company general accounts.

     o PTCE 83 1, which exempts certain transactions involving the purchase of "mortgage pool pass through certificates" in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the "mortgage pool."

         Prohibited Transaction Class Exemption 83-1. Under PTCE 83-1, a "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

     o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be an affiliate of the depositor;

     o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         In the event that the Exemption or any other exemption is not applicable to the notes, a Plan still may purchase any class of notes that is treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is no assurance that any class will be so treated, and there is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, may be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) the acquisition and holding of the note by such purchaser will not result in a non-exempt prohibited transaction under ERISA and the Code and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE CLASS EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the exemptions described above or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR A CLASS EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(c) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(c) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The company will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses.

The company expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

         The company intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o By placements by the company with institutional investors through dealers; and

     o    By direct placements by the company with institutional investors.

         If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered securities, underwriters may receive compensation from the company or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the company and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered securities of the series.

         The company anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the company by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public

Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The company does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The company will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Opteum Mortgage Acceptance Corporation, W. 115 Century Road, Paramus, New Jersey 07652 or by telephone at (201) 225-2000. The company has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Opteum Financial Services, LLC, the parent of the company, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CERTIFICATE ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT --The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools -- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of securities, who shall bean Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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                                  [OPTEUM LOGO]




                     OPTEUM MORTGAGE ACCEPTANCE CORPORATION

                                    COMPANY






                                 $1,305,878,000


                     ASSET-BACKED PASS-THROUGH CERTIFICATES

                                 SERIES 2005-4






                              PROSPECTUS SUPPLEMENT






UBS INVESTMENT BANK

                                                       BEAR, STEARNS & CO. INC.

                                  UNDERWRITERS



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

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